      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                          AMERICA WEST AIRLINES, INC.
        (Exact name of registrant as specified in governing instruments)

                   DELAWARE                                         86-0418245
           (State of incorporation)                    (I.R.S. Employer Identification No.)
                                                                STEPHEN L. JOHNSON
                                                      SENIOR VICE PRESIDENT -- LEGAL AFFAIRS
                                                           AMERICA WEST AIRLINES, INC.
        4000 EAST SKY HARBOR BOULEVARD                    4000 EAST SKY HARBOR BOULEVARD
            PHOENIX, ARIZONA 85034                            PHOENIX, ARIZONA 85034
                (602) 693-0800                                    (602) 693-0800
   (Address of principal executive offices)          (Name and address of agent for service)

                                   Copies to:

                DAVID BARBOUR                                     ELLIOT GEWIRTZ
                DAVID A. ALLEN                                ARNOLD B. PEINADO, III
            ANDREWS & KURTH L.L.P.                       MILBANK, TWEED, HADLEY & MCCLOY
           4400 THANKSGIVING TOWER                          ONE CHASE MANHATTAN PLAZA
             DALLAS, TEXAS 75201                             NEW YORK, NEW YORK 10005
                (214) 979-4400                                    (212) 530-5000

                      ------------------------------------
     Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT BEING          OFFERING PRICE           AGGREGATE             AMOUNT OF
       BEING REGISTERED               REGISTERED             PER UNIT*           OFFERING PRICE*      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates.....       $95,000,000                100%               $95,000,000           $28,787.88
------------------------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee.
                      ------------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject to Completion)

Issued             , 1997

                             $
                              [AMERICA WEST LOGO]
                             America West Airlines
                           1997-1 Pass Through Trusts
                    PASS THROUGH CERTIFICATES, SERIES 1997-1
                            ------------------------
    Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four America West Airlines 1997-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust", the "Class C Trust" and the "Class D Trust" and, collectively, the "Trusts") to be formed pursuant to a pass through trust agreement (the "Basic Agreement") and four separate supplements thereto (each, a "Trust Supplement" and together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") between America West Airlines, Inc. ("AWA") and Fleet National Bank, as trustee under each Trust (the "Trustee"). The Certificates to be issued by the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust are referred to herein as "Class A Certificates", "Class B Certificates", "Class C Certificates" and "Class D Certificates", respectively. No Certificate issued by a Trust will have any rights, benefits or interests in respect of any other Trust. Pursuant to the Intercreditor Agreement (as defined herein), (i) the Class B Certificates will be subordinated in right of payment to the Class A Certificates, (ii) the Class C Certificates will be subordinated in right of payment to the Class B Certificates and (iii) the Class D Certificates will be subordinated in right of payment to the Class C Certificates. Payments of interest on the Class A, Class B, and Class C Certificates (but not the Class D Certificates) will be supported by a separate liquidity facility for the benefit of the holders of such Certificates, each such facility to be provided by Kredietbank N.V., acting through its New York branch (the "Liquidity Provider"), in an amount sufficient to pay interest thereon at the applicable interest rate for such Certificates on three successive distribution dates.

                                               (continued on the following page)
                            ------------------------

         SEE "RISK FACTORS" COMMENCING ON PAGE 26 FOR INFORMATION THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    PASS THROUGH                                                                 FINAL EXPECTED               PRICE TO
    CERTIFICATES          PRINCIPAL AMOUNT(1)          INTEREST RATE          DISTRIBUTION DATE(1)          PUBLIC(2)(3)
    ------------         ----------------------    ----------------------    ----------------------    ----------------------
       Class A                $                                 %                                               100%
       Class B                                                                                                  100
       Class C                                                                                                  100
       Class D                                                                                                  100

---------------
(1) The principal amounts and the final expected distribution dates are indicative only and subject to change.
(2) Plus accrued interest, if any, from May   , 1997.
(3) The aggregate commission payable to the Underwriter varies by Trust and
    aggregates to $          , which constitutes     % of the principal amount
    of the Certificates offered hereby. The aggregate commission and certain
    other expenses, estimated at approximately $        , will be paid by a
    U.S.-domiciled subsidiary of GPA Group plc. All proceeds of the Certificates will be used by the Trusts to purchase the Equipment Notes from the Owner Trustees (as defined herein).
                            ------------------------
    The Certificates offered hereby are offered by the Underwriter, subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by Milbank, Tweed, Hadley & McCloy, counsel for the Underwriter. It is expected that delivery of the Certificates in book-entry form
will be made on or about             , 1997 through the facilities of The
Depository Trust Company, against payment therefor in immediately available funds.
                            ------------------------

                              MORGAN STANLEY & CO.
                                     Incorporated

(continued from cover page)

     The property of the Trusts will include, among other things, equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts (each, an "Owner Trust") in connection with four separate leveraged lease transactions to refinance the current indebtedness of such Owner Trustees previously incurred to finance the purchase of four Airbus Industrie model A320-231 aircraft (collectively, the "Aircraft") which will be leased to AWA. The Equipment Notes in respect of each Aircraft will be issued in four series (the "Series A Equipment Notes", the "Series B Equipment Notes", the "Series C Equipment Notes" and the "Series D Equipment Notes"). Each Trust will purchase one series of Equipment Notes issued with respect to the Aircraft such that all of the Equipment Notes held in each Trust will have an interest rate corresponding to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates to be issued by such Trust. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and an assignment of certain of the related Owner Trustee's rights under the lease relating thereto (each, a "Lease"), including the right to receive rentals payable with respect to such Aircraft by AWA. Although neither the Certificates nor the Equipment Notes are obligations of, or guaranteed by, AWA, the aggregate amounts unconditionally payable by AWA for lease of the Aircraft will be at least sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes held in the Trusts.

     All of the Equipment Notes held by each Trust will accrue interest at the applicable rate per annum for such Trust, payable on January 2 and July 2 of each year, commencing July 2, 1997. Interest paid on the Equipment Notes held in each Trust will be passed through to Certificateholders (as defined herein) of such Trust on each such date, in each case subject to the Intercreditor Agreement. See "Description of the Certificates -- General" and "-- Payments and Distributions".

     Scheduled principal payments made on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2 or July 2 or both in certain years, commencing July 2, 1997, in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors", in each case subject to the Intercreditor Agreement.

     Under each Pass Through Trust Agreement, a PTC Event of Default (as defined herein) will occur if the Trustee fails to pay within ten business days of the due date thereof: (i) the outstanding Pool Balance (as defined herein) of the applicable Class of Certificates on the Final Legal Distribution Date (as defined herein) for such Class or (ii) interest due on such Certificates on any Distribution Date (as defined herein) (unless, in the case of the Class A, B or C Certificates, the Subordination Agent (as defined herein) shall have made an Interest Drawing (as defined herein) in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).
                             ---------------------

     Delivery of the Certificates is scheduled to be made against payment
therefor on May   , 1997 (the "Closing Date"), without regard to the date on which the Underwriter enters into a firm agreement to purchase the Certificates. Accordingly, the Certificates will be subject to a settlement cycle that exceeds three business days (such settlement cycle being referred to herein as "Long Settlement"). Purchasers of Certificates should note that initial trading of Certificates may be affected by the Long Settlement. See "Underwriting".

     Prior to their issuance there will have been no public market for the Certificates offered hereby nor can there be any assurance that one will develop. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Absence of a Public Market for the Certificates".

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AWA, THE UNDERWRITER OR THE LIQUIDITY PROVIDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AWA SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE CERTIFICATES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".
                            ------------------------

            AVAILABLE INFORMATION AND REPORTS TO CERTIFICATEHOLDERS

     AWA has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     AWA is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information concerning AWA can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Warrants to purchase Class B Common Stock of America West Holdings Corporation are listed on the New York Stock Exchange and AWA's registration statements, reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. On behalf of each Trust, the applicable Trustee will prepare and send certain periodic reports concerning the Certificates and distributions made by such Trust to the Certificateholders of such Trust. See "Description of the Certificates -- Reports to Certificateholders".

     AWA is a Delaware corporation. Its executive offices are located at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, and its telephone number is
(602) 693-0800.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of AWA, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

          1. The Annual Report on Form 10-K for the year ended December 31,
     1996;

          2. The portions of the definitive Proxy Statement for the Annual Meeting of Stockholders of America West Holdings Corporation held on May 2, 1997 that have been incorporated by reference into the Form 10-K; and

          3. The Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     All documents filed by AWA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. AWA's file number is 1-10140.

     AWA will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Patricia Penwell, Corporate Secretary, America West Airlines, Inc., 51 W. Third Street, Tempe, Arizona 85281, telephone number (602) 693-0800.

                          FORWARD LOOKING INFORMATION

     This Prospectus contains or incorporates by reference various forward-looking statements and information that are based on AWA's beliefs as well as assumptions made by and information currently available to AWA. This Prospectus contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this Prospectus, the words "anticipate," "estimates," "expects," "believes," "seeks," "goals," "intends" or "projects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Among the key factors that may have a direct bearing on AWA's results are competitive practices in the airline industry generally and particularly in AWA's principal markets, the ability of AWA to meet existing financial obligations in the event of adverse industry or economic conditions or to obtain additional capital to fund future significant commitments and expansion, AWA's relationship with employees and the terms of future collective bargaining agreements and the impact of current and future laws and governmental regulations affecting the airline industry and AWA's operations. For additional discussion of such risks, see "Risk Factors -- Company and Industry Related Risks".

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

Available Information and Reports to Certificateholders.....       3

Incorporation of Certain Documents by Reference.............       4

Forward Looking Information.................................       4

Prospectus Summary..........................................       6

Risk Factors................................................      26

Use of Proceeds.............................................      34

Ratio of Earnings to Fixed Charges..........................      34

Capitalization..............................................      35

Selected Financial and Operating Data.......................      36

Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................      37

Business....................................................      46

Management..................................................      56

Certain Transactions........................................      60

Description of the Certificates.............................      63

Description of the Liquidity Facilities.....................      75

Description of the Intercreditor Agreement..................      79

Description of the Aircraft and the Appraisals..............      82

Description of the Equipment Notes..........................      83

Certain U.S. Federal Income Tax Consequences................     101

State Tax Considerations....................................     103

ERISA Considerations........................................     104

Underwriting................................................     106

Legal Matters...............................................     107

Experts.....................................................     107

Index to Financial Statements...............................     F-1

Index of Certain Defined Terms..............................     I-1

Aircraft Appraisals.........................................    II-1

Equipment Notes Principal Payment Schedule..................   III-1

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

     America West Holdings Corporation ("Holdings") is a Delaware corporation that became the holding company for America West Airlines, Inc. effective midnight December 31, 1996. The only material asset of Holdings is the capital stock of AWA. Unless otherwise indicated, the term "AWA" refers to America West Airlines, Inc. and the terms "the Company" and "America West" both refer collectively to Holdings and AWA, its direct wholly owned subsidiary.

     Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Certain Defined Terms" appearing as Appendix I hereto, and all cross references herein refer to sections of this Prospectus.

                          AMERICA WEST AIRLINES, INC.

     AWA is the ninth largest commercial airline carrier in the United States, operating through its principal hubs located in Phoenix, Arizona and Las Vegas, Nevada, and a mini-hub located in Columbus, Ohio. Management believes AWA is the lowest cost full service carrier in the United States. At March 31, 1997, AWA served 57 destinations, including six destinations in Mexico and one in Canada, with a fleet of 101 aircraft. AWA offers service to an additional 17 destinations through an alliance agreement with Continental Airlines, Inc. ("Continental") and 17 commuter service and regional destinations through an alliance agreement with Mesa Air Group, Inc. ("Mesa").

     AWA is the leading airline serving Phoenix and Las Vegas, with approximately 36% and 23% of total revenue passenger miles, respectively, based on the twelve months ended December 31, 1996. The Phoenix and Las Vegas airports are the seventh and thirteenth largest airports and the fifth and eighth largest domestic hubs in the United States as measured by passenger enplanements. AWA believes that these hubs are well positioned for continued growth due to their geographically favorable locations with access to key southwestern and west coast markets, relatively low operating costs, year-round fair weather and modern, uncongested facilities. Substantially all of AWA's passenger traffic is channeled into or through its hubs, which serve as gateways for AWA's route network. Through its hub-and-spoke system, AWA serves more markets with greater frequency than would be possible with the same number of aircraft in a point-to-point route system.

     AWA operates with a low cost structure. AWA's operating cost per available seat mile ("ASM") for the first three months of 1997 was 7.40 cents, which was approximately 21.1% less than the average cost per ASM of the nine major domestic airlines. AWA believes that its low cost structure is a significant competitive advantage relative to other full service carriers and also enables AWA to compete effectively against low cost carriers in its short-haul local markets. As a full service airline, AWA believes that it distinguishes itself from other low cost carriers by offering passenger services that include assigned seating, meal service on selected flights, participation in computerized reservation systems, interline ticketing, first class cabins, baggage transfer and various other services.

     Through its America West Vacations division ("America West Vacations"), AWA arranges and sells vacation packages that include hotel accommodations, air fare, ground transportation and a variety of entertainment options. This business unit generated approximately $190 million in gross package sales in 1996. America West Vacations occupies a substantial position in the Las Vegas destination market and arranges packages for travel to the other traditional vacation destinations served by AWA, including Arizona, California, Florida, Canada and Mexico. To further develop this business, the Company intends to combine America West Vacations with AWA's charter business and reorganize such operations as a separate subsidiary of Holdings during 1997.

                               BUSINESS STRATEGY

     The Company's strategy seeks to achieve revenue growth and profitability by capitalizing on its key competitive strengths while maximizing financial flexibility. The principal elements of the Company's strategy are (i) strengthening AWA's position in its existing hubs through strategic expansion,
(ii) maintaining AWA's position as a leading low cost full service carrier,
(iii) focusing on airline reliability and customer service, (iv) operating a modern and efficient fleet, (v) continuing to develop AWA's passenger base through key alliances and (vi) pursuing opportunities to expand its leisure travel businesses.

STRENGTHEN POSITION IN EXISTING HUBS THROUGH STRATEGIC EXPANSION.

     AWA's strategy is designed to capitalize on its strong position in its Phoenix and Las Vegas hubs. In February 1996, AWA began implementation of a two-year plan to expand its principal hub operations and increase connecting traffic and service to longer-haul nonstop markets. Pursuant to this plan, during 1996 AWA increased ASMs by 11.3% and added six new cities to AWA's route network. In addition, AWA has increased flight frequencies to enhance service to existing West Coast destinations and to expand connecting opportunities through Phoenix to long-haul flights to the East and Midwest. AWA has also sought to increase asset utilization through the expansion of its night flight service to Las Vegas, utilizing aircraft for this service that otherwise would be idle overnight. Pursuant to the growth plan, AWA added one new city to its route network in the first-quarter of 1997 and expects to introduce service to at least one additional city by December 31, 1997.

MAINTAIN ITS POSITION AS A LEADING LOW COST AIRLINE.

     AWA is committed to maintaining its low cost structure, which it has achieved primarily through employee productivity, favorable labor costs per ASM and industry-leading asset utilization. AWA maintained low unit costs by focusing on productivity at all levels. In 1996, AWA increased its ASMs by 11.3% while increasing its full-time equivalent head count by 10.8%.

FOCUS ON RELIABILITY AND CUSTOMER SERVICE.

     AWA is committed to maintaining its reliability and to improving its overall customer service. As a result of customer service and operational issues encountered in the third quarter of 1996, AWA initiated a program entitled Get the Product Right . . . Together, aimed at maximizing the airline's reliability and further improving customer service. Consistent with its strategy of being a low cost airline, this program is designed to be implemented without adversely affecting AWA's cost structure. In May 1997, AWA was ranked number one in customer satisfaction among the nine major domestic airlines, for flights of 500 miles or less, in the Airline Customer Satisfaction -- U.S. Flights Study conducted by Frequent Flyer Magazine and J.D. Power and Associates.

OPERATE A MODERN AND EFFICIENT FLEET.

     AWA enjoys operational efficiencies due to its modern, fuel efficient fleet. At March 31, 1997, AWA's fleet consisted of 60 Boeing 737s, 27 Airbus A320s and 14 Boeing 757s, with an average age of approximately 10.2 years. Most of AWA's existing aircraft are held under leases with considerable fleet plan flexibility. As a result, in the event economic conditions change adversely, AWA can reduce its fleet size and reduce its aircraft related financial obligations by not renewing expiring aircraft leases.

CONTINUE TO DEVELOP PASSENGER BASE THROUGH ALLIANCES.

     AWA plans to continue to employ alliance agreements to expand its passenger base and in some cases to achieve cost savings through the reduction of redundant labor and facilities. AWA's alliance agreements generally provide for code-sharing arrangements and linking of frequent flyer programs, and in some cases involve coordination of flight schedules, sharing of ticket counter space, coordination of ground handling operations and joint purchasing and marketing efforts. AWA currently has alliance agreements with Continental, British Airways, Northwest Airlines and Mesa. Management believes that AWA's code-sharing activities result in increased travel and profitability for AWA and AWA intends to pursue additional alliances as opportunities warrant.

EXPAND LEISURE TRAVEL BUSINESSES.

     The Company's strategic plan includes the expansion of its leisure tour packaging and charter businesses which, the Company believes, present opportunities for growth. The Company further believes that it will be competitive in these businesses because of its low cost structure and expertise gained in developing and managing America West Vacations and AWA's professional and college sports chartering business. During 1997, the Company expects to combine the America West Vacations and charter business under a separate subsidiary of Holdings, establish a private label tour packaging business, pursue the management of other airlines' vacation packaging businesses, expand the scope of its vacation and charter products and introduce new package tour destinations.

                       SUMMARY OF TERMS OF CERTIFICATES*

     Set forth below is certain information about each Class of Certificates:

                                    CLASS A           CLASS B           CLASS C           CLASS D
                                 CERTIFICATES      CERTIFICATES      CERTIFICATES      CERTIFICATES
                                ---------------   ---------------   ---------------   ---------------
Aggregate face amount.........         $                 $                 $                 $
Rating:
  Moody's.....................
  Standard & Poor's...........
Initial LTV Ratio
  (cumulative)(1).............         %                 %                 %                 %
Expected principal
  distribution window (in
  years)......................
Initial average life (in
  years)......................
                                 January 2 and     January 2 and     January 2 and     January 2 and
Regular Distribution Dates....      July 2            July 2            July 2            July 2
Final Expected Distribution
  Date........................
Final Legal Distribution
  Date........................
sec. 1110 protection(2).......        Yes               Yes               Yes               Yes
                                 3 semi-annual     3 semi-annual     3 semi-annual
                                   interest          interest          interest
Liquidity Facility coverage...     payments          payments          payments            None
Initial Liquidity Facility
  amount(3)...................         $                 $                 $               None

---------------

 * The aggregate face amount, the initial LTV Ratio (as defined herein), the expected principal distribution window, the initial average life, the Final Expected Distribution Date and the Final Legal Distribution Date for each Class of Certificates are indicative only and are subject to change.

(1) Assumes an aggregate appraised Aircraft Value of $114,840,000.

(2) The benefits of Section 1110 of the Bankruptcy Code (as defined herein) would be available by assignment to the Indenture Trustees (as and to the extent described in further detail herein).

(3) For each Class of Certificates (other than the Class D Certificates), the initial amount of the related Liquidity Facility will cover the first three successive interest payments (without regard to any future payments of principal on such Certificates).

                        EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes held in the Trusts and the Aircraft securing such Equipment Notes:

                          AIRCRAFT                                         EQUIPMENT NOTES
-------------------------------------------------------------   --------------------------------------
MANUFACTURER'S       AIRCRAFT        DELIVERY     APPRAISED                 PRINCIPAL       MATURITY
SERIAL NUMBER          TYPE          DATE(1)        VALUE       SERIES      AMOUNT(*)       DATE(*)
--------------    ---------------    --------    ------------   -------    -----------    ------------
      66          Airbus A320-231    12/29/89    $ 28,600,000   A,B,C,D    $
      67          Airbus A320-231    12/29/89      28,600,000   A,B,C,D
     076          Airbus A320-231    12/29/89      28,820,000   A,B,C,D
      81          Airbus A320-231    12/29/89      28,820,000   A,B,C,D
                                                 ------------              -----------
                                                 $114,840,000              $
                                                 ============              ===========

---------------

 * The principal amounts and maturity dates are indicative only and are subject to change.

(1) The delivery date indicated is for the purpose of the Leases. The original delivery dates of the Aircraft from the manufacturer were in November and December of 1989. See "Description of the Aircraft and the Appraisals".

     The appraised value of each Aircraft set forth above is based upon the lesser of the average and median value of such Aircraft as appraised by the following three independent appraisal and consulting firms as of the dates indicated: BK Associates, Inc. ("BK") as of March 26, 1997, Aircraft Information Services, Inc. ("AISI") as of March 19, 1997 and Morten Beyer and Associates ("MBA") as of March 31, 1997 (BK, AISI and MBA are collectively referred to herein as the "Appraisers"). See "Description of the Aircraft and the Appraisals".

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

     For a discussion of the assumptions and methodologies used in preparing the appraisals, see "Risk Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of the Aircraft" and "Description of the Aircraft and the Appraisals".

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth the loan to Aircraft value ratio ("LTV Ratio") for each Class of Certificates as of the date of the consummation of the offering of the Certificates and the Regular Distribution Dates specified therein. The LTV Ratios for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

     The table contains forward-looking information that is based on the assumption that the value of each Aircraft included in the Assumed Aggregate
Aircraft Value as of May   , 1997 depreciates by 2% per year until the fifteenth
year after the year of delivery of such Aircraft by the manufacturer, by 4% per year thereafter until the twentieth year after the year of such delivery and by 6% per year thereafter. Other rates or methods of depreciation would result in materially different LTV Ratios and no assurance can be given (i) that the depreciation rates and methods assumed for the purpose of the table are the ones most likely to occur or are appropriate for evaluating the actual future value of any Aircraft or (ii) as to such actual future value. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft". Although the table is compiled on an aggregate basis, it should be noted that, because the Equipment Notes are not cross-collateralized, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Event of Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for additional information regarding LTV Ratios for the Equipment Notes issued in respect of each Aircraft which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table should not be considered a forecast or prediction of expected or likely LTV Ratios but simply a mathematical calculation based on one set of assumptions.

                                  ASSUMED
                                 AGGREGATE        CLASS A        CLASS A         CLASS B        CLASS B
                                  AIRCRAFT     CERTIFICATES    CERTIFICATES   CERTIFICATES    CERTIFICATES
            DATE                  VALUE(1)     POOL BALANCE*    LTV RATIO*    POOL BALANCE*    LTV RATIO*
            ----                ------------   -------------   ------------   -------------   ------------
May   , 1997.................   $                $                      %      $                       %
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............

---------------

(1) The Assumed Aggregate Aircraft Value as of             , 1997 (but not the
    Assumed Aggregate Aircraft Values for subsequent dates) was determined based upon the lesser of the average and median value of all Aircraft as appraised by the Appraisers as of the respective dates of their appraisals (see "Description of the Aircraft and the Appraisals"). No assurance can be given that such value represents the realizable value of the Aircraft. See "Risk Factors -- Factors Relating to the Certificates and the
    Offering -- Appraisals and Realizable Value of the Aircraft" and "Description of the Aircraft and the Appraisals".

                                              CLASS C         CLASS C          CLASS D         CLASS D
                                            CERTIFICATE     CERTIFICATES    CERTIFICATES     CERTIFICATES
                  DATE                     POOL BALANCE*     LTV RATIO*     POOL BALANCE*     LTV RATIO*
                  ----                     -------------    ------------    -------------    ------------
May   , 1997.............................   $                        %       $                        %
               ..........................
               ..........................
               ..........................
               ..........................
               ..........................
               ..........................
               ..........................
               ..........................
               ..........................
               ..........................

---------------

* The information relating to periodic Pool Balances and resulting LTV Ratios is indicative only and subject to change.

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.
                                   [DIAGRAM]
---------------

*   Each Aircraft is subject to a separate Lease and a related Indenture.

** Liquidity Facilities are only available with respect to the Class A, B and C Certificates.

                                  THE OFFERING

Trusts: ...................  Each of the Class A Trust, the Class B Trust, the
                               Class C Trust and the Class D Trust is to be formed pursuant to one of the four separate Pass Through Trust Agreements to be entered into between AWA and Fleet National Bank, as trustee under each Trust. Each Trust will be a separate entity.

Certificates Offered:......  The Certificates are pass through certificates to be issued by each Trust, representing fractional undivided interests in such Trust. The Certificates to be issued by the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust are the Class A Certificates, Class B Certificates, Class C Certificates and Class D Certificates, respectively.

Subordination Agent:.......  Fleet National Bank, as subordination agent under the Intercreditor Agreement (in such capacity, the "Subordination Agent").

Initial Liquidity
Provider:..................  Kredietbank N.V., acting through its New York branch, initially will provide three separate liquidity facilities for the benefit of the holders of the Class A Certificates, Class B Certificates and Class C Certificates, respectively.

Trust Property:............  The property of the Trusts (the "Trust Property")
                               will include (i) Equipment Notes to be issued on a nonrecourse basis by the Owner Trustees in connection with four separate leveraged lease transactions to refinance the current indebtedness of such Owner Trustees originally incurred to finance the Aircraft which will be leased by such Owner Trustees to AWA, together with all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The Equipment Notes with respect to each Aircraft will be issued in four series under separate Indentures (each, an "Indenture") between the related Owner Trustee and the indenture trustee thereunder (the "Indenture Trustee"). Each Trust will purchase, pursuant to certain Refunding Agreements (each, a "Refunding Agreement"), one series of Equipment Notes issued with respect to the Aircraft such that all of the Equipment Notes held in each Trust will have an interest rate corresponding to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date (the "Final Expected Distribution Date") applicable to the Certificates to be issued by such Trust as set forth on the cover page of this Prospectus. The aggregate original principal amount of the Equipment Notes to be held in each Trust will be the same as the aggregate original face amount of the Certificates to be issued by such Trust.

Certificates and
  Denominations:...........  The Certificates of each Trust will be issued in denominations of $1,000 and integral multiples thereof, except one Certificate which may be issued in a different denomination. See "Description of the Certificates -- General".

Regular Distribution
Dates:.....................  January 2 and July 2, commencing July 2, 1997.

Special Distribution
Date:......................  Any business day on which a Special Payment is to be distributed. See "Description of the
                               Certificates -- Payments and Distributions".

Record Date:...............  The fifteenth day preceding a Regular Distribution
                               Date or a Special Distribution Date.

Distributions:.............  All payments of principal and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the Certificates (the "Certificateholders ") of such Trust, on the Regular Distribution Dates, subject to the provisions of the Intercreditor Agreement. Assuming payments on the Equipment Notes are made when due, the Final Expected Distribution Date for each Class of Certificates will be as set forth on the cover page of this Prospectus. Payments on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust on January 2 and July 2 of each year, commencing July 2, 1997. Payments of principal, Make-Whole Amount (if any) and interest resulting from the purchase (if any) of the Equipment Notes held in any Trust will be distributed on a Special Distribution Date after not less than ten days' notice from the Trustee to the Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions upon an Indenture Event of Default, see "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default".

Events of Default:.........  Events of Default under each Pass Through Trust
                               Agreement (each, a "PTC Event of Default ") are the failure to pay within ten business days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date (as defined below) for such Class or (ii) interest due on such Class of Certificates on any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date") (unless, in the case of the Class A, B or C Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). The "Final Legal Distribution Date" for each of the Class A, B, C and D
                               Certificates is             ,             ,
                                           and             , respectively. Any
                               failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

Purchase Rights of
  Certificateholders:......  Upon the occurrence and during the continuation of a Triggering Event (as defined below), (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A, B and C Certificates in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any Make-Whole Amount, but including any other amounts due to the Certificateholders of such Class or Classes.

                             "Triggering Event" means (x) the occurrence of an
                               Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of, or a failure to pay at final maturity, all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving AWA.

Equipment Notes

  (a) Interest:............  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust as set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year, commencing July 2, 1997, and such interest will be passed through to Certificateholders of such Trust on each such date until the Final Expected Distribution Date for the Certificates issued by such Trust, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Certificates -- Payments and Distributions", "Description of the Equipment Notes -- General" and "-- Principal and Interest Payments".

  (b) Principal:...........  Scheduled principal payments made on the Equipment
                               Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2 or July 2 or both in certain years commencing July 2, 1997, in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors", in each case subject to the Intercreditor Agreement.

  (c) Redemption and
       Purchase:...........  (i)   All of the Equipment Notes issued with
                                   respect to an Aircraft will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by AWA under the related Lease, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, and all other amounts payable under the related Indenture or under the related Refunding Agreement to the holders of such Equipment Notes, but without any Make-Whole Amount.

                             (ii) If, with respect to an Aircraft, (x) the Indenture Trustee with respect to the related Equipment Notes has taken action or notified the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, (y) the Equipment Notes with respect to such Aircraft shall have been accelerated or (z) there shall have occurred and be continuing a Lease Event of Default, then in each case all of the Equipment Notes issued with respect to such Aircraft may be purchased by the related Owner Trustee or the beneficial owner of such Aircraft (the "Owner Participant"), at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the purchase date, and all other amounts then payable under the related Indenture or under the related Refunding Agreement to the holders of such Equipment Notes, but without any Make-Whole Amount (provided that if such option is exercised at a time when a Lease Event of Default shall have occurred and be continuing for less than 120 days and the events described in clauses (x) and (y) of this sentence do not apply, such price shall include the Make-Whole Amount).

  (d) Security:............  The Equipment Notes issued with respect to each
                               Aircraft will be secured by a perfected security interest in the related Owner Trustee's rights in and to such Aircraft and an assignment to the related Indenture Trustee of certain of the related Owner Trustee's rights under the related Lease, including the right to receive payments of rent thereunder. The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or the Leases related thereto. There are no cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued in respect of one or more Aircraft are in default and the Equipment Notes issued in respect of the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft. See "Description of the Equipment Notes -- Security", "-- Indenture Events of Default; Notice and Waiver" and "-- Remedies".

                             Although the Equipment Notes are not obligations
                               of, or guaranteed by, AWA or Holdings, the aggregate amounts unconditionally payable by AWA for lease of the Aircraft will be at least sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes issued with respect to the Aircraft. See "Description of the Equipment Notes -- General".

  (e) Section 1110
       Protection:.........  Milbank, Tweed, Hadley & McCloy, counsel to the
                               Underwriter, has advised the Indenture Trustees that if AWA were to become a debtor under Chapter 11 of the Bankruptcy Code, the applicable Owner Trustee, as a lessor under each Lease, and the related Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to such related Indenture, would be entitled to the benefits of Section 1110 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to the airframe and engines comprising the related Aircraft. See "Description of the Equipment Notes -- Remedies" for a description of that opinion and certain assumptions and qualifications contained therein.

  (f) Ranking:.............  Series B Equipment Notes issued in respect of each
                               Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to Series A and B Equipment Notes issued in respect of such Aircraft; and Series D Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to Series A, B and C Equipment Notes issued in respect of such Aircraft. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment

                               Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on any Series B, C and D Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C and D Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on Series C Equipment Notes will be made prior to payments of interest and principal due on any Series D Equipment Notes issued in respect of such Aircraft.

Liquidity Facilities:......  The Subordination Agent and the Liquidity Provider
                               will enter into a revolving credit agreement
                               (each, a "Liquidity Facility") with respect to each Trust (other than the Class D Trust). Under each of the Liquidity Facilities, the Liquidity Provider will, if necessary, make advances ("Interest Drawings") in an aggregate amount (the "Required Amount") sufficient to pay interest on the Class A, B or C Certificates, as the case may be, on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates (without any penalty or default margin) on such Certificates (the "Stated Interest Rates"). The initial amount available under the Liquidity Facilities for the Class A Certificates, the Class B Certificates and the Class C Certificates will be
                               $               , $               and
                               $               , respectively. An Interest
                               Drawing under the relevant Liquidity Facility will be made promptly after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A, B or C Certificates; provided, however, that on any date the maximum amount available under such Liquidity Facility to fund any shortfall in interest due on such Certificates will not exceed the Required Amount. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such Trust, any interest on the Certificates of such Trust in excess of the Stated Interest Rates, or principal of, or interest or Make-Whole Amount on, the Certificates of any other Trust.

                             Upon each Interest Drawing under any Liquidity
                               Facility, the Subordination Agent will be obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and any other amounts, including interest thereon, owing to the Liquidity Provider under each Liquidity Facility or certain other agreements (the "Liquidity Obligations") will rank pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and will rank senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings (but not other drawings), together with any accrued interest thereon, under any Liquidity Facility, the amount available under such Liquidity Facility will be reinstated to the then Required Amount of such Liquidity Facility; provided that the amount will not be reinstated at any time if (i) a Liquidity Event of Default (as defined herein) shall have occurred and be continuing or (ii) both(A) a Triggering Event shall have occurred and be continuing and (B) a Performing Note Deficiency (as defined below) exist.

                             "Non-Performing Equipment Notes" are Equipment
                               Notes other than Performing Equipment Notes.

                             "Performing Equipment Notes" are Equipment Notes
                               with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration thereof); provided that in the event of a bankruptcy proceeding involving AWA as a debtor under Chapter 11 of the Bankruptcy Code (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110
                               Period ") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or AWA refuses to assume or agree to perform its obligations under the Lease related to such Equipment Notes and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of (A) 30 days after the date of such default or (B) the expiration of the Section 1110 Period.

                             "Performing Note Deficiency" means any time that
                               less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                             If at any time the short-term unsecured debt rating
                               of the Liquidity Provider issued by Moody's
                               Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") is lower than the Threshold Rating (as defined herein) or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of any Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for the related Trust or the Subordination Agent, in consultation with AWA (whose recommendations the Subordination Agent will accept), may arrange for another similar facility to be provided by a financial institution having unsecured short-term debt ratings or, in the event a selected financial institution's short-term unsecured debt is not rated by Moody's or Standard & Poor's, long-term unsecured debt ratings, issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. If such Liquidity Facility is not replaced within the period specified in the Intercreditor Agreement after notice of the downgrading, such Liquidity Facility will be drawn in full (the "Downgrade Drawing") and the proceeds will be deposited into an account (a "Cash Collateral Account") for such Trust and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used.

                             The Intercreditor Agreement provides that the
                               Subordination Agent shall hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "Description of Liquidity Facilities -- Liquidity Events of Default" in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used.

                             The Subordination Agent, in consultation with AWA
                               (whose recommendations the Subordination Agent will accept), may, subject to certain limitations, arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after a Downgrade Drawing under such Liquidity Facility, the funds on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced.

                             Notwithstanding the subordination provisions of the
                               Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Amount on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. There is no Liquidity Facility for the Class D Trust. See "Description of the Liquidity Facilities".

Intercreditor Agreement:
  (a) Subordination:.......  The Trusts, the Liquidity Provider and the
                               Subordination Agent will enter into an agreement (the "Intercreditor Agreement") which will provide as follows:

                             (i) All payments made in respect of the Equipment Notes and certain other payments will be made to the Subordination Agent which will distribute such payments as described in paragraphs (ii) and (iii) below.

                             (ii) On each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order:
                                   (a) payment of the Liquidity Obligations to the Liquidity Provider and, if applicable, to replenish Cash Collateral Accounts up to their respective Required Amounts; (b) payment of Expected Distributions (as defined below) to the holders of Class A Certificates; (c) payment of Expected Distributions to the holders of Class B Certificates; (d) payment of Expected Distributions to the holders of Class C Certificates; (e) payment of Expected Distributions to the holders of Class D Certificates; and (f) payment of certain fees and expenses of the Subordination Agent and each Trustee.

                             "Expected Distributions" means, with respect to the
                               Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates.

                             (iii) Upon the occurrence of a Triggering Event and
                                   at all times thereafter, all payments
                                   received by the Subordination Agent in
                                   respect of the Equipment Notes and certain other payments will be distributed in the following order: (a) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of Administration Expenses (as defined herein);
                                   (b) to the Liquidity Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish Cash Collateral Accounts up to their respective Required Amounts; (c) to reimburse the Subordination Agent, each Trustee and each
                                   Certificateholder, as the case may be, for the payment of Certain Taxes and Fees (as defined herein); (d) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (e) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (f) to pay Adjusted Expected Distributions to the holders of Class C Certificates; and (g) to pay Adjusted Expected Distributions to the holders of Class D Certificates.

                             "Adjusted Expected Distributions" means with
                               respect to the Certificates of any Class on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Certificates plus (y) the greater of:

                             (A) the difference between (x) the Pool Balance of
                               such Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and has been distributed to the holders of such Certificates; and

                             (B) the amount, if any, by which (i) the Pool
                               Balance of such Class of Certificates as of the immediately preceding Distribution Date exceeds
                               (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

                             provided that, until the date of the initial LTV
                               Appraisals (as defined below), clause (B) above shall not be applicable.

                             "Aggregate LTV Collateral Amount" means, for any
                               Class of Certificates for any Distribution Date, the sum of the applicable LTV Collateral Amounts (as defined below) for each Aircraft minus the Pool Balance for each Class of Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes, but in no event an amount less than zero.

                             "Appraised Current Market Value" of any Aircraft
                               means the lower of the average or the median of the most recent three LTV Appraisals (as defined below) of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment

                               Note, the Subordination Agent will be required to obtain LTV Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

                             "LTV Appraisal" means a current fair market value
                               appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of all relevant facts.

                             "LTV Collateral Amount" of any Aircraft for any
                               Class of Certificates for any Distribution Date means the lesser of (i) the initial LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                             "LTV Ratio" initially means for the Class A
                               Certificates      %, for the Class B Certificates
                                    %, for the Class C Certificates      % and
                               for the Class D Certificates      %.

  (b) Intercreditor
Rights:....................  Pursuant to the Intercreditor Agreement, the
                               Trustees and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the relevant Indenture Trustee will be directed (a) in taking, or refraining from taking, any action thereunder, so long as no Indenture Event of Default shall have occurred and be continuing thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes) and (b) after the occurrence and during the continuance of an Indenture Event of Default thereunder, subject to certain conditions in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

                             "Controlling Party" with respect to any Indenture
                               means: (w) the Class A Trustee; (x) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (y) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and
                               (z) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee. See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to elect to become the Controlling Party with respect to an Indenture at any time from and including the date which is 18 months after the earlier of (i) the acceleration of the Equipment Notes issued thereunder and (ii) a Final Drawing (as defined herein) under the Liquidity Facilities, if at the time of such election the Liquidity Obligations have not been paid in full; provided that if there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have such right.

                             "Final Distributions" means, with respect to the
                               Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date.

                             (i)   Upon the occurrence and during the
                                   continuation of any Indenture Event of
                                   Default under any Indenture, the Controlling
                                   Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph (ii) below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                             (ii) So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of AWA, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by AWA under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by AWA under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes then outstanding under such Indenture as the discount rate.

                             "Minimum Sale Price" means, with respect to the
                               Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft based on the most recent LTV Appraisal and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Use of Proceeds:...........  The proceeds from the sale of the Certificates offered hereby will be used to purchase the Equipment Notes issued by the related Owner Trustees in connection with the refinancing of the indebtedness previously incurred by the Owner Trustees to finance the purchase of the Aircraft. The proceeds from the sale of Equipment Notes will be used to repay all of the current indebtedness of the Owner Trustees with respect to the Aircraft, and any proceeds remaining after such repayment may be used to pay certain costs and expenses, such as break-funding costs and redemption premiums, incurred in the refinancing. Such Equipment Notes will represent in the aggregate the entire debt portion of the leveraged lease transactions relating to all of the Aircraft. Neither AWA nor Holdings will receive any of the proceeds from the sale of the Certificates. See "Use of Proceeds".

Trustee: ..................  Fleet National Bank will act as Trustee and as paying agent and registrar for the Certificates of each Trust. Fleet National Bank will also act as Subordination Agent under the Intercreditor Agreement.

Indenture Trustee: ........  The Chase Manhattan Bank will act as Indenture
                               Trustee with respect to the issue of Equipment Notes relating to each of the Aircraft.

Federal Income Tax
  Consequences:............  Each Trust will be classified as a grantor trust for federal income tax purposes, and therefore each Certificate Owner will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and any other property held by such Trust. Each Certificate Owner should report on its federal income tax return its pro rata share of income from such Equipment Notes and other property held by such Trust in accordance with such Certificate Owner's method of accounting. The Equipment Notes will not be issued with original issue discount for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences".

ERISA Considerations:......  In general, employee benefit plans subject to Title
                               I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or entities which may be deemed to hold the assets of any such plan (collectively, "Plans"), will be eligible to purchase the Class A Certificates. Plans will not be eligible to purchase the Class B, C or D Certificates; provided, however, that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to contain Plan assets if the conditions of Prohibited Transaction Class Exemption ("PTCE") 95-60, 60 Fed. Reg. 35,925, are satisfied. By the acceptance of a Class B, C or D Certificate, each Certificateholder will be deemed to have represented that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60. Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates. See "ERISA Considerations".

Rating of the
Certificates:..............  It is a condition to the issuance of the
                               Certificates that the Certificates be rated by Moody's and Standard & Poor's as set forth below:

                                                               STANDARD &
                                       CERTIFICATES  MOODY'S     POOR'S
                                       ------------  -------   ----------
                                         Class A
                                         Class B
                                         Class C
                                         Class D

                             A rating is not a recommendation to purchase, hold
                               or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if, in the opinion of such Rating Agency, circumstances (including the downgrading of AWA or the Liquidity Provider) so warrant. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Ratings of the Certificates".

Rating of the Initial
Liquidity Provider:........  Kredietbank N.V., acting through its New York branch, as the Initial Liquidity Provider, has a short-term unsecured debt rating of P-1 and A1+ from Moody's and Standard & Poor's, respectively, and a long-term unsecured debt rating of Aa2 and AA- from Moody's and Standard & Poor's, respectively.

Threshold Rating:..........  "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by either Moody's or Standard & Poor's, the long-term unsecured debt
                               rating of      by Moody's and      by Standard &
                               Poor's.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following table summarizes certain financial and operating data with respect to AWA contained elsewhere in this Prospectus and should be read in conjunction therewith. Statements of operations data subsequent to August 25, 1994 and balance sheet data as of December 31, 1994, 1995 and 1996 and March 31, 1996 and 1997 reflect the adoption by AWA of fresh start reporting upon consummation of AWA's reorganization and are not prepared on a basis of accounting consistent with prior data. References to "Predecessor Company" refer to AWA's operations prior to its emergence from bankruptcy and references to "Reorganized Company" refer to AWA's operations after its emergence from bankruptcy. See the financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                  REORGANIZED COMPANY
                            ----------------------------------------------------------------     PREDECESSOR COMPANY(1)
                              THREE MONTHS ENDED            YEAR ENDED                         ---------------------------
                                   MARCH 31,               DECEMBER 31,         AUGUST 26 TO   JANUARY 1 TO    YEAR ENDED
                            -----------------------   -----------------------   DECEMBER 31,    AUGUST 25,    DECEMBER 31,
                               1997         1996         1996         1995          1994           1994           1993
                            ----------   ----------   ----------   ----------   ------------   ------------   ------------
                                                     (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA)
STATEMENTS OF OPERATIONS
  DATA:
Operating revenues........  $  462,187   $  413,150   $1,739,526   $1,550,642    $  469,766     $  939,028     $1,325,364
Operating income..........      33,463       34,318       68,666(2)   154,732(3)     38,871        107,506        121,054
Income (loss) before
  income taxes and
  extraordinary items.....      25,918       25,420       34,493      108,378        19,736       (201,209)        37,924
Income (loss) before
  extraordinary items.....      13,944       13,727        9,610       54,770         7,846       (203,268)        37,165
Extraordinary gain
  (loss)(4)...............          --           --       (1,105)        (984)           --        257,660             --
Net income................      13,944       13,727        8,505       53,786         7,846         54,392         37,165
BALANCE SHEET DATA (AT END
  OF PERIOD):
Working capital
  deficiency..............  $ (188,483)  $  (75,785)  $ (170,907)  $  (70,416)   $  (47,927)    $ (163,572)    $ (124,375)
Total assets..............   1,602,082    1,651,928    1,597,677    1,588,709     1,545,092             --      1,016,743
Long-term debt, less
  current maturities(5)...     333,685      371,588      330,148      373,964       465,598             --        620,992
Total stockholder's equity
  (deficiency)............     623,382      667,155      622,780      649,472       595,446             --       (254,262)
OPERATING DATA:
Available seat miles (in
  millions)...............       5,791        4,955       21,625       19,421         6,424         11,636         17,190
Revenue passenger miles
  (in millions)...........       3,982        3,504       15,321       13,313         3,972          8,261         11,221
Passenger load factor
  (%).....................        68.8         70.7         70.9         68.5          61.8           71.0           65.3
Yield per revenue
  passenger mile
  (cents).................       10.94        11.07        10.69        10.91         11.02          10.68          11.11
Passenger revenue per
  available seat mile
  (cents).................        7.52         7.83         7.57         7.48          6.81           7.58           7.25
Operating cost per
  available seat mile
  (cents).................        7.40         7.65         7.73(2)       7.19(3)      6.71           7.15           7.01
Full time equivalent
  employees (at end of
  period).................      10,015        8,933        9,652        8,712        10,715         10,849         10,544

---------------

 (1) Includes net expenses incurred by the Predecessor Company in connection with its reorganization of $273.7 million for the period January 1 to August 25, 1994 and $25.0 million for the year ended December 31, 1993.
 (2) Reflects a $65.1 million nonrecurring special charge related to AWA's renegotiation of its AVSA aircraft purchase agreement and writedown of certain aircraft related inventory and equipment and underutilized facilities as well as certain other adjustments. The special charge increased cost per available seat mile by .30 cents for the year ended December 31, 1996.
 (3) Costs associated with AWA's outsourcing of its heavy aircraft maintenance resulted in a pretax restructuring charge of approximately $10.5 million and an increase in cost per available seat mile of .05 cents for the year ended December 31, 1995.
 (4) Includes (i) an extraordinary loss of $1.1 million in 1996 relating to prepayment of the 10 3/4% Notes, (ii) an extraordinary loss of $984,000 in 1995 resulting from the exchange of debt by AWA and (iii) an extraordinary gain of $257.7 million in the period from January 1 to August 25, 1994 resulting from the discharge of indebtedness pursuant to the consummation of AWA's plan of reorganization.
 (5) Includes certain balances reported as "Estimated Liabilities Subject to Chapter 11 Proceedings" for the Predecessor Company.

                                  RISK FACTORS

     PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

AWA AND INDUSTRY RELATED RISKS

     COMPETITIVE INDUSTRY CONDITIONS

     The airline industry is highly competitive and industry earnings are volatile. From 1990 to 1992, the airline industry experienced unprecedented losses due to high fuel costs, general economic conditions, intense price competition and other factors. Airlines compete on the basis of pricing, scheduling (frequency and flight times), on-time performance, frequent flyer programs and other services. The airline industry is susceptible to price discounting, which involves the offering of discount or promotional fares to passengers. Any such fares offered by one airline are normally matched by competing airlines, which may result in lower industry yields without a corresponding increase in traffic levels.

     Most of AWA's markets are highly competitive and are served by larger carriers with substantially greater financial resources than AWA. A number of AWA's larger competitors have proprietary reservation systems providing them with certain competitive advantages. Also, in recent years several new carriers have entered the industry, typically with low cost structures. In some cases, new entrants have initiated or triggered further price discounting. The entry of additional new carriers on many of AWA's routes, as well as increased competition from or the introduction of new services by established carriers, could negatively impact AWA's results of operations. See
"Business -- Competition and Marketing".

     In addition, the introduction of broadly available, deeply discounted fares by a U.S. airline would result in lower yields for the entire industry and could have a material adverse effect on AWA's operating results.

     LEVERAGE; FUTURE CAPITAL REQUIREMENTS

     At March 31, 1997, AWA had $377.9 million of long-term indebtedness (including current maturities). AWA does not have available lines of credit or significant unencumbered assets and thus may be less able than certain of its competitors to withstand adverse industry conditions or a prolonged economic recession. In addition, at March 31, 1997, AWA had firm commitments for a total of 17 Airbus A320-200 aircraft for delivery beginning in 1999. The aggregate net cost of such aircraft is based on formulae that include certain price indices (including indices for various aircraft components such as metal products) for periods preceding the various delivery dates. Based on an assumed 5% annual price escalation, AWA estimates such aggregate net cost to be approximately $850 million. AWA has arranged for financing for up to one-half of the commitment relating to such aircraft and will require substantial capital from external sources to meet its remaining financial commitment. There can be no assurance that AWA will be able to obtain such capital in sufficient amounts or on acceptable terms. AWA is presently negotiating to expand such arrangement from 17 to 22 firm orders for new aircraft, obtain financing support for 16 of the 22 firm orders and improve financing terms and conditions under which aircraft would be purchased.

     LABOR RELATIONS

     There have been numerous attempts by unions to organize the employees of AWA, and AWA expects such organization efforts to continue in the future. Several groups of AWA's employees have selected their respective collective bargaining representatives and negotiations are in progress. AWA cannot predict which, if any, other employee groups may seek union representation or the outcome or the terms of any future collective bargaining agreement and therefore the effect, if any, on AWA's operations or financial condition. See
"Business -- Labor Relations".

     CONCENTRATION OF VOTING POWER, INFLUENCE OF CERTAIN PRINCIPAL STOCKHOLDERS

     TPG Partners, L.P. ("TPG Partners ") TPG Parallel I, L.P. ("TPG
Parallel "), Air Partners II, L.P. ("Air Partners " and together with TPG Partners and TPG Parallel, "TPG "), Continental and Mesa collectively control approximately 60.5% of the total voting power of Holdings and are subject to the terms of a stockholders' agreement, which provides for certain voting restrictions until the first annual meeting of stockholders of Holdings held after August 25, 1997. As a result, these stockholders are able to elect a majority of their designees to the Board of Directors and otherwise control the Company. Mesa and Continental are engaged in the airline industry and are parties to alliance agreements with AWA. Each of TPG Partners, TPG Parallel and Air Partners is controlled by TPG Advisors, Inc., a Delaware corporation whose executive officers and directors, through their positions in Air Partners, L.P., a significant shareholder of Continental, may be deemed to own beneficially a significant percentage of Continental's common stock. Larry L. Risley, a director of each of Holdings and AWA, is the chairman and chief executive officer of Mesa. There can be no assurance that the controlling stockholders identified above will not seek to influence the Company in a manner that would favor their own personal interests over the interests of the Company.

     AIRCRAFT FUEL

     Aircraft fuel costs constituted approximately 14% of AWA's total operating expenses during 1996. At current consumption levels, a one cent per gallon change in the price of jet fuel would affect AWA's annual operating results by approximately $3.5 million. Accordingly, a substantial increase in the price of jet fuel or the lack of adequate fuel supplies in the future would have a material adverse effect on AWA's operating results. AWA's performance during 1996 was adversely affected by the price of jet fuel. The average price of jet fuel purchased by AWA during 1996 was 66.49 cents per gallon or 19.1% higher than the average price paid by AWA in 1995. Those price increases were largely responsible for AWA's 1996 jet fuel expense exceeding that incurred in 1995 by $59.3 million or 34.1%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     AWA purchases its fuel from petroleum refiners and suppliers on standard trade terms under master agreements. Although AWA is currently able to obtain adequate supplies of jet fuel, future supplies and price trends may change as a result of geopolitical developments, regional production patterns, environmental concerns and other unpredictable events.

     In 1996, AWA implemented a fuel hedging program to manage the risk from fluctuating jet fuel prices. The program's objectives are to provide some protection against extreme, upward movements in the price of jet fuel and to protect AWA's ability to meet its annual fuel expense budget. Under the program, AWA may enter into certain cap and swap transactions with approved counterparties for a period not to exceed twelve months. This program will primarily address AWA's exposure associated with its United States East Coast fuel requirements, which correlate well with risk management vehicles having reasonable market liquidity.

     Due to the scope and nature of AWA's route system, AWA purchases a substantially greater share of jet fuel on the United States West Coast than its larger competitors. West Coast jet fuel prices tend to be more volatile than jet fuel prices in other domestic markets. Further, the propensity of West Coast jet fuel prices to move independently from the other United States jet fuel markets renders many conventional hedging techniques ineffective in managing this portion of AWA's jet fuel price risk.

     FAA FUNDING

     The federal air transportation excise taxes, which expired December 31, 1996, have been reenacted effective March 7, 1997 through September 30, 1997. Such taxes (a 10% ticket tax, a 6.25% air cargo tax and a $6.00 international departure tax) generate a substantial portion of funding for the Federal Aviation Administration ("FAA"). A coalition of the seven largest U.S. airlines is proposing a user fee as a replacement for the excise taxes. A fuel tax is also being considered. The National Aviation Civilian Review Commission (the "Review Commission") has announced its intention to conduct an independent review of possible funding mechanisms to replace the excise taxes and is scheduled to release a report in September 1997. Implementation by Congress of a user fee as proposed by the seven airlines, which would favor AWA's larger competitors, or other proposals recommended by the Review Commission, could significantly increase the cost of AWA's airline operations and could have a material adverse impact on AWA's operating results. See "Business -- Government Regulations -- FAA Funding".

     SECURITY AND SAFETY MEASURES

     Congress recently adopted increased safety and security measures designed to increase airline passenger security and protect against terrorist acts. Such measures have resulted in additional operating costs to the airline industry. A report of the President's Commission on Aviation Safety and Security (the "Aviation Safety Commission") recommends the adoption of further measures aimed at improving the safety and security of air travel. AWA cannot forecast what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements. See "Business -- Government Regulations -- Additional Security and Safety Measures".

     OTHER REGULATORY MATTERS

     The FAA has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspections and maintenance procedures to be conducted on older aircraft. At March 31, 1997, 20 of AWA's 101 aircraft did not meet the FAA's Stage III noise reduction requirements and must be retired or significantly modified prior to the year 2000. These modifications may require substantial capital expenditures. There can be no assurance that AWA will be able to obtain financing for such capital expenditures or, if such financing is obtained that it will be on terms that are favorable or acceptable to AWA. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources".

     The FAA is currently revising procedures for airline surveillance of outsourced maintenance and training. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. AWA cannot predict what laws and regulations will be adopted or what changes to international air transportation agreements will be effected, if any, or how they will affect AWA. See "Business -- Government Regulations".

     SUBSTANTIAL RESTRICTIONS AND COVENANTS

     Certain loan agreements and debt instruments of AWA contain significant operating and financial restrictions on AWA. The terms of such agreements and instruments affect, and in many cases significantly limit or prohibit, among other things, the ability of AWA to repay indebtedness prior to its stated maturity, sell assets or engage in mergers or acquisitions. In addition, under certain of such agreements and instruments, AWA is required to maintain specified levels of stockholder's equity and adjusted cash and maintain certain specified financial ratios. While AWA is currently in compliance with these restrictions and requirements, such restrictions and requirements could also limit the ability of AWA to effect future financings, make needed capital expenditures, withstand a future downturn in AWA's business or the economy in general or otherwise conduct necessary corporate activities. A failure by AWA to comply with these restrictions and requirements could lead to a default under the terms of such indebtedness. In the event of default, the holders of such indebtedness could elect to declare all of the funds borrowed pursuant thereto due and payable together with accrued and unpaid interest. In such event, there can be no assurance that AWA would be able to make such payments or borrow sufficient funds from alternative sources to make such payments. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are favorable or acceptable to AWA.

     In the event of certain changes of control, with respect to Holdings or AWA, AWA will be required to offer to purchase certain amounts of the indebtedness referred to above, in each case subject to certain conditions. There can be no assurance that AWA will be able to raise sufficient funds to meet its obligations in connection with such a change of control. In addition, in the event of certain asset dispositions, AWA will be required under certain circumstances to use the excess proceeds to offer to purchase certain amounts of such indebtedness.

FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

     APPRAISALS AND REALIZABLE VALUE OF THE AIRCRAFT

     The appraised value of each Aircraft is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers (the "Appraisals"). The Appraisals are based on differing assumptions and methodologies, which vary among the Appraisers. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to the Appraiser's reports with respect to the Appraisals, copies of which are annexed to this Prospectus as Appendix II. Appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft is sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full remaining payments due on the Equipment Notes issued thereunder or the Certificates. See "Description of the Aircraft and the Appraisals -- Appraised Value".

     The Equipment Notes are not cross-collateralized and, consequently, liquidation proceeds from the sale of the Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to offset shortfalls, if any, on any other Equipment Notes.

     PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent will be distributed in the following order: (a) payment of the Liquidity Obligations to the Liquidity Provider and, if applicable, to replenish the Cash Collateral Accounts up to their respective Required Amounts; (b) payment of Expected Distributions to the holders of Class A Certificates; (c) payment of Expected Distributions to the holders of Class B Certificates; (d) payment of Expected Distributions to the holders of Class C Certificates; (e) payment of Expected Distributions to the holders of Class D Certificates; and (f) payment of certain fees and expenses of the Subordination Agent and each Trustee.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (a) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of Administration Expenses; (b) to the Liquidity Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency Exists and no Liquidity Event of Default has occurred and is continuing to replenish Cash Collateral Accounts up to their respective Required Amounts; (c) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for payment of Certain Taxes and Fees; (d) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (e) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (f) to pay Adjusted Expected Distributions to the holders of Class C Certificates; and (g) to pay Adjusted Expected Distributions to the holders of Class D Certificates.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior

Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full. See "Description of the Intercreditor Agreement".

     CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     Pursuant to the Intercreditor Agreement, the Trustee and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action with respect to such Indenture or the Equipment Notes issued thereunder, so long as no Indenture Event of Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes) and (b) subject to certain conditions in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) after the occurrence and during the continuance of an Indenture Event of Default thereunder, by the Controlling Party. See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to elect to become the Controlling Party at any time after 18 months from the earlier of (i) the acceleration of the Equipment Notes and (ii) a Final Drawing under the Liquidity Facilities, if at the time of such election the Liquidity Obligations have not been paid in full. For purposes of giving effect to the foregoing, the Trustee (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party.

     Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the following paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against AWA, any Owner Trustee, any Owner Participant or any Trustee.

     Subject to the right of the Owner Trustee or Owner Participant to purchase the Equipment Notes as described under "Description of Equipment Notes -- Redemption", so long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of AWA, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by AWA under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by AWA under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that the Class A
Certificates be rated      by Moody's and      by Standard & Poor's, the Class B
Certificates be rated      by Moody's and      by Standard & Poor's, the Class C
Certificates be rated      by Moody's and      by Standard & Poor's and the
Class D

Certificates be rated      by Moody's and      by Standard & Poor's. A rating is
not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of AWA or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facility for the holders of the Certificates (other than the Class D Certificates), the collateral value provided by the Aircraft and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates, of the Class C Certificates to the Class B Certificates and of the Class D Certificates to the Class C Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of a PTC Event of Default, an Indenture Event of Default, including a Lease Event of Default, or other circumstances (such as an Event of Loss (as defined herein)) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date.

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute a PTC Event of Default or an Indenture Event of Default, including a Lease Event of Default.

     REPOSSESSION

     Except for the Aircraft subject to the Hong Kong Cross-Border Lease financings, in which case AWA may not permit such Aircraft to be used, operated or maintained in Hong Kong or the People's Republic of China, the Leases do not contain general geographic restrictions on AWA's (or any Permitted Sublessee's) ability to operate the Aircraft. Although AWA has no current intention to do so, AWA is permitted, upon compliance with the Leases and the Refunding Agreements, to sublease the Aircraft and to register the Aircraft in foreign jurisdictions. While the Indenture Trustee's rights and remedies in the event of a default under the related Lease include the right to terminate such Lease (and any sublease) and repossess the related Aircraft, it may be difficult, expensive and time-consuming to obtain possession of such Aircraft, particularly when such Aircraft has been registered in a foreign jurisdiction or is located outside the United States or is subleased to a foreign operator. Any such exercise of the right to repossess Aircraft will be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Permitted Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations on the exercise of remedies may apply. Furthermore, certain jurisdictions may accord higher priority to certain other liens or other third-party rights over the Aircraft than the lien of the related Indenture. These factors could limit the benefits of the security interest in the Aircraft.

     As permitted under the Leases, an Airframe subject to a Lease may be equipped with engines which are not subject to the same Lease, and Engines subject to a Lease may not be on an Airframe subject to that or another Lease. As a result, notwithstanding AWA's agreement in the Leases to return the related Engines owned by the applicable Owner Trustee on the return of the related repossessed Airframe, at the time of obtaining repossession of an Airframe it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and related Engines subject to such Lease.

     CROSS-BORDER LEASES

     Three Aircraft securing the obligations under the related Indentures are subject to Hong Kong Cross-Border Lease financings with terms expiring in 2006.

     Under the terms of each of the Cross-Border Lease financings, title to the relevant Aircraft is held by the relevant Owner Trustee as assignee of the title holder of the Aircraft, which, under a hire purchase agreement, has been hired by the original title holder to a Hong Kong entity acting as the Cross-Border Lessor of such Aircraft. In summary, the Hong Kong lease financing documentation provides that, subject to various terms and conditions, the Cross-Border Lessor has the right to acquire title to the Aircraft from the relevant Owner Trustee upon the termination of the hire purchase agreement. The relevant documents further provide that the relevant Owner Trustee, as assignee of the Cross-Border Lessee, in each of the Hong Kong transactions can concurrently re-acquire title to the relevant Aircraft from the Cross-Border Lessor, if such lessor exercises its option to acquire title to the Aircraft upon the termination of the hire purchase agreement, or the Owner Trustee, as assignee of the title holder of the Aircraft, can retain title if the Cross-Border Lessor does not or cannot exercise its option to acquire the Aircraft upon termination of the hire purchase agreement. The rights of the Cross-Border Lessee (as defined herein) under each of these financings have been assigned to the relevant Owner Trustees. Under the terms of the financing, the Owner Trustee, as assignee of the Cross-Border Lessee, has the right to cause the termination of such cross-border financing upon the occurrence and continuance of a Lease Event of Default under the related U.S. Lease and the exercise of remedies under the U.S. Lease (to the extent not stayed). By virtue of an agreed defeasance arrangement, the monetary obligations of the Cross-Border Lessees under the Hong Kong Cross-Border Leases have been assumed by certain financial institutions or other parties. The relevant Owner Trustee's right to take title to the Aircraft free of the Cross-Border Lease financing is not conditioned upon the payment of any sum by any such parties. In addition, the relevant Cross-Border Lessor and the partners therein have expressly agreed that, after giving effect to the provisions of the Cross-Border Lease financing documentation, they shall not have any right to retain or assert any interest in the relevant Aircraft upon the termination of the relevant Cross-Border Lease financing.

     The ability of an Indenture Trustee to realize upon its security interest in an Aircraft that is subject to a Cross-Border Lease financing could be adversely affected if the relevant Cross-Border Lessor or any partner therein were to become a debtor in a bankruptcy or similar proceeding in its home jurisdiction and a creditor, trustee in bankruptcy, liquidator, receiver or similar official were to take the position that the related Aircraft should be treated as part of the estate of such lessor or partner therein, as the case may be (particularly, if at the same time the Indenture Trustee is seeking to exercise remedies under the related Indenture). If such a position were to be taken in such a proceeding, a delay in the clearing of title to such Aircraft free of the Cross-Border Lease financing could occur. Such a delay might impede the ability of an Indenture Trustee to realize upon the Aircraft collateral securing the related Equipment Notes.

     Legal opinions from Hong Kong and English counsel (based on certain assumptions and qualifications) will be given to the effect that upon the occurrence of an insolvency, bankruptcy, liquidation or any other similar event with respect to the Cross-Border Lessor or any partner therein, neither the Cross-Border Lessor nor any partner therein nor any trustee in bankruptcy, liquidator, receiver or any other similar official in relation to the Cross-Border Lessor or any partner therein would be entitled to acquire and retain title to the relevant Aircraft. There can be no assurance, however, that the circumstances or the law upon which such counsel based their opinions will not change, that a court of competent jurisdiction in Hong Kong or England would not find differently, that such opinions would prove to be correct or that the law of another jurisdiction would not apply. In this regard, Hong Kong counsel advises that the Sino-British Joint Declaration on the future of Hong Kong provides that the laws of Hong Kong in force on June 30, 1997 will be maintained except for laws that contravene the Basic Law of the Special Administrative Region of the People's Republic of China which comes into effect in Hong Kong on July 1, 1997 (the "Basic Law"). Hong Kong counsel will be giving an opinion that, in their view, the Basic Law does not contain any provisions which would be contravened by any provision of Hong Kong law relevant to their opinion referred to above, but that this is a matter for interpretation by the Standing Committee of the National People's Congress of the People's Republic of China, in which the power of interpretation of the Basic Law is vested.

     In connection with the realization by the Indenture Trustee of its security interest in an Aircraft subject to a Cross-Border Lease Financing, it may be desirable to have the related Cross-Border Leases terminated.

     The information set forth above regarding Cross-Border Lease financings was provided by GPA Group plc ("GPA") and AWA takes no responsibility for the accuracy thereof.

     MAINTENANCE

     AWA is responsible for the maintenance, service, repair and overhaul of the Aircraft to the extent described in the Leases. The failure of AWA (or any Permitted Sublessee (as defined herein)) to maintain, service, repair or overhaul adequately an Aircraft may adversely affect the value of such Aircraft and thus, upon a disposition of the Aircraft, may affect the proceeds available to repay the holders of the related Equipment Notes. Under the Leases, the applicable maintenance standards may vary depending upon the jurisdiction in which an Aircraft is registered and whether an Aircraft is subleased, but AWA is obligated to cause such Aircraft to be maintained in accordance with maintenance standards required by, or substantially equivalent to those required by, the central civil aviation authority of the country of registry and, to the extent not inconsistent therewith, the FAA. Notwithstanding compliance by AWA (or any Permitted Sublessee) with its obligations under the Lease to maintain, service, repair or overhaul adequately the Aircraft, the value of the Aircraft may deteriorate. Such a deterioration in the value of the Aircraft would not, in and of itself, constitute a breach by AWA of its obligations under the Leases. See "Description of the Equipment Notes -- The Leases".

     INSURANCE

     AWA is responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the Aircraft to the extent described in the Leases. The failure of AWA to adequately insure the Aircraft will affect the proceeds which could be obtained upon an Event of Loss and, thus, may affect the proceeds available to repay the holders of the related Equipment Notes.

     With respect to any hull insurance required, AWA may maintain deductibles of up to $1.0 million per Aircraft. See "Description of the Equipment Notes -- The Leases -- Insurance".

     ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

     There has been no market for the Certificates prior to the sale of the Certificates. The Underwriter has advised AWA that the Underwriter currently intends to make a market in the Certificates as permitted by applicable law. The Underwriter, however, is not obligated to make a market in the Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the development or liquidity of any market for the Certificates.

                                USE OF PROCEEDS

     The Certificates are being issued in connection with four separate leveraged lease transactions with respect to the refinancing of the current indebtedness of the Owner Trustees previously incurred to finance the purchase of the Aircraft. Such indebtedness bore interest at a weighted average rate per
annum of approximately      % as of                  ,      and matures at
various dates between      and      . Neither AWA nor Holdings will receive any
of the proceeds from the sale of the Certificates.

     The proceeds from the sale of the Certificates are to be used by the
Trustee on behalf of the Trusts to purchase $               aggregate principal
amount of Equipment Notes to be issued by the related Owner Trustees. Such Equipment Notes will be issued under the Indentures on a non-recourse basis by the Owner Trustees and will represent in the aggregate the entire debt portion of the leveraged lease transactions relating to all of the Aircraft. The proceeds from the sale of the Equipment Notes will be used to repay all of the current indebtedness of the Owner Trustees with respect to the Aircraft, and any proceeds remaining after such repayment may be used to pay certain costs and expenses of the Original Lessee, such as break-funding costs and redemption premiums, incurred in the refinancing and which would otherwise be borne directly by the Original Lessee (as defined below).

     When originally acquired, the Aircraft were delivered directly to a U.S.-domiciled subsidiary of GPA. The Aircraft were leased from the Owner Trustees to such subsidiary as original lessee (the "Original Lessee") and sublessor. After a period of storage the Aircraft were, in September 1990, subleased by the Original Lessee to AWA. See "Certain Transactions". In addition, three of these Aircraft at the time of lease to the Original Lessee were, and continue to be, subject to certain cross-border transactions with foreign lessors. See "Description of the Equipment Notes -- Cross-Border Leases". In connection with the refinancing of the Aircraft, the Original Lessee's interests under leases between the Owner Trustees and the Original Lessee, as lessee, are being assigned to AWA and the leases will be amended and restated as leases between the Owner Trustees and AWA, with the Original Lessee being released from future obligations thereunder.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for AWA for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings consist of income (loss) before income taxes and extraordinary items plus fixed charges, less capitalized interest. Fixed charges consist of interest expense including amortization of debt expense, one-third of rental expense, which is considered representative of an interest factor, and capitalized interest.

              REORGANIZED COMPANY                    PREDECESSOR COMPANY
  --------------------------------------------   ----------------------------
  THREE MONTHS
      ENDED        YEAR ENDED     PERIOD FROM    PERIOD FROM     YEAR ENDED
    MARCH 31,     DECEMBER 31,    AUGUST 26 TO   JANUARY 1 TO   DECEMBER 31,
  -------------   -------------   DECEMBER 31,    AUGUST 25,    -------------
  1997    1996    1996    1995        1994           1994       1993    1992
  -----   -----   -----   -----   ------------   ------------   -----   -----
   1.69    1.71    1.22    1.73       1.38          *            1.28     *

---------------

* For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and extraordinary item plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest. For the period ended August 25, 1994, earnings were insufficient to cover fixed charges by $201.2 million. For the year ended December 31, 1992, earnings were insufficient to cover fixed charges by $131.8 million.

                                 CAPITALIZATION

     The following table sets forth the capitalization of AWA at March 31, 1997. The table should be read in conjunction with AWA's financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                  MARCH 31,
                                                                     1997
                                                                --------------
                                                                (IN THOUSANDS)
Long-term debt, including current maturities................      $  377,896
Stockholder's equity:
  Common Stock (1,000 shares authorized and 1,000 shares
     issued and outstanding)................................              --
Additional paid-in capital..................................         539,301
Retained earnings...........................................          84,081
                                                                  ----------
  Total stockholder's equity................................         623,382
                                                                  ----------
Total capitalization........................................      $1,001,278
                                                                  ==========

                     SELECTED FINANCIAL AND OPERATING DATA

     The selected data presented below under the captions "Statements of Operations Data" and "Balance Sheet Data" for, and as of, (i) the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, the period January 1, 1994 to August 25, 1994, and each of the years in the two-year period ended December 31, 1993, are derived from the financial statements of AWA, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants and (ii) the periods ended March 31, 1997 and 1996 are derived from the unaudited condensed financial statements of AWA. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. The balance sheets as of December 31, 1996 and 1995, and the related statements of income, cash flows and stockholder's equity for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994, and the report thereon, are included elsewhere in this prospectus. The independent auditors' report as of and for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994 contains an explanatory paragraph that states the financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                                      REORGANIZED COMPANY
                                ----------------------------------------------------------------
                                  THREE MONTHS ENDED            YEAR ENDED
                                       MARCH 31,               DECEMBER 31,         AUGUST 26 TO
                                -----------------------   -----------------------   DECEMBER 31,
                                   1997         1996         1996         1995          1994
                                ----------   ----------   ----------   ----------   ------------
                                          (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA)
STATEMENTS OF OPERATIONS DATA:
Operating revenues............  $  462,187   $  413,150   $1,739,526   $1,550,642    $  469,766
Operating income..............      33,463       34,318       68,666(2)   154,732(3)     38,871
Income (loss) before income
  taxes and extraordinary
  items.......................      25,918       25,420       34,493      108,378        19,736
Income (loss) before
  extraordinary items.........      13,944       13,727        9,610       54,770         7,846
Extraordinary gain
  (loss)(4)...................          --           --       (1,105)        (984)           --
Net income....................      13,944       13,727        8,505       53,786         7,846
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital deficiency....  $ (188,483)  $  (75,785)  $ (170,907)  $  (70,416)   $  (47,927)
Total assets..................   1,602,082    1,651,928    1,597,677    1,588,709     1,545,092
Long-term debt, less current
  maturities(5)...............     333,685      371,588      330,148      373,964       465,598
Total stockholder's equity
  (deficiency)................     623,382      667,155      622,780      649,472       595,446
OPERATING DATA:
Available seat miles (in
  millions)...................       5,791        4,955       21,625       19,421         6,424
Revenue passenger miles (in
  millions)...................       3,982        3,504       15,321       13,313         3,972
Passenger load factor (%).....        68.8         70.7         70.9         68.5          61.8
Yield per revenue passenger
  mile (cents)................       10.94        11.07        10.69        10.91         11.02
Passenger revenue per
  available seat mile
  (cents).....................        7.52         7.83         7.57         7.48          6.81
Operating cost per available
  seat mile (cents)...........        7.40         7.65         7.73(2)      7.19(3)       6.71
Full time equivalent employees
  (at end of period)..........      10,015        8,933        9,652        8,712        10,715

                                         PREDECESSOR COMPANY(1)
                                ----------------------------------------
                                                      YEAR ENDED
                                JANUARY 1 TO         DECEMBER 31,
                                 AUGUST 25,    -------------------------
                                    1994           1993          1992
                                ------------   ------------   ----------
                                (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA)
STATEMENTS OF OPERATIONS DATA:
Operating revenues............    $ 939,028     $1,325,364    $1,294,140
Operating income..............      107,506        121,054       (74,812)
Income (loss) before income
  taxes and extraordinary
  items.......................     (201,209)        37,924      (131,761)
Income (loss) before
  extraordinary items.........     (203,268)        37,165      (131,761)
Extraordinary gain
  (loss)(4)...................      257,660             --            --
Net income....................       54,392         37,165      (131,761)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital deficiency....    $(163,572)    $ (124,375)   $ (201,567)
Total assets..................           --      1,016,743     1,036,441
Long-term debt, less current
  maturities(5)...............           --        620,992       647,015
Total stockholder's equity
  (deficiency)................           --       (254,262)     (294,613)
OPERATING DATA:
Available seat miles (in
  millions)...................       11,636         17,190        19,271
Revenue passenger miles (in
  millions)...................        8,261         11,221        11,781
Passenger load factor (%).....         71.0           65.3          61.1
Yield per revenue passenger
  mile (cents)................        10.68          11.11         10.31
Passenger revenue per
  available seat mile
  (cents).....................         7.58           7.25          6.30
Operating cost per available
  seat mile (cents)...........         7.15           7.01          7.10
Full time equivalent employees
  (at end of period)..........       10,849         10,544        10,233

---------------

(1) Includes net expenses incurred by the Predecessor Company in connection with its reorganization of $273.7 million for the period January 1 to August 25, 1994 and $25.0 million and $16.2 million for the years ended December 31, 1993 and 1992, respectively.

(2) Reflects a $65.1 million nonrecurring special charge related to AWA's renegotiation of its AVSA aircraft purchase agreement and writedown of certain aircraft related inventory and equipment and underutilized facilities as well as certain other adjustments. The special charge increased cost per available seat mile by .30 cents for the year ended December 31, 1996.

(3) Costs associated with AWA's outsourcing of its heavy aircraft maintenance resulted in a pretax restructuring charge of approximately $10.5 million and an increase in cost per available seat mile of .05 cents for the year ended December 31, 1995.

(4) Includes (i) an extraordinary loss of $1.1 million in 1996 relating to prepayment of the 10 3/4% Notes, (ii) an extraordinary loss of $984,000 in 1995 resulting from the exchange of debt by AWA and (iii) an extraordinary gain of $257.7 million in the period from January 1 to August 25, 1994 resulting from the discharge of indebtedness pursuant to the consummation of the plan of reorganization.

(5) Includes certain balances reported as "Estimated Liabilities Subject to Chapter 11 Proceedings" for the Predecessor Company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                      CONDITION AND RESULTS OF OPERATIONS

     The Company adopted a holding company structure effective midnight December 31, 1996 when Holdings became the parent company of AWA. Management believes the holding company structure improves the Company's ability to manage separate business segments effectively and that the holding company provides a platform for further expansion of the Company's businesses, including its leisure travel businesses. The Company intends to continue to evaluate investment and expansion opportunities which allow the Company to capitalize on its key strengths and market position.

1996 IN REVIEW

     In 1996, AWA had net income of $8.5 million. The 1996 earnings included a $65.1 million pretax nonrecurring special charge resulting from AWA's decisions to order certain new aircraft and cancel a prior order, and to make certain other related adjustments (See Note 12, "Restructuring and Other Nonrecurring Special Charges" in Notes to Financial Statements). Excluding this charge, net income for the year was $48.7 million. Excluding the special charge, these results reflected one of the best years in the airline's history. Another measure AWA uses to evaluate its financial performance is EBITDAR (operating income before depreciation, amortization, rent and nonrecurring charges). AWA's EBITDAR margin for 1996 was 28.3% which AWA believes was the highest EBITDAR margin among the major U.S. airlines.

     For the first six months of 1996, AWA posted record results. Net income before extraordinary item for that period was $43.2 million, an increase of 65.8% over the first half of 1995. Revenues rose to $877.1 million, due in part to the growth plan announced in September 1995, which increased capacity by 8.6%, a 13.8% increase in passenger traffic and solid passenger revenue yields. Higher year-over-year operating costs, primarily from higher fuel and passenger traffic related expenses, were more than offset by the favorable revenue performance.

     In the third quarter, AWA experienced a setback in the 1996 trend of record results with a net loss of $45.7 million, which included the $65.1 million nonrecurring special charge discussed above. The decline in earnings resulted from a number of factors, including the $65.1 million charge, lower yields caused by untimely revenue decisions made in June and July 1996, high jet fuel prices and operating dependability difficulties encountered during the summer of 1996. AWA took action to address these problems as follows:

REVENUE MANAGEMENT

     - Established a full time revenue recovery team led by senior management, to review and address the problems that led to poor revenue management decisions.

     - Increased staffing of and upgraded the revenue management team.

     - Conducted a market-by-market review and addressed pricing/yield issues.

     - Implemented policies and procedures to enhance controls over the revenue management process.

     - Committed to $7.3 million in spending for new revenue management systems.

FUEL COST

     - Established a hedging program to manage AWA's exposure to fluctuating fuel prices.

OPERATIONS

     - Initiated Get The Product Right . . . Together, a comprehensive program designed to improve operational and customer service performance, including increasing the airline's maintenance workforce, adding two additional overnight maintenance stations and increasing reservations staffing and technology.

     - Implemented a structured "work out process" whereby teams of front-line employees develop solutions to operational problems.

     - Authorized the acquisition of an additional spare aircraft.

     The fourth quarter of 1996 saw a return to record profitability with pretax earnings of $16.8 million. Net income for the quarter was $12.1 million. Bolstered by a record 69.1% load factor, revenues for the fourth quarter were a record $439.9 million, an 11% improvement over 1995. Operating cost per available seat mile ("CASM") (excluding special charges) decreased 2.6% from
7.38 cents per ASM in the fourth quarter of 1995 to 7.19 cents per ASM in the 1996 fourth quarter, despite a 23.1% increase in the average price of fuel consumed. Operational reliability also showed marked improvement as the percentage of scheduled aircraft miles completed averaged more than 98% in the 1996 fourth quarter as compared to a low of 96% in the third quarter of 1996.

SELECTED OPERATING DATA

     The table below sets forth selected operating data for AWA. The data for the year ended December 31, 1994 is on a combined basis for the Reorganized and Predecessor Company.

                                            THREE MONTHS ENDED
                                                 MARCH 31,                        YEAR ENDED DECEMBER 31,
                                         -------------------------   --------------------------------------------------
                                                          PERCENT                      COMBINED    PERCENT     PERCENT
                                                          CHANGE                        BASIS      CHANGE      CHANGE
                                         1997    1996    1997-1996    1996     1995      1994     1996-1995   1995-1994
                                         -----   -----   ---------   ------   ------   --------   ---------   ---------
Available seat miles (in millions).....  5,791   4,955     16.9      21,625   19,421    18,060       11.3         7.5
Revenue passenger miles (in
  millions)............................  3,982   3,504     13.6      15,321   13,313    12,233       15.1         8.8
Load factor (percent)..................   68.8    70.7     (2.7)       70.9     68.5      67.7        3.5         1.2
Yield per revenue passenger mile
  (cents)..............................  10.94   11.07     (1.2)      10.69    10.91     10.79       (2.0)        1.1
Revenue per available seat mile
  Passenger (cents)....................   7.52    7.83     (4.0)       7.57     7.48      7.31        1.2         2.3
  Total (cents)........................   7.98    8.34     (4.3)       8.04     7.98      7.80        0.8         2.3
Passenger enplanements (in
  thousands)...........................  4,590   4,305      6.6      18,178   16,848    15,669        7.9         7.5
Average stage length (miles)...........    768     700      9.7         732      686       676        6.7         1.5
Average passenger journey (miles)......  1,088     968     12.4       1,042      986       979        5.7         0.7
Average daily aircraft utilization
  (hours)..............................   12.4    11.5      7.8        11.8     11.4      11.2        3.5         1.8
Aircraft (end of period)...............    101      95      6.3         101       93        87        8.6         6.9
Full time equivalent employees (end of
  period)..............................  10,015  8,933     12.1       9,652    8,712    10,715       10.8       (18.7)

     The table below sets forth the major components of operating expense per ASM for AWA for the applicable periods. The data for the year ended December 31, 1994 is shown on a combined basis for the Reorganized and Predecessor Company. (See Note 1, "Summary of Significant Accounting Policies -- (a) Basis of Presentation" in Notes to Financial Statements).

                                          THREE MONTHS ENDED
                                               MARCH 31,                           YEAR ENDED DECEMBER 31,
                                        -----------------------   ----------------------------------------------------------
                                                       PERCENT                              COMBINED    PERCENT     PERCENT
                                                       CHANGE                                BASIS      CHANGE      CHANGE
                                        1997   1996   1997-1996      1996         1995        1994     1996-1995   1995-1994
                                        ----   ----   ---------   ----------   ----------   --------   ---------   ---------
                                        (IN CENTS)                (IN CENTS)
Salaries and related costs............  1.74   1.91      (8.9)       1.78         1.97        1.83        (9.6)        7.7
Aircraft rents........................   .95    .95        --         .94          .89         .89         5.6          --
Other rents and landing fees..........   .53    .54      (1.9)        .52          .56         .58        (7.1)       (3.4)
Aircraft fuel.........................  1.19    .99      20.2        1.08          .90         .88        20.0         2.3
Agency commissions....................   .66    .66        --         .62          .64         .64        (3.1)         --
Aircraft maintenance materials and
  repairs.............................   .54    .55      (1.8)        .58          .34         .25        70.6        36.0
Depreciation and amortization.........   .21    .27     (22.2)        .24          .25         .40        (4.0)      (37.5)
Amortization of reorganization value
  in excess of amounts allocable to
  identifiable assets.................   .11    .13     (15.4)        .12          .17         .07       (29.4)         nm
Restructuring charges and other
  nonrecurring special charges........    --     --        --         .30          .05          --          nm          nm
Other.................................  1.47   1.65     (10.9)       1.55         1.42        1.45         9.2        (2.1)
                                        ----   ----                   ---          ---         ---
                                        7.40   7.65      (3.3)       7.73         7.19        6.99         7.5         2.9
                                        ====   ====                   ===          ===         ===

---------------

nm -- not meaningful.

RESULTS OF OPERATIONS

     AWA's operating results are significantly affected by general economic conditions as well as competitive factors, jet fuel price levels, government regulations, taxes on jet fuel and taxes specific to the air transport industry and other conditions affecting the airline industry. In recent periods, airlines have achieved generally improved operating results as a result of more favorable economic conditions and as a result of focusing on their areas of relative strength, eliminating service to under-performing markets and rationalizing operations, route systems and pricing strategies.

     Due to the greater demand for air travel during the summer months, revenues in the airline industry in the second and third quarters of the year tend to be greater than revenues in the first and fourth quarters of the year. Other factors that are not necessarily seasonal also significantly affect results, including the extent and nature of price and other competition from other airlines, changing levels of operations, international events, fuel prices and general economic conditions.

     The following discussion provides an analysis of AWA's results of operations and reasons for material changes therein for the (i) three month periods ended March 31, 1997 and 1996 and (ii) years ended December 31, 1996 and 1995, and the combined periods from January 1 through August 25, 1994, when AWA completed its reorganization and emerged from bankruptcy protection, and August 26 through December 31, 1994. AWA's results of operations for the periods subsequent to August 25, 1994 have not been prepared on a basis of accounting consistent with its results of operations for periods prior to August 26, 1994 due to the implementation of fresh start reporting upon AWA's emergence from bankruptcy.

IMPACT OF FRESH START REPORTING

     In connection with its emergence from bankruptcy in August 1994, AWA adopted fresh start reporting in accordance with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") of the American Institute of Certified Public Accountants. Fresh start reporting significantly affects AWA's statements of income including the financial statement accounting for income taxes. However, actual cash flows, including cash taxes payable, do not materially change as a result of fresh start reporting.

     Under fresh start reporting, the reorganization value of AWA has been allocated to its assets and liabilities on a basis substantially consistent with purchase accounting. The portion of reorganization value not attributable to specific tangible assets has been recorded as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets". Certain fresh start reporting adjustments, primarily related to the adjustment of AWA's assets and liabilities to fair market values, have had and will have a significant effect on AWA's statements of income. The more significant adjustments relate to (i) reduced rent expense due to the revaluation of aircraft leases to market rates, (ii) reduced maintenance expense due to the write off of previously capitalized overhauls, (iii) reduced depreciation expense on property and equipment due to the revaluation of such assets to fair value, (iv) the addition of amortization expense relating to reorganization value in excess of amounts allocable to identifiable assets, (v) increased interest expense due to the revaluation of aircraft leases to market rates, and (vi) increased income tax expense principally because the amortization of excess reorganization value is not deductible for income tax purposes, giving rise to an effective tax rate for financial reporting purposes that is significantly greater than the current U.S. corporate statutory rate of 35%.

  THREE MONTHS ENDED MARCH 31, 1997 AND 1996

     For the three months ended March 31, 1997 and 1996, AWA realized net income of $13.9 million and $13.7 million, respectively. Net income for the three month period in 1997 included income tax expense for financial reporting purposes of $12.0 million compared to $11.7 million in 1996. AWA's results of operations for interim periods are not necessarily indicative of such results for an entire year due to seasonal factors as well as competitive and general economic conditions.

     Passenger revenues increased $47.7 million or 12.3% to $435.5 million during the three months ended March 31, 1997 due primarily to a 13.6% increase in revenue passenger miles. Yield decreased 1.2% to 10.94 cents from 11.07 cents due primarily to a 9.7% increase in stage length. Capacity, as measured in ASMs, increased 16.9% in the 1997 first quarter as compared to 1996 due to the effect of AWA's strategic growth plan which was initiated in February 1996. Load factor decreased by 1.9 points to 68.8%. Passenger revenue per available seat mile ("RASM") decreased to 7.52 cents from 7.83 cents. Cargo and other revenues increased 5.1% to $26.6 million for the first quarter of 1997 as a result of higher available capacity.

     CASM decreased 3.3% to 7.40 cents in the first quarter of 1997 from 7.65 cents for the 1996 period, despite a 24.7% increase in the average price per gallon of fuel. Excluding fuel and related taxes, CASM declined 6.7% when compared with the first quarter of 1996. The changes in the components of operating expense per ASM are explained as follows:

          - Salaries and related costs per ASM decreased 8.9% due to continued improvement in productivity as full-time equivalent headcount increased 12.1% versus a 16.9% increase in ASMs.

          - Aircraft fuel expense per ASM increased 20.2% due to a 24.7% increase in the average price per gallon of fuel from 60.15 cents in the 1996 quarter to 75.03 cents in 1997.

          - Depreciation and amortization expense per ASM decreased 22.2% due in part to lower 1997 depreciation expense as certain ramp equipment was depreciated to net realizable value in 1996.

          - Amortization of excess reorganization value per ASM decreased 15.4% primarily due to the 16.9% increase in ASMs.

          - Other operating expenses per ASM decreased 10.9% to 1.47 cents from
     1.65 cents as increases in passenger traffic-related costs such as CRS booking fees, catering costs, and credit card discount fees, and fuel taxes were more than offset by the 16.9% increase in ASMs.

     Net nonoperating expenses decreased $1.4 million to $7.5 million in the first quarter of 1997 from $8.9 million in 1996. Excluding interest income and expense associated with intercompany notes, the year-over-year change was primarily due to a net decrease in interest expense as AWA reduced outstanding debt by $42.3 million.

     Income tax expense for financial reporting purposes for the three months ended March 31, 1997 was relatively unchanged when compared to the 1996 quarter.

  1996 COMPARED WITH 1995

     In 1996, AWA realized net income of $8.5 million which included a pretax, nonrecurring special charge of $65.1 million (See Note 12, "Restructuring and Other Nonrecurring Special Charges" in Notes to Financial Statements). Excluding the nonrecurring special charge, AWA recorded net income of $48.7 million. Comparative amounts for 1995 were net income of $60.3 million (excluding a $10.5 million restructuring charge), and income tax expense for financial reporting purposes of $53.6 million.

     The decline in pretax income (excluding the nonrecurring special charge and before extraordinary item) for the 1996 period resulted from untimely revenue decisions made in June and July of 1996, high jet fuel prices and operating dependability difficulties encountered during the summer of 1996. Industry capacity increases into Las Vegas and aggressive fare sale activity also adversely impacted 1996.

     Total operating revenues were $1.7 billion in 1996 compared to $1.6 billion in 1995. Passenger revenues for 1996 were $1.6 billion, an increase of 12.8% over the prior year. Cargo and other revenues increased 3.4% to $101.8 million in 1996. Other revenues consist primarily of alcoholic beverage sales, contract service sales and service charges.

     Capacity, as measured by ASMs, increased 11.3% in 1996 compared to 1995 as AWA completed the first year of a two-year strategic growth plan. Revenue passenger miles increased 15.1% in 1996. Load factor for the 1996 period increased by 3.5% (2.4 points) to a company record of 70.9%, despite the 11.3% capacity increase. Revenue per passenger mile (yield) decreased 2.0%, and RASM increased by 1.2% in 1996 from 1995.

     CASM increased to 7.73 cents in 1996 from 7.19 cents in 1995 primarily due to a nonrecurring special charge of $65.1 million and increases in jet fuel prices. Excluding the nonrecurring special charge, and jet fuel and related taxes, CASM increased year-over-year only 1.0% to 6.24 cents in 1996. The changes in the components of operating expense per available seat mile (excluding the nonrecurring special charge) are explained as follows:

     - The 9.6% decrease in salaries and related costs per ASM was primarily related to the $12.1 million reduction in salaries related to AWA's outsourcing of its heavy aircraft maintenance in December 1995 and a reduction in AWArd Pay and incentive pay due to AWA's decline in income. In addition, AWA continued to improve productivity as full-time equivalent head count increased 10.8% versus an 11.3% increase in ASMs.

     - Aircraft rents per ASM increased 5.6% primarily due to a net addition of eight leased aircraft to the fleet during 1996.

     - Rentals and landing fees per ASM decreased primarily due to the 11.3% increase in ASMs.

     - The average price per gallon of aircraft fuel increased 19.1% to 66.49 cents in 1996 from 55.82 cents in 1995. This increase in fuel price increased 1996 operating expense by approximately $37.5 million.

     - Aircraft maintenance materials and repairs expense per ASM increased 70.6% due primarily to an increase in capitalized maintenance which increased capitalized maintenance amortization expense by $27.7 million in 1996 when compared with 1995. The unamortized balance of capitalized maintenance grew to $102.5 million at December 31, 1996, an increase of $47.5 million from December 31, 1995. In addition, maintenance expense per ASM increased further in the 1996 period due to the classification for accounting purposes of fees paid to outside vendors to complete aircraft maintenance following the outsourcing of that work in late 1995. This increase in maintenance expense was substantially offset by a reduction in maintenance payroll expense as discussed above.

     - Amortization of reorganization value in excess of identifiable assets expense per ASM decreased 29.4% primarily due to the reduction in the unamortized balance of excess reorganization value as the result of (i) utilization of tax attributes of the pre-reorganization company, including net operating loss carryforwards, such reduction amounting to $16.7 million in 1996 and $50 million in 1995, and (ii) recognition of a deferred tax asset of $74.7 million in 1995.

     - Other operating expenses per ASM increased 9.2% primarily due to the 4.3 cents per gallon federal fuel tax for which AWA became liable commencing October 1, 1995, an increase in interrupted trip expense due to the operating dependability difficulties discussed above, and an increase in passenger traffic related costs.

     - Contributing to the increase in operating cost per ASM was the effect of the first class installation program that was completed in late 1995 and reduced 1996 ASMs by 2.6% but had no significant effect on operating costs.

     Net nonoperating expenses decreased $12.2 million to $34.2 million in 1996 from $46.4 million in 1995 due primarily to a net decrease in interest expense resulting from reduced levels of debt and lower interest rates.

     Income tax expense for financial reporting purposes in 1996 decreased to $24.9 million from $53.6 million in 1995 due principally to lower pretax income.

     AWA incurred extraordinary charges in 1996 and 1995 of $1.1 million and $984,000, respectively, for the partial prepayment of its 10 3/4% Notes. These amounts were net of income tax benefit of $918,000 and $984,000, respectively.

     YEAR ENDED DECEMBER 31, 1995 AND THE COMBINED PERIOD FROM AUGUST 26, 1994 THROUGH DECEMBER 31, 1994, AND JANUARY 1, 1994 THROUGH AUGUST 25, 1994

     For the periods ended December 31, 1995 and 1994, AWA realized net income of $53.8 million and a combined $62.2 million, respectively. Net income for 1995 included income tax expense for financial reporting purposes of $53.6 million compared to a combined $13.9 million in 1994. The increase in income tax expense for financial reporting purposes resulted principally from the adoption of fresh start reporting. Net income for the combined periods of 1994 included reorganization expense of $273.7 million and an extraordinary gain of $257.7 million.

     Total operating revenues were $1.6 billion in 1995 compared to a combined $1.4 billion for 1994. Passenger revenues increased 10% to $1.5 billion during 1995. Cargo and other revenues increased 10.7% to $98.4 million for 1995. The balance of other revenues includes revenues generated primarily from alcoholic beverage sales, contract service sales and service charges.

     Capacity, as measured by ASM's, increased 7.5% in 1995 compared to the combined 1994 period, primarily due to an increase in the average stage length of 1.5% and the addition of six aircraft to the fleet. Revenue passenger miles increased 8.8% in 1995 compared to the combined 1994 period while load factor increased by 0.8 points and yield increased 1.1%.

     CASM increased to 7.19 cents in 1995 from 6.99 cents for the combined 1994 period. The changes in the components of operating expense per available seat mile are explained as follows:

     - The increase in salaries and related costs per ASM is primarily the result of accruals totaling $17.7 million in 1995 to provide for performance awards related to AWA's profitability. In addition, such costs were affected in May 1995 by a significant initial increase in pilot salaries under their collective bargaining agreement and the adoption of AWA's Total Pay program in January 1995. These pay increases were effected in order to make employees' compensation levels more competitive with that of other low cost carriers and local employers. These pay increases were largely offset by improvements in productivity and through a reduction in the size of the work force.

     - Aircraft rent per ASM was flat primarily due to the decrease related to the amortization of deferred credits recorded in AWA's adjustment of operating leases to fair market value under fresh start reporting. Such decrease was offset by a net addition of six aircraft to the fleet.

     - Rentals and landing fees per ASM decreased primarily due to the 7.5% increase in ASM's.

     - The average price per gallon of aircraft fuel increased slightly to 55.8 cents in 1995 from 54.9 cents for the combined 1994 period.

     - Aircraft maintenance materials and repairs expense per ASM increased largely as the result of the change in classification of the amortization expense associated with heavy engine and airframe overhauls from depreciation and amortization expense to aircraft maintenance materials and repairs expense in August 1994. For 1995 and the period August 26 through December 31, 1994, amortization of capitalized maintenance totaling $11.9 million and $356,000, respectively, is included in aircraft maintenance materials and repairs expense. Amortization of capitalized maintenance totaling $24 million for the period January 1 through August 25, 1994 is included in depreciation and amortization. In addition, costs associated with a new auxiliary power unit repair agreement which commenced in April 1994 increased in 1995 as compared to 1994.

     - Depreciation and amortization expense per ASM decreased due to the $24 million change in the classification of the amortization expense associated with capitalized aircraft maintenance materials and repairs expense. In addition, the revaluation of property and equipment under fresh start reporting reduced expense by $835,000 in 1995.

     - Amortization of reorganization value in excess of identifiable assets expense increased $20.8 million compared to 1994.

     - A restructuring charge incurred in 1995 associated with AWA's outsourcing of its heavy aircraft maintenance consisted of a provision for employee severance and related cost of $10.5 million.

     - Other operating expenses per ASM decreased primarily due to the reduction in property taxes and the fixed nature of certain other costs.

     Net nonoperating expenses decreased $281.5 million to $46.4 million in 1995 from a combined $327.9 million for 1994. This net decrease resulted from: a decrease in reorganization expense of $273.7 million since AWA emerged from bankruptcy; an increase in interest income of $10.7 million due to higher cash and cash equivalent balances in 1995; partially offset by a net increase in interest expense of $2.0 million because AWA did not accrue and pay interest on unsecured prepetition long-term debt during its bankruptcy proceedings in conformity with SOP 90-7, and an increase in interest expense due to the re-valuation of aircraft leases to market rates as part of fresh start reporting.

     Income tax expense for financial reporting purposes in 1995 increased to $53.6 million from a combined $13.9 million in 1994 due principally to the increase in the amortization of the excess reorganization value which is not deductible for income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

     Unrestricted cash and cash equivalents and short-term investments decreased to $165.7 million at March 31, 1997 from $176.6 million at December 31, 1996 primarily due to the repurchase of 1.91 million warrants to purchase Class B Common Stock of Holdings for approximately $13.3 million by AWA. (See Note 4, "Warrants" in Notes to Condensed Financial Statements.) Net cash provided from operating activities decreased to $53.7 million for the quarter ended March 31, 1997 from $58.7 million in 1996 due principally to the payment in 1997 of approximately $43 million in federal air transportation excise taxes. Net cash used in investing activities decreased to $31.2 million for the first quarter period of 1997 from

$32.9 million for the 1996 period. Net cash used in financing activities was $23.6 million for the first quarter compared to $13.6 million in the 1996 period primarily due to the warrant repurchase.

     AWA has a working capital deficiency which increased to $188.5 million at March 31, 1997 from $170.9 million at December 31, 1996. Operating with a working capital deficiency is typical in the airline industry as tickets sold for transportation which has not yet been provided are classified as a current liability while the related income producing assets, the aircraft, are classified as non-current. Despite the working capital deficiency, AWA expects to meet all of its obligations as they become due.

     AWA's long-term debt maturities through 1999 consist primarily of principal amortization of notes payable secured by certain of AWA's aircraft. As of March 31, 1997, such maturities were $36 million, $43.2 million and $70.4 million, respectively, for the remainder of 1997, 1998 and 1999. Management expects to fund these requirements with cash from operations.

     At March 31, 1997, Holdings had net operating loss carryforwards ("NOL") and general business tax credit carryforwards of approximately $471.8 million and $12.7 million, respectively. Under Section 382 of the Code, if a loss corporation has an "ownership change" within a designated testing period, its ability to use its NOL and credit carryforwards is subject to certain limitations. AWA is a loss corporation within the meaning of Section 382. The issuance of certain common stock by AWA pursuant to the plan of reorganization and emergence from bankruptcy in 1994 resulted in an ownership change within the meaning of Section 382. This ownership change has resulted in an annual limitation (the "Section 382 Limitation") upon AWA's ability to offset any post-change taxable income with pre-change NOL. Should AWA generate insufficient taxable income in any post-change taxable year to fully utilize the Section 382 Limitation of that year, any excess limitation will be carried forward to use in subsequent tax years, provided the pre-change NOL has not been exhausted nor has the carryforward period expired.

     AWA's reorganization and the associated implementation of fresh start reporting gave rise to significant items of expense for financial reporting purposes that are not deductible for income tax purposes. In large measure, it is these nondeductible expenses that result in an effective tax rate (for financial reporting purposes) significantly greater than the current U.S. corporate statutory rate of 35%. Nevertheless, AWA's actual cash income tax liability (i.e., income taxes payable) is considerably lower than income tax expense shown for financial reporting purposes. This difference in financial expense compared to actual income tax liability is in part attributable to tax attributes (including NOLs, subject to certain limitations) of the Predecessor Company that serve to reduce AWA's actual income tax liability. To the extent the tax attributes of the Predecessor Company reduce AWA's actual income tax liability below the amount of expense reflected in the financial statements, that difference is applied to reduce the carrying balance of AWA's Reorganization Value in Excess of Amounts Allocable to Identifiable Assets.

     In December 1994, AWA entered into a support contract with International Aero Engines ("IAE") which provides for the purchase by AWA of six new V2500-A5 spare engines scheduled for delivery beginning in 1998 through 2000 for use on AWA's A320 fleet. Such engines have an estimated aggregate cost of $42 million.

     At March 31, 1997, AWA had firm commitments to AVSA S.A.R.L., an affiliate of Airbus Industrie ("AVSA"), for a total of 17 Airbus A320-200 aircraft with delivery beginning in 1999. The aggregate net cost of such aircraft is based on formulae that include certain price indices (including indices for various aircraft components such as metal products) for periods preceding the various delivery dates. Based on an assumed 5% annual price escalation, AWA estimates such aggregate net cost to be approximately $850 million. AWA has arranged for financing for up to one-half of the commitment relating to such aircraft and will require substantial capital from external sources to meet its remaining financial commitment. There can be no assurance that AWA will be able to obtain such capital in sufficient amounts or on acceptable terms, and a default by AWA under the AVSA agreement or any such commitment could have a material adverse effect on AWA.

     In November 1996, America West Airlines 1996-1 Pass Through Trusts issued $218.6 million of Pass Through Certificates in connection with the refinancing of eight Airbus A320 aircraft and three IAE V2500 spare jet engines. The combined effective interest rate on the financing is 7.05%. The proceeds of the transaction were used to refinance the indebtedness incurred by the owners of the aircraft and engines leased to AWA. Under the arrangements, the financial benefits of the transactions are shared among AWA, the equity investors in leverage leases covering the aircraft and U.S. subsidiaries of GPA, the original lessees under the restructured leases. Benefits to AWA include the agreed termination of arrangements with GPA pursuant to which GPA could cause AWA to lease up to four aircraft over the balance of the decade and a reduction in rental expense approximating $500,000 per year.

     The Pass Through Certificates were issued by separate pass through trusts. The equipment notes are secured by a security interest in the aircraft and engines and an assignment of AWA's leases of such equipment. Neither the equipment notes nor the pass through certificates are direct obligations of, or guaranteed by, AWA, and the corresponding debt and interest expense are not included in AWA's financial statements.

     As of March 31, 1997, AWA's fleet consisted of 101 aircraft of which 20 aircraft meet the FAA's Stage II (but not Stage III) noise reduction requirements and must be retired or significantly modified prior to the year 2000. Management is currently considering its options regarding such aircraft. If AWA determines to modify such aircraft to comply with Stage III, the required capital expenditures for such modifications are currently estimated to be approximately $2 million per aircraft. There can be no assurance that AWA will be able to obtain such capital in sufficient amounts or on favorable terms.

     Capital expenditures for the quarters ended March 31, 1997 and 1996 were approximately $41 million and $32.8 million, respectively. Included in these amounts are capital expenditures for capitalized maintenance of approximately $22.4 million for the first quarter of 1997 and $11.6 million for the first quarter of 1996. Capital expenditures for the year ended December 31, 1996 were approximately $155.7 million, including capitalized maintenance expenditures of approximately $87.2 million.

     Certain of AWA's long-term debt agreements contain minimum cash balance requirements, leverage ratios, coverage ratios and other financial covenants with which AWA was in compliance at March 31, 1997.

GOVERNMENT REGULATIONS

     On August 20, 1996, the Small Business Job Protection Act of 1996 reinstated the federal air transportation excise taxes (the 10% ticket tax, the 6.25% air cargo tax and the $6.00 international departure tax) effective August 27, 1996. Management believes that AWA benefited from the expiration of the federal air transportation excise taxes on December 31, 1995 and that the reimposition of such excise taxes on August 27, 1996 had a negative impact on AWA, although the amount of such benefit or negative impact directly resulting from the excise taxes cannot be precisely determined. The reinstated federal air transportation excise taxes expired on December 31, 1996 and on March 7, 1997, the taxes were reimposed to September 30, 1997. It is unclear at this time whether the taxes will expire on September 30, 1997, or will once again be extended.

     In addition, AWA's operating costs have been and will continue to be affected by various safety, security and other regulations and requirements applicable to its operations. The National Aviation Civilian Review Commission, with the assistance of the Department of Transportation (the "DOT"), will conduct an independent study of funding requirements for the FAA and develop a cost allocation model for distribution of the cost of using the United States aviation system to each segment of the system. The Review Commission will also analyze and propose funding alternatives to the existing air transportation excise taxes (primarily the 10% ticket tax) which currently fund the FAA, which expired on December 31, 1996 but were reinstated effective March 7, 1997 through September 30, 1997. The report of the Review Commission is scheduled to be released in September 1997. AWA cannot forecast the results of the Review Commission's activities or what proposals the Review Commission will make. Implementation of these proposals could increase the cost of the airline operations and could have a material adverse effect on AWA's operating results.

     The President's Commission on Aviation Safety and Security and the U.S. Congress recently adopted increased safety and security measures designed to increase airline passenger security and protect against terrorist acts. These measures place additional security and safety requirements on the airline industry and result in additional operating costs. AWA cannot forecast what additional costs or the impact on revenue that would be associated with complying with such increased safety and security requirements.

                                    BUSINESS

OVERVIEW

     AWA is the ninth largest commercial airline carrier in the United States, operating through its principal hubs located in Phoenix, Arizona and Las Vegas, Nevada, and a mini-hub located in Columbus, Ohio. Management believes AWA is the lowest cost full service carrier in the United States. At March 31, 1997 AWA served 57 destinations, including six destinations in Mexico and one in Canada, with a fleet of 101 aircraft. AWA offers service to an additional 17 destinations through an alliance agreement with Continental and 17 commuter service and regional destinations through an alliance agreement with Mesa.

     AWA is the leading airline serving Phoenix and Las Vegas, with approximately 36% and 23% of total revenue passenger miles, respectively, based on the twelve months ended December 31, 1996. The Phoenix and Las Vegas airports are the seventh and thirteenth largest airports and the fifth and eighth largest domestic hubs in the United States as measured by passenger enplanements. AWA believes that these hubs are well positioned for continued growth due to their geographically favorable locations with access to key southwestern and west coast markets, relatively low operating costs, year-round fair weather and modern, uncongested facilities. Substantially all of AWA's passenger traffic is channeled into or through its hubs, which serve as gateways for AWA's route network. Through its hub-and-spoke system, AWA serves more markets with greater frequency than would be possible with the same number of aircraft in a point-to-point route system.

     AWA operates with a low cost structure. AWA's operating cost per ASM for the first three months of 1997 was 7.40 cents, which was approximately 21.1% less than the average cost per ASM of the nine major domestic airlines. AWA believes that its low cost structure is a significant competitive advantage relative to other full service carriers and also enables AWA to compete effectively against low cost carriers in its short-haul local markets. As a full service airline, AWA believes that it distinguishes itself from other low cost carriers by offering passenger services that include assigned seating, meal service, participation in computerized reservation systems, interline ticketing, first class cabins, baggage transfer and various other services.

     Through America West Vacations, AWA arranges and sells vacation packages that include hotel accommodations, air fare, ground transportation and a variety of entertainment options. This business unit generated approximately $190 million in gross package sales in 1996. America West Vacations occupies a substantial position in the Las Vegas destination market and arranges packages for travel to the other traditional vacation destinations served by AWA, including Arizona, California, Florida, Canada and Mexico. To further develop this business, the Company intends to combine America West Vacations with AWA's charter business and reorganize such operations as a separate subsidiary of Holdings during 1997.

STRATEGY

     The Company's strategy seeks to achieve additional revenue growth and profitability by capitalizing on its key competitive strengths while maximizing financial flexibility. The principal elements of the Company's strategy are (i) strengthening AWA's position in its existing hubs through strategic expansion,
(ii) maintaining AWA's position as a leading low cost full service carrier,
(iii) focusing on airline reliability and customer service, (iv) operating a modern and efficient fleet, (v) continuing to develop AWA's passenger base through key alliances and (vi) pursuing opportunities to expand its leisure travel businesses.

     STRENGTHEN POSITION IN EXISTING HUBS THROUGH STRATEGIC EXPANSION

     AWA's strategy is designed to capitalize on its strong position in its Phoenix and Las Vegas hubs. In February 1996, AWA began implementation of a two-year plan to expand its principal hub operations and increase connecting traffic and service to longer-haul nonstop markets. Pursuant to this plan, during 1996 AWA increased ASMs by 11.3% and added six new cities to AWA's route network. In addition, AWA has increased flight frequencies to enhance service to existing West Coast destinations and to expand connecting opportunities through Phoenix to long-haul flights to the East and Midwest. AWA has also sought to increase asset utilization through the expansion of its night flight service to Las Vegas, utilizing aircraft for this service that otherwise would be idle overnight. Pursuant to the growth plan, AWA added one new city to its route network in the first quarter of 1997 and expects to introduce service to at least one additional city by December 31, 1997.

     MAINTAIN ITS POSITION AS A LEADING LOW COST AIRLINE

     AWA is committed to maintaining its low cost structure, which it has achieved primarily through employee productivity, favorable labor costs per ASM and industry-leading asset utilization. AWA maintained low unit costs by focusing on productivity at all levels. Additionally, the contract between AWA and the Airline Pilots Association, which provides for fixed wage scale increases of approximately 2.8% per year until the contract expires in April 2000, is, and will continue to be, a factor in maintaining AWA's low cost structure. In 1996, AWA increased its ASMs by 11.3% while increasing its full-time equivalent head count by 10.8%.

     FOCUS ON RELIABILITY AND CUSTOMER SERVICE

     AWA is committed to maintaining its reliability and to improving its overall customer service. As a result of customer service and operational issues encountered in the third quarter of 1996, AWA initiated a program entitled Get the Product Right . . . Together, aimed at maximizing the airline's reliability and further improving customer service. Following the implementation of this program, AWA's completion rate increased from a low of 96% in the third quarter of 1996 to an average of 98.4% and 99% in the fourth quarter of 1996 and the first quarter of 1997, respectively. Consistent with its strategy of being a low cost airline, this program is designed to be implemented without adversely affecting AWA's cost structure. In May 1997, AWA was ranked number one in customer satisfaction among the nine major domestic airlines, for flights of 500 miles or less, in the Airline Customer Satisfaction -- U.S. Flights Study conducted by Frequent Flyer Magazine and J.D. Power and Associates.

     OPERATE A MODERN AND EFFICIENT FLEET

     AWA enjoys operational efficiencies due to its modern, fuel efficient fleet. At March 31, 1997, AWA's fleet consisted of 60 Boeing 737s, 27 Airbus A320s and 14 Boeing 757s, with an average age of approximately 10.2 years. Most of AWA's existing aircraft are held under leases with considerable fleet plan flexibility. As a result, in the event economic conditions change adversely, AWA can reduce its fleet size and reduce its aircraft related financial obligations by not renewing expiring aircraft leases.

     CONTINUE TO DEVELOP PASSENGER BASE THROUGH ALLIANCES

     AWA plans to continue to employ alliance agreements to expand its passenger base and in some cases to achieve cost savings through the reduction of redundant labor and facilities. AWA's alliance agreements generally provide for code-sharing arrangements and linking of frequent flyer programs, and in some cases involve coordination of flight schedules, sharing of ticket counter space, coordination of ground handling operations and joint purchasing and marketing efforts. AWA currently has alliance agreements with Continental, British Airways, Northwest Airlines and Mesa. Management believes that AWA's code-sharing activities result in increased travel and profitability for AWA and AWA intends to pursue additional alliances as opportunities warrant.

     EXPAND LEISURE TRAVEL BUSINESSES

     The Company's strategic plan includes the expansion of its leisure tour packaging and charter businesses which, the Company believes, present opportunities for growth. The Company further believes that it will be competitive in these businesses because of its low cost structure and expertise gained in developing and managing America West Vacations and AWA's professional and college sports chartering business. During 1997, the Company expects to combine the America West Vacations and charter business under a separate subsidiary of Holdings, establish a private label tour packaging business, pursue the management of other airlines' vacation packaging businesses, expand the scope of its vacation and charter products and introduce new package tour destinations.

OPERATIONS

     AIRLINE OPERATIONS

     AWA is the ninth largest commercial airline carrier in the United States, operating through its principal hubs located in Phoenix, Arizona and Las Vegas, Nevada, and a mini-hub located in Columbus, Ohio. AWA believes it is the lowest cost full service carrier in the United States. At March 31, 1997, AWA served 57 destinations, including six destinations in Mexico and one in Canada, with a fleet of 101 aircraft. AWA also offers service to additional destinations through alliance agreements with Continental and Mesa.

     AWA seeks to maximize its market share by operating primarily through hub airports in Phoenix and Las Vegas and, to a lesser extent, through its mini-hub in Columbus. The success of AWA's hub system depends on its ability to attract passengers traveling to and from its hubs, as well as passengers traveling through the hubs to AWA's other destinations. AWA believes the success of its operations in Phoenix and Las Vegas is in part due to such airports being among the world's largest 25 in passenger traffic and such cities being among the fastest growing in the nation. In addition, AWA believes these hubs are well positioned for continued growth due to their geographically favorable locations with strategic access to key southwestern and west coast markets, relatively low operating costs, year-round fair weather, and modern, uncongested facilities.

     AWA is the leading airline serving Phoenix Sky Harbor International Airport and McCarran International Airport in Las Vegas, based upon revenue passenger miles, with approximately 36% and 23% of total revenue passenger miles, respectively, for the twelve months ended December 31, 1996. In both markets AWA's principal competitor is Southwest Airlines, with approximately 22% and 17% of total revenue passenger miles in Phoenix and Las Vegas, respectively, for the twelve months ended December 31, 1996. At March 31, 1997, AWA served 49 destinations from its Phoenix hub, 45 destinations from its Las Vegas hub and 12 destinations from Columbus. During 1996, AWA had approximately 49% of Columbus revenue passenger miles compared to approximately 9% for US Airways, AWA's principal competitor in Columbus. At March 31, 1997, AWA offered service to an additional 17 destinations through its alliance with Continental and 17 commuter service and regional destinations through its alliance with Mesa.

     As a result of certain customer service and operational issues in the third quarter of 1996, AWA initiated a program entitled Get the Product Right . . . Together, aimed at maximizing the airline's on-time performance and further improving customer service. If successfully implemented, management believes this program will achieve significant advances in reliability through refinements to hub connection schedules, the addition of an operational spare aircraft and approximately 60 line mechanics, the establishment of two additional overnight maintenance bases, and improved coordination with providers of the airline's heavy aircraft maintenance. Management anticipates that those initiatives, together with expanded training of front line staff, increased staffing in critical areas (such as reservations), advanced technologies installed during 1996, enhanced aircraft appearance as the result of first class and new interior installations completed in 1996 and improved catering and onboard entertainment, will all operate together to improve customer satisfaction during 1997.

     Alliances. AWA has alliance agreements with Continental, British Airways, Northwest Airlines and Mesa. AWA's alliance agreement with Continental provides for code-sharing arrangements, coordinating flight schedules, sharing ticket counter space, linking frequent flyer programs and membership clubs, and coordinating ground handling operations. Through code-sharing, each airline is able to offer additional destinations to its customers without materially increasing operating and capital expenses. AWA has achieved cost savings from the Continental alliance primarily through the consolidation of airport facilities and resources and the elimination of duplicative costs for labor and equipment at key locations. In addition, through joint purchasing, both carriers may receive greater volume discounts on certain cost items.

     AWA's alliance agreement with British Airways includes code-sharing arrangements, reciprocal frequent flyer privileges and ground handling operations, and, using AWA's existing service, allows British Airways to offer connecting service to and from British Airways' Phoenix gateway to eight destinations served by AWA in the western United States. Through AWA's code-share agreement with Northwest Airlines, AWA provides connecting service from Northwest Airlines' Pacific routes to Las Vegas and Phoenix. AWA's code-sharing agreement with Mesa, which adds 17 destinations to AWA's route network, establishes Mesa as a feeder carrier for AWA at its Phoenix hub. The code-sharing agreement with Mesa provides for coordinated flight schedules, passenger handling and computer reservations under the AWA flight designator code, thereby allowing passengers to purchase one air fare for their entire trip. On code-sharing flights, Mesa operates under the name "America West Express" and has incorporated AWA's color scheme and commercial logo on certain aircraft utilized on these routes.

     Leisure Travel Businesses. Through its America West Vacations division, AWA arranges and sells vacation packages that include hotel accommodations, air fare, ground transportation and a variety of entertainment options. This business unit generated approximately $190 million in gross package sales in 1996, sold approximately 823,000 room nights and approximately 137,000 rental car days, and handled approximately 557,000 passengers. America West Vacations occupies a substantial position in the Las Vegas destination market and arranges packages for travel to the other traditional vacation destinations served by AWA including Arizona, California, Florida, Canada and Mexico. To further develop this business, AWA expects to combine the America West Vacations with AWA's charter business and reorganize these businesses as a separate subsidiary of Holdings during 1997.

AIRCRAFT

     At March 31, 1997, AWA operated a fleet of 60 Boeing 737s, 27 Airbus A320s and 14 Boeing 757s as follows:

                                                                                            AVERAGE
                                                                                           REMAINING
                                                                 NUMBER      AVERAGE         LEASE
                  AIRCRAFT TYPE                    STATUS(1)    AIRCRAFT    AGE (YRS.)    TERM (YRS.)
                  -------------                    ---------    --------    ----------    -----------
B737-100.........................................    Owned          1          27.5             --
B737-200.........................................   Leased         14          15.3           4.3
B737-200.........................................    Owned          5          18.1            --
B737-300.........................................   Leased         29          10.0           3.6
B737-300.........................................    Owned         11           8.4            --
B757-200.........................................   Leased         12          10.7           8.1
B757-200.........................................    Owned          2           7.5            --
A320-200.........................................   Leased         27           6.9          10.6
                                                                  ---
                                                                  101          10.2           6.7
                                                                  ===

---------------

(1) Each of the aircraft that is designated as owned serves as collateral for a loan pursuant to which the aircraft was acquired by AWA or serves as collateral for a non-purchase money loan.

     As of March 31, 1997 and through December 1998, leases for 20 of AWA's aircraft are scheduled to terminate (such aircraft are 12 Boeing B737-300s, two Boeing B737-200s, four Airbus A320-231s, and two Boeing B757-200s). At the option of the lessor, the lease for one of the B737-300 aircraft may be extended for up to 48 months, and the leases for six of the B737-300 aircraft may each be extended for up to 60 months, at set rates, which are currently less than market rates. At the option of either the lessor or AWA, the leases for two Airbus A320 aircraft may be extended for a period of two years, and the lease for one Airbus A320 aircraft may be extended for a period of one year. There are no contractual options to extend any other of such leases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

EMPLOYEES

     At March 31, 1997, AWA employed 8,942 full-time and 2,500 part-time employees, for an equivalent of 10,015 full-time employees.

LABOR RELATIONS

     The airline business is labor intensive. Wages, salaries and benefits represented approximately 23.1% of AWA's operating expenses for the year ended December 31, 1996. To encourage increased productivity by its workforce, AWA awards performance bonuses ("AWArd Pay") from 5% to 25% of base pay to eligible non-executive non-union employees provided certain annually established operating income targets are attained. Eligibility is determined at the time of distribution. In February 1996, AWA paid performance awards amounting to 10.25% of each eligible employee's base pay for 1995 performance. The operating income targets established for 1996 were not achieved, largely as the result of AWA's performance during the third quarter of that year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." However, AWA's Board of Directors concluded that the failure to achieve the 1996 operating income target was due largely to circumstances beyond the control of the eligible employees and that it was important to reward the eligible employees for their substantial efforts in achieving AWA's first and second quarter record performance and in AWA's return to record earnings in the fourth quarter. Accordingly, in an exception to policy, in February 1997, the Board of Directors elected to pay AWArd Pay performance bonuses equal to the minimum of 5% of eligible employees' base pay in respect of 1996 performance.

     There have been numerous attempts by unions to organize AWA's employees, and AWA expects such organization efforts to continue in the future. Several groups of AWA's employees have selected their collective bargaining representatives and negotiations are in progress. AWA cannot predict at this time the outcome or the terms of any future collective bargaining agreement and therefore the effect, if any, on AWA's operations or financial performance.

     AWA's pilots are represented by the Airline Pilots Association. In May 1995, a five-year collective bargaining agreement with AWA's pilots became effective. The terms of this contract are consistent with AWA's productivity objectives. Under this contract, pilot wage scales will increase 9.41% from December 31, 1996 until April 29, 2000, or approximately 2.8% per year during that period. Terms of the agreement include a single pay scale for all aircraft types, flexible work rules, management's right to staff the airline and to enter into strategic alliances and the preclusion of sympathy work stoppages.

     In September 1994, the National Mediation Board ("NMB") certified the Association of Flight Attendants as the collective bargaining representative of AWA's flight attendants and contract negotiations are ongoing.

     In January 1996, the International Brotherhood of Teamsters ("IBT") filed an application with the NMB seeking to be certified as the bargaining representative for AWA's mechanics, including related personnel. Following a representation election in April 1996, the NMB certified the IBT as the collective bargaining representative for that work group. AWA is currently litigating the certification of the IBT and the matter is presently before the Ninth Circuit Court of Appeals. To comply with the ruling of the lower court, AWA has commenced negotiations with the IBT on a provisional basis.

     In April 1996, the IBT filed an application with the NMB seeking to become the collective bargaining representative of AWA's 40 stock clerks. The IBT lost the representation election in July 1996. Following the announcement of those election results, the IBT filed a claim of election interference against AWA. Both AWA and the IBT filed submissions with the NMB in connection with the election interference charge, and the matter will be decided by the NMB in due course. If the NMB rules in favor of IBT, a rerun election will be ordered.

     In September 1996, the Transportation Workers Union ("TWU") was certified to represent AWA's approximately 40 dispatchers and contract negotiations have commenced.

COMPETITION AND MARKETING

     The airline industry is highly competitive and is susceptible to price discounting, which involves the offering of discount or promotional fares to passengers. Any such fares offered by one airline are normally matched by competing airlines, resulting in lower industry yields with little or no increase in traffic levels. AWA competes with other major full service airlines based on price and, due to its low cost structure, is able to compete with other low cost carriers in its short haul local markets. The entry of additional carriers on many of AWA's routes (as well as increased competition from or the introduction of new services by established carriers) could negatively impact AWA's results of operations. AWA competes with a number of major airlines on medium- and long-haul routes through its hubs and with Southwest Airlines for short-haul flights at its Phoenix and Las Vegas hubs and with USAir at its Columbus mini-hub.

     Most tickets for travel on AWA are sold by travel agents through computer reservation systems that have been developed and are controlled by other airlines. Travel agents generally receive commissions based on the price of tickets sold. Accordingly, airlines compete not only with respect to the price of tickets sold but also with respect to the amount of commissions paid. Airlines often pay additional commissions in connection with special revenue programs. Federal regulations have been promulgated that are intended to diminish preferential schedule displays and other practices with respect to the reservation systems that place AWA and other similarly situated users at a competitive disadvantage to the airlines controlling the systems. Effective January 8, 1996, AWA implemented electronic or paperless ticketing to respond to customer needs and to reduce distribution costs for tickets booked directly through AWA, and by year end 1996, approximately 21% of its tickets were processed electronically.

FREQUENT FLYER PROGRAM

     All major U.S. airlines have established frequent flyer programs to encourage travel on that particular carrier. AWA offers the FlightFund program that allows members to earn mileage credits by flying AWA, by using the services of other program participants such as hotels, car rental firms and other specialty services and by flying certain partner carriers. Through AWA's alliance agreement with both Continental and British Airways, AWA has formed frequent flyer program partnerships. FlightFund and Continental One Pass program members may earn and redeem mileage credit in connection with flights to all AWA and Continental destinations. FlightFund and British Airways Executive Club members may also earn and redeem mileage credit for flights to all AWA and British Airways destinations. In addition, AWA periodically offers special short-term promotions that allow members to earn additional free travel awards or mileage credits. When a FlightFund member accumulates mileage credits of 20,000 miles, AWA issues mileage award certificates that can be redeemed for various travel awards, including first class upgrades and tickets on AWA or other airlines participating in AWA's frequent flyer program. Most travel awards are subject to blackout dates and capacity controlled seating. Mileage award certificates automatically expire after two years if issued prior to April 1, 1993 and after three years for certificates issued after that date. Travel is valid up to one year from the date of ticketing. FlightFund awards may also be redeemed for flights to certain international destinations and Hawaii. AWA is required to purchase space on other airlines to accommodate such award redemption.

     AWA accounts for the FlightFund program under the incremental cost method whereby travel awards are valued at the incremental cost of carrying one additional passenger. Costs including passenger food, beverages, supplies, fuel, liability insurance, purchased space on other airlines and denied boarding compensation are accrued as frequent flyer program participants accumulate mileage to their accounts. Such unit costs are based upon expenses expected to be incurred on a per passenger basis. No profit or overhead margin is included in the accrual for these incremental costs.

     FlightFund's membership at December 31, 1996 was approximately 2.7 million participants. At December 31, 1996, 1995 and 1994, AWA estimated that approximately 358,000, 342,000 and 369,000, respectively, travel awards were expected to be redeemed. Correspondingly, AWA had an accrued liability of $11.3 million, $10.7 million and $9.8 million for 1996, 1995 and 1994, respectively. The accrual is based upon AWA's estimates of mileage earned that will eventually be redeemed for a travel award.

     The number of FlightFund travel awards redeemed for round-trip travel for the years ended December 31, 1996, 1995 and 1994, was approximately 130,000, 111,000 and 109,000, respectively, representing 2.3%, 2.3% and 2.6% of total revenue passenger miles for each respective period. AWA does not believe that the usage of free travel awards results in any significant displacement of revenue passengers due to AWA's ability to manage frequent flyer travel.

FACILITIES

     AWA's principal facilities are associated with its hub operations in Phoenix, Las Vegas and Columbus. AWA operates from Terminal 4 of Phoenix Sky Harbor International Airport pursuant to a lease agreement that includes 28 gates and approximately 255,000 square feet of space at March 31, 1997. AWA also leases approximately 39,000 square feet of additional space at the airport for administrative offices and pilot training and owns a 375,000 squire foot maintenance and technical support facility that includes four hangar bays, hangar shops, two flight simulator bays, and warehouse and commissary facilities.

     In Las Vegas, AWA leases approximately 79,000 square feet of space a McCarran International Airport, which includes seven gates and adjoining holding room areas. At its Columbus mini-hub, AWA leases 30,000 square feet and seven gates. Pursuant to AWA's alliance agreement with Continental, certain of the station operations for both carriers have been consolidated in an effort to reduce operating expenses.

     Space for ticket counters, gates and back offices has also been obtained at each of the other airports served by AWA, either by lease from the airport operator or by sublease from another airline.

     AWA owns 68,000 square foot America West Corporate Center at 222 S. Mill Avenue in Tempe, Arizona. AWA currently leases approximately 389,000 square feet of general office and other space in Phoenix and Tempe, Arizona.

GOVERNMENT REGULATIONS

     NOISE ABATEMENT AND OTHER RESTRICTIONS

     The Airport Noise and Capacity Act of 1990 provides, with certain exceptions, that after December 31, 1999, no person may operate certain large civilian turbo-jet aircraft in the United States that do not comply with Stage III noise levels, which is the FAA designation for the quietest commercial jets. These regulations require carriers to gradually phase out their noisier jets, either replacing them with quieter Stage III jets or equipping them with hush kits to comply with noise abatement regulations, over a five-year period commencing December 31, 1994. At December 31, 1996, AWA's fleet consisted of 101 aircraft, all of which meet Stage III noise reduction requirements except for 21 aircraft that meet the FAA's Stage II (but not Stage III) noise reduction requirements. The aircraft that do not meet the Stage III standards must be retired or significantly modified prior to the year 2000. Management is currently considering its options regarding these aircraft and expects to decide whether to install hush kits on those aircraft or replace them with Stage III aircraft.

     Numerous airports served by AWA, including those at Boston, Denver, Los Angeles, Minneapolis-St. Paul, New York City, San Diego, San Francisco, San Jose, Orange County, Washington, D.C., Burbank and Long Beach have imposed restrictions such as curfews, limits on aircraft noise levels, mandatory flight paths, runway restrictions and limits on number of average daily departures, which limit the ability of air carriers to provide service to or increase service at such airports. AWA's Boeing 757-200s, Boeing 737-300s and Airbus A320s all comply with the current noise abatement requirements of the airports listed above.

     FUEL TAX INCREASES

     In August 1993, the federal government increased taxes on fuel, including aircraft fuel, by 4.3 cents per gallon. Initially, commercial aviation fuel was exempt from this tax; however, the exemption expired on September 30, 1995 and AWA began paying such tax on October 1, 1995. The expiration of such exemption increased AWA's annual operating expenses by approximately $15.1 million for 1996.

     EXCISE TAXES

     Effective March 7, 1997, the federal air transportation excise taxes (the 10% ticket tax based on the price of the ticket, the 6.25% air cargo tax based on freight charges and the $6.00 per passenger international departure tax), which had been effective from August 27, 1996 but had expired on December 31, 1996, were reinstated for the period ending September 30, 1997. As a result of competitive pressure, AWA and other airlines have been limited in their abilities to pass on the cost of the excise taxes to passengers through fare increases.

     PASSENGER FACILITY CHARGES

     During 1990, Congress enacted legislation to permit airport authorities, with prior approval from the DOT, to impose passenger facility charges ("PFCs") as a means of funding local airport projects. These charges, which are intended to be collected by the airlines from their passengers, are limited to $3.00 per enplanement, and to no more than $12.00 per round trip. As a result of competitive pressure, AWA and other airlines have been limited in their abilities to pass on the cost of the PFCs to passengers through fare increases.

     AGING AIRCRAFT MAINTENANCE

     The FAA issued several Airworthiness Directives ("ADs") in 1990 mandating changes to the older aircraft maintenance programs. These ADs were issued to ensure that the oldest portion of the nation's aircraft fleet remains airworthy. The FAA requires that these aircraft undergo extensive structural modifications. These modifications are required upon the accumulation of 20 years time in service, prior to the accumulation of a designated number of flight cycles or prior to 1994 deadlines established by the various ADs, whichever occurs later. Four of AWA's aircraft are currently affected by these aging aircraft ADs and are in compliance with such ADs. AWA constantly monitors its fleet of aircraft to ensure safety levels which meet or exceed those mandated by the FAA or the DOT.

     FAA FUNDING

     Congress recently enacted the FAA Reauthorization Act of 1996, which established the Review Commission. The Review Commission, with the assistance of the DOT, will conduct an independent study of FAA funding requirements through the year 2002, and develop a cost allocation model for distribution of the cost of using the United States aviation system to each segment of the system. The Review Commission will also analyze funding and propose alternatives to the excise taxes (primarily the 10% ticket tax) which currently fund the FAA. The excise taxes had expired December 31, 1996 but were reinstated March 7, 1997 for the period through September 30, 1997. The report of the Review Commission is scheduled to be released on September 30, 1997.

     AWA cannot forecast the results of the Review Commission's activities or what proposals the Review Commission will make, but no change in the funding mechanism is expected to be enacted prior to the completion of the Review Commission's activities. Implementation of these proposals could significantly increase the cost of airline operations and could have a material adverse impact on AWA's operating results.

     AIRCRAFT MAINTENANCE AND OPERATIONS

     AWA is subject to the jurisdiction of the FAA with respect to aircraft maintenance and operations, including equipment, dispatch, communications, training, flight personnel and other matters affecting air safety. The FAA has the authority to issue new or additional regulations. To ensure compliance with its regulations, the FAA conducts regular safety audits and requires AWA to obtain operating, airworthiness and other certificates which are subject to suspension or revocation for cause. In addition, a combination of FAA and Occupational Safety and Health Administration regulations on both federal and state levels apply to all of AWA's ground-based operations. AWA is also subject to the jurisdiction of the Department of Defense with respect to its voluntary participation in their Commercial Passenger Airlift program administered by the Air Force's Air Mobility Command. The carrier recently successfully underwent its biannual capability survey and has been approved for continued use by the military.

     ADDITIONAL SECURITY AND SAFETY MEASURES

     The Aviation Safety Commission and the U.S. Congress have recently adopted increased safety and security measures designed to increase airline passenger security and protect against terrorist acts. Such measures have resulted in additional operating costs to the airline industry. Examples of increased security measures include increased passenger profiling, enhanced pre-board screening of passengers and carry-on baggage, positive bag match for profile selections, continuous physical bag search at checkpoints, additional airport security personnel, expanded criminal background and FBI fingerprint checks for selected airport employees, significantly expanded use of bomb-sniffing dogs, certification of screening companies and aggressive testing of existing security systems.

     The Aviation Safety Commission issued a final report on February 12, 1997 which reaffirms its earlier recommendations, including feasibility analyses of the deployment and use of positive bag match systems, enhanced passenger profiling procedures and advanced cockpit voice and flight data recorders. The final report makes additional recommendations for certain safety and security measures to be implemented by December 31, 1997, including the installation of new ground proximity warning systems on all commercial aircraft, expansion of aging aircraft inspections to include non-structural components, development of objective methods for carriers to monitor and improve their own level of safety, and implementation of positive bag match based on passenger profiling.

     Future decisions which place increased security and safety requirements on the airline industry could be significant. AWA cannot forecast, based upon the final report of the Aviation Safety Commission, what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements, although such costs and revenue impact could be significant.

     SLOT RESTRICTIONS

     At New York City's John F. Kennedy Airport and LaGuardia Airport, Chicago's O'Hare International Airport and Washington's National Airport, which have been designated "High Density Airports" by the FAA, there are restrictions on the number of aircraft that may land and take-off during peak hours. In the future, these take-off and landing time slot restrictions and other restrictions on the use of various airports and their facilities may result in further curtailment of services by, and increased operating costs for, individual airlines, including AWA, particularly in light of the increase in the number of airlines operating at such airports. In general, the FAA rules relating to allocated slots at the High Density Airports contain provisions requiring the relinquishment of slots for nonuse and permit carriers, under certain circumstances, to sell, lease or trade their slots to other carriers. All slots must be used on 80% of the dates during each two-month reporting period. Failure to satisfy the 80% use rate will result in loss of the slot which would revert to the FAA and be reassigned through a lottery arrangement.

     AWA currently utilizes two slots at New York City's Kennedy Airport, four slots at New York City's LaGuardia Airport, four slots at Chicago's O'Hare International Airport and six slots at Washington's National Airport. Four of the slots at Washington's National Airport are subject to expiration in December 1997, and AWA intends to file a timely application for renewal. Approval of such application is discretionary with the FAA. The utilization rates by AWA of all the foregoing slots ranged from 94% to 99% in 1996.

     ENVIRONMENTAL MATTERS

     AWA is subject to regulation under major environmental laws administered by federal, state and local agencies, including laws governing air, water and waste discharge activities. While AWA strives to comply with environmental laws and regulations, AWA has incurred and may incur costs to comply with applicable environmental laws, including soil and groundwater cleanup and other related response costs. AWA believes, however, that under current environmental laws and regulations these costs would not have a material adverse effect on AWA's financial condition.

     The Comprehensive Environmental Response Compensation and Liability Act of 1980, also known as Superfund, and comparable state laws impose liability without regard to fault on certain classes of persons that may have contributed to the release or threatened release of a "hazardous substance" into the environment. These persons include the owner or operator of a facility and persons that disposed or arranged for the disposal of hazardous substances. Many airports in the United States, including Phoenix Sky Harbor International Airport, are the subject of Superfund investigations or state implemented groundwater investigations. Although AWA occupies facilities at some of these affected airports, AWA does not believe that its operations have been included within the ambit of any of these investigations.

     The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and AWA expects that the costs of compliance will continue to increase.

LEGAL PROCEEDINGS

     AWA emerged from bankruptcy on August 25, 1994 after operating as a debtor-in-possession since June 27, 1991, when AWA filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code. The Bankruptcy Court confirmed AWA's plan of reorganization (the "Reorganization Plan") on August 10,

1994. As contemplated by the Reorganization Plan, certain administrative and priority tax claims remain pending against AWA, which, if ultimately allowed by the Bankruptcy Court, would represent general obligations of AWA. Such claims include claims of various state and local tax authorities, most of which represent pre-bankruptcy tax obligations not paid during the pendency of the bankruptcy proceedings and various other matters. In connection with the state and local tax claims, AWA has reserved certain amounts believed by management to be adequate. At March 31, 1997, approximately 399,000 shares of Holdings' Class B Common Stock was with an escrow agent pending final resolution of claims in connection with the bankruptcy. All other securities issued pursuant to the bankruptcy have been distributed. The Company believes that it will reach final settlement of all remaining unresolved claims such that the remaining approximately 399,000 shares will be distributed during 1997.

     Following the commencement of AWA's bankruptcy proceedings in June 1991, the Commission requested information from AWA concerning disclosures made in AWA's annual and quarterly reports filed with the Commission in 1991. This inquiry ultimately led to a settlement with the Commission, pursuant to which the Commission issued an "Order Instituting Proceedings Pursuant to Section 21C of the Exchange Act and Opinion and Order of the Commission" (the "Order") finding AWA's Form 10-K for the year ending December 31, 1990, violated Section 13(a) of the Exchange Act and Rule 13a-1 thereunder, and that AWA's Form 10-Q for the first quarter of 1991 violated Section 13(a) of the Exchange Act and Rule 13a-13 thereunder, and ordered that AWA cease and desist from violating
Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 promulgated under the Exchange Act. The Order provided that AWA neither admits nor denies any violation of the securities laws.

     AWA leases six aircraft which may be subject to a claim in an unspecified amount as a result of the Internal Revenue Service potentially disallowing investment tax credits and accelerated depreciation claimed by the lessor of such aircraft. Under the terms of indemnity agreements, if such tax benefits were fully or partially disallowed, AWA's monthly obligation under the agreements could be increased by up to approximately $15,000 per aircraft (approximately $1,080,000 per year for all six aircraft) for the period from 1991 to 2013. The payment increase applicable to periods prior to the determination of an indemnity obligation would be payable monthly over a 24-month period, with interest calculated at a specified prime rate. AWA is unable to predict whether the Internal Revenue Service will prevail in matters asserted against the lessor and, consequently, whether AWA will incur any liability in connection with such claims or the amount of any such liability, if incurred. Based on information and relevant documents available to AWA, however, management currently believes that it is unlikely that the disposition of these matters will have a material adverse effect on AWA's financial condition.

     Following AWA's outsourcing of its heavy maintenance, on December 27, 1995 the IBT and five individuals commenced a lawsuit against AWA in the Federal District Court for the Northern District of Arizona alleging that the individual plaintiffs had been terminated because they were IBT committee members or open supporters of the union and that AWA wrongfully terminated approximately 378 members of the mechanics and related craft or class in connection with the outsourcing in violation of federal labor laws. In September 1996, the court dismissed the claims of the four discharged mechanics who had signed release agreements and found that the IBT did not have standing in its own behalf to pursue a claim under the Railway Labor Act (the "RLA"). Later that month, the IBT filed a second supplemental amended complaint seeking to assert claims under the RLA on behalf of the current mechanics and the discharged mechanics who did not sign releases. The main relief requested by the IBT is an injunction requiring AWA to discontinue the subcontracting of heavy maintenance, and an order of reinstatement for the discharged mechanics who did not release their claims. The remaining plaintiff asserted an Arizona wrongful discharge claim and sought punitive damages. The court's decision on AWA's motion to dismiss the plaintiffs' second supplemental amended complaint is pending.

     AWA is a named defendant in a number of additional lawsuits and proceedings arising in the ordinary course of business. While the outcome of the contingencies, lawsuits or other proceedings against AWA cannot be predicted with certainty, management currently expects that any liability arising from such matters, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on the financial results and operations of AWA.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Information with respect to the executive officers and directors of AWA is set forth below.

         NAME            AGE                         POSITION WITH AWA
         ----            ---                         -----------------
William A. Franke......  60    Chairman of the Board
Richard R. Goodmanson..  49    Director, President and Chief Executive Officer
Julia Chang Bloch......  55    Director
Stephen F.
  Bollenbach...........  54    Director
Frederick W. Bradley,
  Jr. .................  70    Director
James G. Coulter.......  37    Director
John F. Fraser.........  66    Director
John L. Goolsby........  55    Director
Richard C. Kraemer.....  53    Director
John R. Power, Jr......  41    Director
Larry L. Risley........  52    Director
Frank B. Ryan..........  60    Director
Richard P. Schifter....  44    Director
John F. Tierney........  52    Director
Raymond S. Troubh......  71    Director
Ronald A. Aramini......  51    Senior Vice President -- Operations
John R. Garel..........  38    Senior Vice President -- Marketing and Sales
Stephen L. Johnson.....  40    Senior Vice President -- Legal Affairs
W. Douglas Parker......  35    Senior Vice President and Chief Financial Officer
Michael R. Carreon.....  43    Vice President and Controller
C. A. Howlett..........  53    Vice President -- Public Affairs

DIRECTORS

     Set forth below is information regarding AWA's directors:

     WILLIAM A. FRANKE. Chairman of the Board (Executive Committee). Mr. Franke was named Chairman of the Board of Directors of AWA in September 1992. From January 1, 1994 to February 4, 1997, Mr. Franke served as AWA's Chief Executive Officer and from May 23, 1996 to February 4, 1997 he served as AWA's President. Mr. Franke also serves as Chairman of the Board and Chief Executive Officer of Holdings. In addition to his responsibilities at AWA, Mr. Franke serves as president of Franke & Company, Inc., a financial services company he has owned since May 1987. Mr. Franke serves as a director of Phelps Dodge Corp., Central Newspapers Inc., the Air Transport Association of America, Beringer Wine Estates, Inc. and Mtel Latin America, Inc. Mr. Franke serves as a Director and Chairman of the Board of Airplanes Limited and a controlling trustee and chairman of Airplanes U.S. Trust, entities involved in aircraft financing and leasing. Mr. Franke also serves as a managing partner of Newbridge Latin America L.P. ("Newbridge"), an investment fund controlled by TPG Partners.

     RICHARD R. GOODMANSON. Director, President and Chief Executive Officer. Mr. Goodmanson joined AWA in June 1996 and became a member of AWA's Board of Directors effective on October 15, 1996. Mr. Goodmanson also serves as President and Director of Holdings. On February 4, 1997, Mr. Goodmanson was elected President and Director of Holdings and President and Chief Executive Officer of AWA. From 1992 until 1996, Mr. Goodmanson served as Senior Vice President of Operations at Frito-Lay, Inc. From 1980 until 1992, Mr. Goodmanson served as a principal at the consulting firm of McKinsey and Company, Inc.

     JULIA CHANG BLOCH. (Compensation Committee.) Ms. Bloch has been a member of AWA's Board of Directors since August 26, 1994. Ms. Bloch also serves as a director of Holdings. Ms. Bloch is currently the president of the United
States -- Japan Foundation. From June 1993 to June 1996, Ms. Bloch served as the group executive vice president, corporate relations of Bank of America Corporation. Ms. Bloch served as the U.S. Ambassador to Nepal from September 1989 through May 1993. Ms. Bloch is a board member of the American Refugee Committee and the Himalaya Foundation and serves as a trustee of the Asian Art Museum Foundation and the Asia Society.

     STEPHEN F. BOLLENBACH. (Compensation Committee, Special Committee.) Mr. Bollenbach has been a member of AWA's Board of Directors since August 26, 1994. Mr. Bollenbach also serves as a director of Holdings. He has been president, chief executive officer and a director of Hilton Hotels Corporation since February 1996. He served as senior executive vice president and chief financial officer of The Walt Disney Company from May 1995 to February 1996. Prior to May 1995, he was president and chief executive officer of Host Marriott Corp. He served as executive vice president and chief financial officer of The Marriott Corporation from 1992 until 1993. Mr. Bollenbach served as chief financial officer of the Promus Companies from 1986 to 1990 and served as chief financial officer for the Trump Organization from 1990 to 1992. Mr. Bollenbach is a nominee for the Board of Directors of Time Warner, Inc. and serves as a director of Ladbroke Group plc, Hilton Hotels Corporation and its subsidiaries, American Gaming Association and Kmart Corporation.

     FREDERICK W. BRADLEY, JR. (Compensation Committee, Executive Committee, Special Committee.) Mr. Bradley has been a member of AWA's Board of Directors since September 1992. Mr. Bradley also serves as a director of Holdings. Until his retirement, Mr. Bradley was a senior vice president of Citibank/Citicorp's Global Airline and Aerospace business. Mr. Bradley joined Citibank/Citicorp in 1958. In addition, Mr. Bradley is a member of the board of directors of Banner Aerospace, First Citicorp Life Insurance Co., Shuttle, Inc. (USAir Shuttle) and the Institute of Air Transport, Paris, France. Mr. Bradley also is chairman of the board of directors of Aircraft Lease Portfolio Securitization 92-1 Ltd. and Aircraft Lease Portfolio Securitization 94-1 Ltd. as well as President of IATA's International Airline Training Fund of the United States.

     JAMES G. COULTER. (Executive Committee.) Mr. Coulter has been a member of AWA's Board of Directors since August 26, 1994. Mr. Coulter also serves as a director of Holdings. Since 1992, Mr. Coulter has been a managing director of Texas Pacific Group, an investment firm. From 1986 to August 1992, Mr. Coulter was vice president of Keystone, Inc. (formerly Robert M. Bass Group, Inc.), a private investment firm based in Fort Worth, Texas. From April 1993 until he became a member of AWA's Board, Mr. Coulter was a member of the board of directors of Continental. Mr. Coulter also serves as Co-Chairman of the Board of Beringer Wine Estates, Inc. and is a director of Allied Waste Industries, Inc., Del Monte Holdings, Co. and Virgin Cinemas, Ltd.

     JOHN F. FRASER. Mr. Fraser has been a member of AWA's Board of Directors since August 26, 1994. Mr. Fraser also serves as a director of Holdings. Mr. Fraser currently serves as vice chairman and director of Russel Metals, Inc. (formerly Federal Industries Ltd.), and has served in such position since May 1995. Mr. Fraser joined Federal Industries Ltd. as president and chief executive officer in 1978 and was elected chairman of the board in 1992. Mr. Fraser is a director and chairman of the board of Air Canada, and a director of Bank of Montreal, Centra Gas Manitoba Inc., Coca-Cola Beverages Ltd., Inter-City Products Corporation, Shell Canada Limited, The Thomson Corporation and Manitoba Telecom Services, Inc.

     JOHN L. GOOLSBY. (Audit Committee, Special Committee.) Mr. Goolsby has been a member of AWA's Board of Directors since August 26, 1994. Mr. Goolsby also serves as a director of Holdings. He is the president and chief executive officer of The Howard Hughes Corporation (formerly named Summa Corporation), a subsidiary of the Rouse Company engaged in the development and management of office and industrial buildings and large scale land development in Nevada and Southern California. In addition, Mr. Goolsby serves as a director of Nevada Power Company and Bank of America Nevada.

     RICHARD C. KRAEMER. (Compensation Committee, Special Committee.) Mr. Kraemer has been a member of AWA's Board of Directors since September 1992. Mr. Kraemer also serves as a director of

Holdings. Mr. Kraemer is currently president of Chartwell Capital, Inc., private investment company. He served as Chief Executive Officer and President of UDC Homes, Inc. ("UDC "), a Phoenix-based homebuilding company, from October 1994 until March 1996. Mr. Kraemer was President and Chief Operating Officer of UDC from 1985 until October 1994. He was also a director of UDC from 1980 until March 1996. UDC filed for protection under Chapter 11 of the Bankruptcy Code in May 1995. The plan for the reorganization of UDC was confirmed by the bankruptcy court on October 3, 1995 and consummated on November 16, 1995.

     JOHN R. POWER, JR. (Executive Committee.) Mr. Power has been a member of AWA's Board of Directors since August 26, 1994. Mr. Power also serves as a director of Holdings. He is president of The Patrician Corporation, an investment company. Prior to joining The Patrician Corporation, Mr. Power served as senior manager at Continental Bank. Mr. Power also serves as a director of NRS Services and a subsidiary of J.I. Case Corporation.

     LARRY L. RISLEY. (Audit Committee.) Mr. Risley has been a member of AWA's Board of Directors since August 26, 1994. Mr. Risley also serves as a director of Holdings. He has been the chief executive officer and chairman of the board of directors of Mesa since the founding of the company in 1983. From 1979 to 1982, Mr. Risley was president of Mesa Aviation Services, Inc.

     FRANK B. RYAN. (Audit Committee.) Dr. Ryan has been a member of AWA's Board of Directors since March 17, 1995. Dr. Ryan also serves as a director of Holdings. Since August 1990, Dr. Ryan has been a professor of mathematics and of computational and applied mathematics, and was formerly the vice president of external affairs, of Rice University. From 1988 to 1990, Dr. Ryan served as president and chief executive officer of Contex Electronics, Inc., an electronic component manufacturing company. Dr. Ryan serves as a director of Danielson Holding Corporation, Siena Holdings, Inc. and Sequoia Systems, Inc. and as a governor advisor to Rice University.

     RICHARD P. SCHIFTER. (Compensation Committee.) Mr. Schifter has been a member of AWA's Board of Directors since August 26, 1994. Mr. Schifter also serves as a director of Holdings. He has been a managing director of Texas Pacific Group, an investment firm, since July 1994. Mr. Schifter serves of counsel to the Washington, D.C. based law firm of Arnold & Porter, where he was an associate from 1979 to 1986 and a partner from 1986 to July 1994. Mr. Schifter serves on the board of directors of TPG Communications, Ryanair Holdings plc and Mtel Latin America, Inc. and also serves as a managing partner of Newbridge.

     JOHN F. TIERNEY. Mr. Tierney has served as a member of AWA's Board of Directors since December 1993. Mr. Tierney also serves as a director of Holdings. Mr. Tierney is the assistant chief executive and finance director of GPA and has served in such capacity since 1993. From 1981 to 1993, he served as chief financial officer of GPA.

     RAYMOND S. TROUBH. (Audit Committee.) Mr. Troubh has been a member of AWA's Board of Directors since August 26, 1994. Mr. Troubh also serves as a director of Holdings. He is a financial consultant and currently serves on the board of directors of ADT Limited, ARIAD Pharmaceuticals, Inc., Becton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Corporation, General American Investors Company, The MicroCap Fund, Inc., Olsten Corporation, Petrie Stores Corporation, Time Warner Inc., Triarc Companies, Inc. and WHX Corporation.

EXECUTIVE OFFICERS

     Set forth below is information regarding the executive officers of AWA other than Mr. Franke and Mr. Goodmanson, who are described above.

     RONALD A. ARAMINI. Senior Vice President -- Operations. Mr. Aramini joined AWA in September 1996. From October 1993 until September 1996, Mr. Aramini served as President and Chief Executive Officer of Allegheny Airlines, a Pennsylvania-based regional airline subsidiary of US Air Group, Inc. Before that, he served for three years at Air Wisconsin, including in positions as Vice President -- Operations, Senior Vice President -- Operations, and President and Chief Executive Officer. Prior to his position at Air Wisconsin, Mr. Aramini served in various positions at Continental.

     JOHN R. GAREL. Senior Vice President -- Marketing and Sales. Mr. Garel joined AWA in April 1995. From 1993 until early 1995, Mr. Garel was the Chief Executive Officer of Cadmus Journal Services, a division of Cadmus Communications. From 1990 until 1992, Mr. Garel served as Vice President, Financial Planning and Analysis of Northwest Airlines and, thereafter, as Vice President, Market Development and Area Marketing. Prior to that, Mr. Garel worked for American Airlines in several management capacities.

     STEPHEN L. JOHNSON. Senior Vice President -- Legal Affairs of both AWA and Holdings. Mr. Johnson joined AWA in February 1995. From 1993 to 1994, Mr. Johnson served as Senior Vice President and General Counsel to GE Capital Aviation Services Limited. From 1989 to 1993 Mr. Johnson was employed by GPA, from 1989 to 1991 as Vice President and Senior Counsel and from 1991 to 1993 as Senior Vice President and General Counsel to GPA's Leasing Division. Prior to joining GPA, Mr. Johnson was engaged in the private practice of law.

     W. DOUGLAS PARKER. Senior Vice President and Chief Financial Officer of both AWA and Holdings. Mr. Parker joined AWA in June 1995. From 1991 through June of 1995, Mr. Parker worked in various capacities at Northwest Airlines, including positions as Vice President -- Assistant Treasurer and Vice President -- Financial Planning and Analysis. From 1986 through 1991, Mr. Parker served in various financial management positions at American Airlines.

     MICHAEL R. CARREON. Vice President and Controller. Mr. Carreon joined AWA in December 1994 as Senior Director -- Corporate Audit. On January 1, 1996, he was appointed Vice President and Controller. From 1986 to 1994, Mr. Carreon held accounting and audit-related management positions at United Airlines. Prior to that, he served for five years in the Audit Services Practice of Arthur Andersen & Co. in Chicago.

     C. A. HOWLETT. Vice President -- Public Affairs of both AWA and Holdings. Mr. Howlett joined AWA in January 1995. Prior to such time, Mr. Howlett maintained a government relations practice as a principal at the law firm of Lewis and Roca in Phoenix. Mr. Howlett's prior work experience has included senior positions with Salt River Project, the City of Phoenix and The White House where he served as special assistant to President Ronald Reagan for intergovernmental affairs.

                              CERTAIN TRANSACTIONS

     AWA has certain alliance agreements with Continental and Mesa (the "Alliance Agreements"). See "Business -- Operations". The Alliance Agreements are designed to enhance AWA's growth in revenue passenger miles and operating results. Continental and Mesa are principal stockholders of Holdings. AWA entered into several agreements with Continental in 1994 and 1995 to implement code-sharing arrangements and to coordinate ground handling operations. AWA paid Continental approximately $21.7 million and received approximately $13.0 million from Continental for such services in 1996. In September 1992, prior to Mesa becoming a significant stockholder, AWA entered into a code-sharing agreement with Mesa. Pursuant to this agreement, which establishes Mesa as a feeder carrier for AWA at its hub in Phoenix, AWA assesses a per passenger charge for facilities, reservations and other services from Mesa for enplanements on the Mesa system. Such payments by Mesa to AWA totalled approximately $3.5 million for 1996.

     On October 14, 1994, AWA issued $13 million of its 11 1/4% Senior Unsecured Notes due 2001 ("11 1/4% Notes") to Fidelity Management Trust Company and certain of its affiliates ("Fidelity") and $10 million of such notes to Lehman Brothers, Inc. ("Lehman") in satisfaction of certain claims and other prepetition obligations totalling approximately $25 million held by Fidelity and Lehman. Fidelity and Lehman are stockholders of Holdings. In connection with the issuance of such notes, Fidelity and Lehman also received cash payments of $2.1 million and $1.3 million, respectively, representing the portion of claims and other prepetition obligations not satisfied by the issuance of the notes and other payments made in connection with the settlement of such claims. In addition, Fidelity held an additional $100 million principal amount of the 11 1/4% Notes. In August 1995, AWA prepaid $48 million principal amount of the 11 1/4% Notes and exchanged the remaining $75 million principal amount of such notes, held solely by Fidelity, for $75 million of AWA's 10 3/4% Senior Unsecured Notes due 2005 (the "10 3/4% Notes"). In connection with such transaction, Fidelity was paid a fee equal to 3 5/8% of the principal amount of the new notes ($2,718,750). In the second quarter of 1996, AWA prepaid $25 million of the 10 3/4% Notes.

     In February 1996, AWA helped facilitate the sale by certain principal stockholders of 7,243,000 shares of its Class B Common Stock pursuant to AWA's shelf registration statement filed with the Securities and Exchange Commission (File No. 333-02129). The stockholders participating in such sale were TPG Partners, TPG Parallel, Air Partners, Continental, Mesa and Lehman. Pursuant to its obligations under a registration rights agreement entered into in August 1994, AWA entered into an underwriting agreement in connection with the transaction containing customary provisions for transactions of such nature and incurred expenses of approximately $250,000.

     John F. Tierney, a director of Holdings and AWA, is the assistant chief executive and finance director of GPA. AWA has entered into various aircraft acquisitions and leasing arrangements with GPA at terms comparable to those obtained from third parties for similar transactions. AWA currently leases eight aircraft from GPA; the rental payments for such leases amounted to $29.5 million for 1996. As of December 31, 1996, AWA was obligated to pay approximately $500 million under these leases which expire at various times throughout the year 2013.

     In November 1996, the America West Airlines 1996-1 Pass Through Trusts issued $218.6 million of pass through certificates representing fractional undivided interests in such trusts. These certificates were issued to refinance indebtedness incurred by the owner trustees of eight aircraft and three spare engines (the "Equipment") which were subleased to AWA. Prior to the issuance of the certificates, the Equipment was leased to certain United States subsidiaries of GPA (the "GPA Subs," one of which is the Original Lessee), which subleased the Equipment to AWA. As a result of the refinancing, the GPA Subs' interests under leases between the owners of the Equipment and the GPA Subs were assigned to AWA and the leases were amended and restated as leases between the owners and AWA, with each GPA Sub being released from certain of its future obligations thereunder.

     Also as a result of the refinancing, GPA, the GPA Subs and AWA entered into a Put Termination Agreement (the "Put Termination Agreement") which terminated arrangements with GPA pursuant to which GPA could cause AWA to lease up to four additional aircraft prior to June 30, 1999. Pursuant to the Put Termination Agreement, AWA is obligated to make certain payments to the GPA Subs. For the period from

November 26, 1996 to December 31, 1996, the GPA Subs received $44,000 from AWA. For the year 1997, the payments due to the GPA Subs under the Put Termination Agreement are estimated to be $500,000. As compared to the payments AWA was obligated to make under the prior subleases with respect to the Equipment, the combined payments by AWA (i) under the Put Termination Agreement to the GPA Subs and (ii) under the restated leases to the owners of the Equipment represent net savings to AWA of approximately $8 million over the remaining 15-year term of the leases. For the period from January 1, 1996, to November 26, 1996, payments from AWA to the GPA Subs under the subleases relating to the Equipment totaled approximately $30.4 million.

     In connection with the transactions described in this Prospectus relating to the issuance of the Certificates, the Put Termination Agreement will be amended to provide for the obligation of AWA to pay the Original Lessee, over the life of the Leases, certain amounts generally equal in the aggregate to (x) the amounts which AWA would have been required to pay as monthly lease payments under the subleases between AWA and the Original Lessee with respect to the Aircraft (the "Prior Subleases", which will be terminated in connection with AWA entering into the Leases) minus (y) the amount which AWA is required to pay as Basic Rent under the Leases minus (z) an amount which results in a rent savings to AWA, under the Leases as compared to the Prior Subleases, of approximately
$          million. With respect to a particular Aircraft, an amount, generally equal to the portion of the amount described in the preceding sentence to be paid with respect to such Aircraft discounted to present value, must be paid in connection with an Event of Loss (as defined herein) with respect thereto (as described under "Description of the Equipment Notes -- The Leases -- Events of Loss").

     Pursuant to the amendment of the Put Termination Agreement described above and subject to a number of conditions specified therein, GPA will be obligated to indemnify and reimburse AWA for certain of its costs and expenses (including certain of those arising from indemnification obligations of AWA) incurred in connection with the transactions contemplated by this Prospectus. In addition, GPA has agreed to indemnify AWA against certain liabilities arising under applicable securities laws with respect to certain information in this Prospectus, and AWA has agreed to indemnify GPA against certain liabilities arising under applicable securities laws with respect to certain other information in this Prospectus.

     After the consummation of the transaction described in this Prospectus, AWA will continue to sublease four of its A320-200 aircraft from the Original Lessee.

     In May 1996, AWA purchased warrants to purchase 802,860 and 1,384,615 shares of AWA's Class B Common Stock from Continental and GPA, respectively, for $6,531,266 and $11,609,997, respectively. As part of the holding company formation transaction, the AWA warrants became rights to acquire shares of Holdings' Class B Common Stock. In March 1997, AWA purchased warrants to purchase 1,584,915, 159,580 and 167,028 shares of Holdings' Class B Common Stock from TPG, TPG Parallel and Air Partners, respectively, for $11,062,706, $1,113,868 and $1,165,855, respectively.

     William A. Franke, Chairman of the Board of AWA and Chairman of the Board and Chief Executive Officer of Holdings, serves as a Director and Chairman of the Board of Airplanes Limited and the Controlling Trustee and Chairman of Airplanes U.S. Trust. Such entities were formed to acquire indirectly certain aircraft from GPA, two of which are leased indirectly to AWA. In 1997, AWA expects to enter into leasing arrangements for two additional aircraft from Airplanes U.S. Trust.

     In 1994 and 1995, AWA loaned Mr. Franke $470,282 and $203,136, respectively, for the purpose of enabling him to pay income taxes attributable to certain grants of AWA's Class B Common Stock made to Mr. Franke in 1994. In January 1996, AWA loaned Mr. Franke an additional $40,000 in connection with such grants. The loans are each payable in two equal installments on September 26, 2000 and September 26, 2001. The 1994 loan bears interest (payable semi-annually) at the rate of 8% per annum (11% per annum after maturity) and the 1995 and 1996 loans bear interest at the rate of 6.02% per annum (10% per annum after maturity). The loans are secured by a portion of the shares granted to Mr. Franke, but are otherwise non-recourse to Mr. Franke.

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

     In 1996, AWA loaned Mr. Franke $644,704 for the purpose of enabling him to pay income taxes attributable to a grant of AWA's Class B Common Stock made to him in 1996. The loan is payable in two equal installments on September 26, 2000 and September 26, 2001 and bears interest (payable semi-annually) at the rate of 5.65% per annum (10% per annum after maturity). The loan is secured by a portion of the shares granted to Mr. Franke, but is otherwise nonrecourse to him.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to four separate Trust Supplements to be entered into between AWA and the Trustee pursuant to the terms of the Basic Agreement. The following summary describes certain terms of the Certificates, the Basic Agreement and the Trust Supplements, forms of which have been filed as exhibits to the Registration Statement. The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Basic Agreement and the Trust Supplements. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the Final Expected Distribution Date applicable to each Trust will differ. Section references in parentheses are to the relevant sections of the Basic Agreement, unless otherwise indicated.

GENERAL

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Delivery and Form; Book-Entry". (Section 3.01) Each Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property will consist of (i) the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. (Section 1.01) Certificates will represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued in denominations of $1,000 and integral multiples thereof, except one Certificate which may be issued in a different denomination. (Sections 2.01 and 3.01)

     The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.08) The Certificates do not represent an interest in or obligation of AWA or Holdings, any Trustee, Indenture Trustee, Owner Trustee, Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust as provided in the Pass Through Trust Agreements.

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (a) payment of the Liquidity Obligations to the Liquidity Provider and, if applicable to replenish Cash Collateral Accounts up to their respective Required Amounts; (b) payment of Expected Distributions to the holders of Class A Certificates; (c) payment of Expected Distributions to the holders of Class B Certificates; (d) payment of Expected Distributions to the holders of Class C Certificates; (e) payment of Expected Distributions to the holders of Class D Certificates; and (f) payment of certain fees and expenses of the Subordination Agent and each Trustee.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (a) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider, and any Certificateholder, as the case may be, for the payment of Administration Expenses; (b) to the Liquidity

Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish Cash Collateral Accounts up to their respective Required Amounts; (c) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Certain Taxes and Fees; (d) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (e) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (f) to pay Adjusted Expected Distributions to the holders of Class C Certificates and (g) to pay Adjusted Expected Distributions to the holders of Class D Certificates.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior Classes of Certificates. As a result of such possible interest shortfalls, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal, Make-Whole Amount (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust as set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year, commencing July 2, 1997, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest on the Certificates to be issued by each Trust (other than the Class D Trust) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Amount on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. There is no Liquidity Facility for the Class D Trust. See "Description of the Liquidity Facilities".

     Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2 or July 2 or both, in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing July 2, 1997, in accordance with the principal repayment schedule set forth herein in each case subject to the Intercreditor Agreement. Scheduled payments of interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 2 and July 2 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes -- Principal and Interest Payments". The Final Expected Distribution Date for each Class of Certificates is set forth on the cover page of this Prospectus.

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Section 4.02) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a

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

Special Payment (as defined below) and distributed as described below, except that payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under the Liquidity Facility shall be distributed on such Regular Distribution Date.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture (other than a Scheduled Payment) (each, a "Special Payment") will be scheduled to be distributed to the Certificateholders on the first business day which follows the later to occur of (x) the 22nd day after the date the Trustees receive written notice from the Subordination Agent of such Special Payment or (y) the date the Subordination Agent receives or expects to receive such Special Payment (the "Special Distribution Date"). (Intercreditor Agreement, Section 2.4(a)) Each Trustee will mail notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such Special Payment, and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust, such notice will be mailed not less than 20 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "-- Termination of the Trusts". Distributions in respect of Certificates issued in global form will be made as described in "-- Delivery and Form; Book-Entry" below.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless there has been a redemption, purchase or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes Redemption", the Pool Factor with respect to each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described below in "Description of the

Equipment Notes -- General". In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or Make-Whole Amount thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) Assuming that no redemption, purchase or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

     As of the date of sale by the Trustee of the Certificates and assuming that no redemption, purchase or default in the payment of principal, in respect of any Equipment Notes shall occur, the Scheduled Payments of principal on the Equipment Notes held in the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust, and the resulting Pool Factors for such Trusts after taking into account each Scheduled Payment, are set forth below:

                                                 CLASS A                       CLASS B                      CLASS C
                                                  TRUST                         TRUST                        TRUST
                                                EQUIPMENT                     EQUIPMENT       CLASS B      EQUIPMENT
                                                  NOTES        CLASS A          NOTES          TRUST         NOTES
                                                SCHEDULED       TRUST         SCHEDULED      EXPECTED      SCHEDULED
                                               PAYMENTS OF     EXPECTED       PAYMENTS         POOL       PAYMENTS OF
                    DATES                      PRINCIPAL*    POOL FACTOR*   OF PRINCIPAL*     FACTOR*     PRINCIPAL*
                    -----                      -----------   ------------   -------------   -----------   -----------
May   , 1997..................................
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           ...................................

                                                                  CLASS D
                                                                   TRUST
                                                                 EQUIPMENT       CLASS D
                                                  CLASS C          NOTES          TRUST
                                                   TRUST         SCHEDULED      EXPECTED
                                                  EXPECTED       PAYMENTS         POOL
                    DATES                       POOL FACTOR*   OF PRINCIPAL*     FACTOR*
                    -----                       ------------   -------------   -----------
May   , 1997..................................
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

---------------
* The information related to scheduled payments of principal and expected Pool Factors is indicative only and subject to change.

     Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount (if any);

     (ii)  the amount of such distribution allocable to interest; and

     (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     With respect to the Certificates registered in the name of DTC's nominee on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC participant for forwarding to holders of Certificates. (Section 4.03(a)) See "-- Delivery and Form; Book-Entry".

     In addition, after the end of each calendar year, the applicable Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. With respect to Certificates registered in the name of DTC's nominee, such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Section 4.03(b))

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     An event of default under an Indenture (an "Indenture Event of Default") will include an event of default under the related Lease (a "Lease Event of Default"). See "Description of Equipment Notes -- Indenture Events of Default; Notice and Waiver". Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or the Leases. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     With respect to each Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Events of Default that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Event of Default will be deemed to have been cured.

     Because the Equipment Notes outstanding under an Indenture will be held by more than one Trust, the ability of the Certificateholders with respect to any one Trust to cause the Indenture Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the related Indenture or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate unpaid principal amount of all Equipment Notes outstanding under such Indenture. Because the Equipment Notes outstanding under an Indenture will be held by more than one Trust, each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, one or more Trustees may resign as Trustee of one or all such Trusts, and a successor trustee would then be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Fleet National Bank will be the initial Trustee under each Trust.

     Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party shall direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Sale of Equipment Notes and Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against AWA, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Event of Default under any Indenture, the applicable Owner Participant or Owner Trustee exercises its option to purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Permitted Investments are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Make-Whole Amount, if any, or interest on any Equipment Note the applicable Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01) The term "default" as used in this paragraph with respect to any Trust only means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Agreement at the request of such Certificateholders. (Section 7.02(e))

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Indenture

Trustee to waive any past Indenture Event of Default with respect to Equipment Notes held in such Trust and thereby annul any direction given by such holders or the Trustee to such Indenture Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class, (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without any Make-Whole Amount but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Class of Certificates on any Distribution Date (unless, in the case of the Class A, B or C Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     AWA will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Federal Aviation Act"), (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of AWA contained in the Pass Through Trust Agreements, the Refunding Agreements, the Indentures, the Leases, and certain related documents; (ii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing; and (iii) AWA shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

     The Pass Through Trust Agreements, the Leases, the Indentures and the Refunding Agreements will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of AWA.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting the execution by AWA and the Trustee of one or more agreements supplemental to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, any Refunding Agreement, any Liquidity Facility or any Indenture, without the consent of the holders of any of the Certificates of the related Trust, (i) to evidence the succession of another corporation to AWA and the assumption by such corporation of AWA's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of AWA for the benefit of holders of such Certificates or to surrender any right or power in such Pass Through Trust Agreement conferred upon AWA, (iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement, any Refunding Agreement, any Liquidity Facility or any Indenture which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement or to cure any ambiguity, correct any mistake, or to modify any other provisions with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, any Refunding Agreement, any Liquidity Facility or any Indenture, provided such action shall not materially adversely affect the interests of the holders of such Certificates, (iv) to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (v) to provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee, provided that in each case, such modification does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement or, if applicable, the Intercreditor Agreement, any Liquidity Facility or any Refunding Agreement or modifying the rights of the Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to supplemental agreements that may be executed with the consent of Certificateholders as described in this paragraph or relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment or (f) adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

TERMINATION OF THE TRUSTS

     The obligations of AWA, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The

Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEE

     Fleet National Bank will act as Trustee and as paying agent and registrar for the Certificates of each Trust. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Refunding Agreements, the Intercreditor Agreement, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee, in its individual or any other capacity, may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with AWA, any Owner Trustees or the Indenture Trustees with the same rights it would have if it were not the Trustee. (Section 7.04)

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event AWA will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, AWA may remove such Trustee, or, alternatively, any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. (Sections 7.07 and 7.08) Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     The Basic Agreement provides that AWA will pay, or cause to be paid, the Trustee's fees and expenses and indemnify, or cause to be indemnified, the Trustee against certain liabilities. (Section 7.06)

DELIVERY AND FORM; BOOK-ENTRY

     GENERAL

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates (the "Global Certificates"). Each Global Certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC ") and registered in the name of Cede & Co. ("Cede") or its nominee. No person acquiring an interest in such Global Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Global Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Global Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Global Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, Make-Whole Amount, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither AWA nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that AWA believes to be reliable, but AWA takes no responsibility for the accuracy thereof.

     DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) DTC advises the Trustee in writing that DTC is no

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

longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and AWA is unable to locate a qualified successor, (ii) AWA, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, AWA and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09(c))

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners. (Section 3.09(c))

     Distributions of principal, Make-Whole Amount, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. (Section 4.02(a)) The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Section 11.01)

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith shall be required. (Section 3.04)

     If any Definitive Certificate at any time is mutilated, destroyed, stolen or lost, such Definitive Certificate may be replaced at the cost of the applicant (including a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any fees and expenses of the Trustee and any registrar) at the office of the Trustee or the registrar, if applicable, upon provision of evidence satisfactory to the Trustee or the registrar, if applicable, that such Definitive Certificate was destroyed, stolen or lost, together with such indemnity as the Trustee and the registrar may require. Mutilated Definitive Certificates must be surrendered before replacements will be issued. (Section 3.05)

CERTIFICATE AS TO COMPLIANCE

     Each Pass Through Trust Agreement provides that AWA is required to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of AWA's compliance with all conditions and covenants under such Pass Through Trust Agreement (for such purposes, such compliance shall be determined without regard to any period of grace or requirement of notice provided under such Pass Through Trust Agreement). (Section 8.04(d))

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

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. Forms of the Liquidity Facilities and the Intercreditor Agreement have been filed as exhibits to the Registration Statement. The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Section references in parentheses are to relevant sections of the Liquidity Facilities and the Intercreditor Agreement.

GENERAL

     With respect to the Certificates to be issued by each Trust (other than the Class D Trust), the Subordination Agent will enter into a separate Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on three consecutive Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Kredietbank N.V., acting through its New York branch, is the Liquidity Provider for each Trust entitled to the benefits of a Liquidity Facility, it may be replaced by another entity with respect to one or more such Trusts under certain circumstances. Therefore, the Liquidity Provider for a given Trust at any given time may be different from the Liquidity Provider for any other Trust.

DRAWINGS

     The initial stated amount available under the Liquidity Facilities for the
Class A Trust, the Class B Trust and the Class C Trust will be $     , $     and
$     , respectively. Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn at any time under such Liquidity Facility to fund any shortfall of interest on such Certificates will not exceed the Required Amount with respect to such Liquidity Facility. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate or principal of or interest or Make-Whole Amount on, the Certificates of any other Trust. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

     Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the amount available to be drawn under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility in respect of interest on the Certificates of such Trust shall be reinstated to the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing or (ii) both
(A) a Triggering Event shall have occurred and be continuing and (B) a Performing Note Deficiency exists. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The stated amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the

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

commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing, if any, is made, in an amount and on the dates specified in the Liquidity Facilities. (Liquidity Facilities, Sections 2.2, 2.3 and 2.4(a); Intercreditor Agreement, Section 3.6(g) and (j))

     If at any time the debt rating of the Liquidity Provider issued by either Rating Agency is lower than the applicable Threshold Rating, then the Liquidity Provider for the related Trust or the Subordination Agent, in consultation with AWA (whose recommendations the Subordination Agent will accept), may arrange for a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced with a Replacement Facility within the period specified in the Intercreditor Agreement after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent shall request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.2(b) and 2.6; Intercreditor Agreement, Section 3.6(c) and (f))

     A "Replacement Facility" for any Trust will mean an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions, or, subject to certain conditions, in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the Required Amount for such Liquidity Facility and issued by a person having unsecured debt ratings which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) 15 days later than the Final Legal Distribution Date for the Certificates of such Trust;
(ii) the date on which the Subordination Agent delivers a certificate certifying that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers a certificate certifying that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the date on which the Liquidity Provider makes the Final Drawing; and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Sections 1.1(a) and 2.4(b))

     The Subordination Agent, in consultation with AWA (whose recommendations the Subordination Agent will accept), may, subject to certain limitations, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust. If such Replacement Facility is provided at any time after a Downgrade Drawing under such Liquidity Facility, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that the Subordination Agent shall hold the proceeds of a Final Drawing (defined below) made in accordance with the provisions set forth under "-- Liquidity Events of Default" below in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. The Intercreditor Agreement further provides that the Subordination Agent shall not fail to take any action which may be expressly required to be taken by the Subordination Agent in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

     Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other

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

person or entity who makes a demand for payment in respect of interest on the related Certificates. (Liquidity Facilities, Section 2.2)

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or a Final Drawing, and any portion of a Downgrade Drawing applied to the payment of interest on the Certificates, will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to (i) in the case of an Interest Drawing or the portion of a Downgrade Drawing applied to the payment of interest on the Certificates, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of the applicable drawing, at the Base Rate plus 1.50% per annum, and thereafter, at LIBOR for the applicable Interest Period plus 1.50% per annum and (ii) in the case of a Final Drawing, at the Base Rate; provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor. The "Base Rate" will be a per annum interest rate, determined as provided in each Liquidity Facility, equal to the higher of
(i) the base commercial lending rate announced from time to time by the Liquidity Provider and (ii) the rate quoted by the Liquidity Provider to dealers in the New York federal funds market for overnight offering of dollars by the Liquidity Provider for deposit, plus 0.50% per annum. "LIBOR" with respect to an Interest Period will be an interest rate, determined as provided in each Liquidity Facility, equal to the rate per annum at which deposits in U.S. dollars are offered for such Interest Period by the Liquidity Provider to prime banks in the London interbank market. The "Interest Period " with respect to a drawing which bears interest based on LIBOR will be each of the following periods: (i) the period beginning on the date such drawing began to bear interest based on LIBOR and ending on the next Regular Distribution Date and
(ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date. (Liquidity Facilities, Sections 1.1, 2.5 and 3.7)

     The amount drawn under the Liquidity Facility for any Trust by reason of the Downgrade Drawing and deposited in the Cash Collateral Account will be treated as follows: (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount for such Trust; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Trust to pay interest on the related Certificates will be treated in the same way (including interest payable thereon) as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. (Liquidity Facilities, Section 2.6; Intercreditor Agreement, Section 3.6(f)) The Downgrade Drawing under any Liquidity Facility (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest at a rate equal to (i) during the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Downgrade Drawing, at the Base Rate, and (ii) thereafter, at LIBOR for the applicable Interest Period plus 0.40% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.6 and 3.7)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default ") will consist of: (i) the acceleration of all the Equipment Notes; and (ii) the failure to pay all of the Equipment Notes at maturity. A Liquidity Event of Default shall not occur upon an automatic acceleration of the Equipment Notes as a result of certain bankruptcy events related to AWA. (Liquidity Facilities, Section 1.1)

     If (i) both (A) a Triggering Event shall have occurred and be continuing and (B) a Performing Note Deficiency exists or (ii) a Liquidity Event of Default shall have occurred and be continuing, the Liquidity Provider may, in its discretion, make a final drawing ("Final Drawing") of all available and undrawn amounts under the Liquidity Facilities whereupon (i) the Liquidity Provider shall have no further obligation to make drawings under the Liquidity Facility,
(ii) any drawing remaining unreimbursed shall be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider shall automatically become accelerated. (Liquidity Facilities, Section 6.1) Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to

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the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 2.9)

     Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The Liquidity Provider will be the Belgian bank Kredietbank N.V., acting through its New York branch. Kredietbank N.V. was established in 1935. As of December 31, 1996 Kredietbank N.V. had total assets of 3,624 billion Belgian francs (approximately $105 billion). Kredietbank N.V. provides commercial, investment banking and capital market services nationally and internationally to public, corporate and banking customers and has offices in 26 countries. Kredietbank N.V. currently has long-term unsecured debt ratings of Aa2 from Moody's and AA- from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A1+ from Standard & Poor's.

     The New York branch of Kredietbank N.V. is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. It is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also subject to review and supervision by the Federal Reserve Bank.

     Kredietbank N.V. has been active in aircraft finance since the mid 1980s and has a significant portfolio of loans secured by modern commercial jet and turboprop aircraft. Kredietbank N.V. has established business relationships with most leading international airlines and aircraft manufacturing companies.

     The information set forth above concerning Kredietbank N.V. and its New York branch was provided by Kredietbank N.V. and AWA takes no responsibility for the accuracy thereof.

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

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement. A form of the Intercreditor Agreement has been filed as an exhibit to the Registration Statement. The summary does not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Intercreditor Agreement. Section references in parentheses are to relevant sections of the Intercreditor Agreement, unless otherwise indicated.

INTERCREDITOR RIGHTS

     CONTROLLING PARTY

     Pursuant to the Intercreditor Agreement, each Trustee and the Liquidity Provider shall agree that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action with respect to such Indenture or the related Equipment Notes by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes), so long as no Indenture Event of Default shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Event of Default thereunder, in taking, or refraining from taking, any action with respect to such Indenture or such Equipment Notes, including exercising remedies thereunder (including accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party. (Section 2.6(a)) See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee.

     The Person who shall be the Controlling Party with respect to any Indenture shall be: (w) the Class A Trustee; (x) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (y) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and (z) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Section 2.6(b)) Notwithstanding the foregoing, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations payable to it under the Liquidity Facilities shall have the right to elect to become the Controlling Party with respect to any such Indenture at any time from and including the date which is 18 months after the earlier of (i) the acceleration of the Equipment Notes under such Indenture and
(ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of clause (i) or (ii) above, at the time of such election all Liquidity Obligations have not been paid in full. (Section 2.6(c))

     SALE OF EQUIPMENT NOTES AND AIRCRAFT

     Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party shall direct the related Indenture Trustee in the exercise of remedies thereunder and may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates remain outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture or (y) the bankruptcy or insolvency of AWA, then without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by AWA under the Lease for such Aircraft may not be adjusted if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the

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

rentals payable by AWA under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes then outstanding under such Indenture as the discount rate. (Section 4.1(a))

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will be required to obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft). (Section 4.1(a))

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on each Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     (i) all accrued and unpaid Liquidity Obligations (other than the principal amount of any drawing under the Liquidity Facilities and any interest accrued on any Liquidity Obligations) (the "Liquidity Expenses") to each Liquidity Provider;

     (ii) interest accrued on all Liquidity Obligations to each Liquidity Provider;

     (iii) such amount necessary to pay or reimburse the Liquidity Provider for all Liquidity Obligations then due (other than amounts payable as described in clauses (i) and (ii) above) and, if applicable, to replenish each Cash Collateral Account up to its respective Required Amount;

     (iv)   Expected Distributions to the holders of Class A Certificates;

     (v)   Expected Distributions to the holders of Class B Certificates;

     (vi)   Expected Distributions to the holders of Class C Certificates;

     (vii)  Expected Distributions to the holders of Class D Certificates; and

     (viii) certain fees and expenses of the Subordination Agent and the Trustees. (Section 3.2)

     Upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     (i) such amount necessary to reimburse (a) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Notes or any Trust Indenture Estate, (b) each Trustee for any amounts of the nature described in clause (a) above, and (c) each Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (a) above (collectively, the "Administration Expenses");

     (ii)   all accrued and unpaid Liquidity Expenses to each Liquidity
            Provider;

     (iii) all accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities to each Liquidity Provider;

     (iv) such amount necessary to the Liquidity Provider (a) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses (ii) and (iii) above) and/or (b) if applicable, so long as no Performing Note Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Collateral Accounts up to their respective Required Amounts;

     (v) such amount necessary to reimburse or pay (a) the Subordination Agent for any tax (other than taxes imposed on compensation paid under the Intercreditor Agreement), expense, fee, charge or

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

           other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated thereunder (to the extent not previously reimbursed), (b) each Trustee for any tax (other than taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), and (c) each Certificateholder for payments, if any, made by it in respect of amounts described in clause (a) above, which shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case pari passu on the basis of all amounts described in clauses (a) through (c) above (collectively, "Certain Taxes and Fees");

     (vi)   Adjusted Expected Distributions to the holders of Class A
            Certificates;

     (vii)  Adjusted Expected Distributions to the holders of Class B
            Certificates;

     (viii) Adjusted Expected Distributions to the holders of Class C Certificates; and

     (ix) Adjusted Expected Distributions to the holders of Class D Certificates (Section 3.3).

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and all investment earnings on such amounts on deposit in the Cash Collateral Account shall be deposited in an account maintained by the Subordination Agent pursuant to the Intercreditor Agreement. (Section 3.6).

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification or waiver under such Equipment Notes, the related Indenture, Lease, Refunding Agreement or other related document, if no Indenture Event of Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions with respect to each Series of Equipment Notes from the Trustee of the Trust which holds such Equipment Notes. (Section 9.1(b)). The Trustee in turn will request directions from Certificateholders of such Trust, provided that the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Indenture Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. (Basic Agreement, Section 10.01) If any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Section 9.1(b))

THE SUBORDINATION AGENT

     Fleet National Bank will be the Subordination Agent under the Intercreditor Agreement. AWA and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 777 Main Street, Hartford, Connecticut 06115,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers, in which event a successor Subordination Agent will be promptly appointed. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause and may appoint a successor Subordination Agent. No resignation or removal of the Subordination Agent will be effective until a successor is appointed. No appointment of a successor Subordination Agent will be effective until the Rating Agencies have delivered written confirmation that such action would not result in a downgrade, withdrawal or suspension of the rating of any Class of Certificates. (Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of four Airbus Industrie model A320-231 aircraft. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive Federal regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information concerning the Aircraft.

                                                                            APPRAISED VALUE
MANUFACTURER'S     AIRCRAFT       ENGINE        DELIVERY       ------------------------------------------
SERIAL NUMBER        TYPE          TYPE          DATE(1)           AISI            BK            MBA
--------------  ---------------  ---------  -----------------  ------------   ------------   ------------
      66        Airbus A320-231  IAE V2500  December 29, 1989    28,600,000     27,670,000     30,280,000
      67        Airbus A320-231  IAE V2500  December 29, 1989    28,600,000     27,670,000     30,280,000
     076        Airbus A320-231  IAE V2500  December 29, 1989    28,820,000     27,670,000     30,430,000
      81        Airbus A320-231  IAE V2500  December 29, 1989    28,820,000     28,000,000     30,430,000
                                                               ------------   ------------   ------------
                                                               $114,840,000   $111,010,000   $121,420,000
                                                               ============   ============   ============

---------------

(1) The delivery date indicated is for the purpose of the Leases. The original delivery dates for the Aircraft from the manufacturer were in November and December of 1989.

APPRAISED VALUE

     The appraised values set forth in the foregoing chart were determined by BK as of March 26, 1997, AISI as of March 19, 1997 and MBA as of March 31, 1997. As part of this process, all three Appraisers performed "desktop" appraisals without any physical inspection of the Aircraft. The Appraisals are based on differing assumptions and methodologies, which vary among the Appraisers. The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such reports.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full remaining payments due on the Equipment Notes issued thereunder or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes certain provisions of the Equipment Notes, the Indentures, the Leases, the Owner Trust Agreements and the Refunding Agreements. Forms of the Equipment Notes, the Indentures, the Leases and the Refunding Agreements have been filed as exhibits to the Registration Statement. The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Owner Trust Agreements and the Refunding Agreements. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Owner Trust Agreement and the Refunding Agreement relating to each Aircraft. Section references in parentheses are to relevant sections of the Indentures, the Leases, the Basic Agreement, and the Refunding Agreements.

GENERAL

     The Equipment Notes with respect to each Aircraft will be issued in four series under a separate Indenture between the related Owner Trustee, as trustee of the related Owner Trust created for the benefit of the applicable Owner Participant who is the beneficial owner of the related Aircraft pursuant to a trust agreement (each, an "Owner Trust Agreement "), and the related Indenture Trustee. The Equipment Notes issued will be nonrecourse obligations of the applicable Owner Trust. All Equipment Notes issued under the same Indenture will relate to, and be secured by, an Aircraft, and such Aircraft will be leased to AWA pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and AWA. Each Equipment Note will be authenticated under an Indenture by the applicable Indenture Trustee. The Chase Manhattan Bank will act as Indenture Trustee with respect to the issue of the Equipment Notes.

     Under each Lease, until the lien of the related Indenture is discharged, AWA will be unconditionally obligated to make or cause to be made rental and other payments to the related Indenture Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all scheduled payments required to be made on the Equipment Notes issued with respect to the related Aircraft. The rental obligations of AWA under each Lease will be general obligations of AWA. However, the Equipment Notes will not be obligations of, or guaranteed by, AWA or Holdings.

SUBORDINATION

     Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to Series A and B Equipment Notes issued in respect of such Aircraft; and Series D Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to Series A, B and C Equipment Notes issued in respect of such Aircraft. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on any Series B, C and D Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C and D Equipment Notes issued in respect of such Aircraft, and
(iii) payments of interest and principal due on Series C Equipment Notes will be made prior to payments of interest and principal due on any Series D Equipment Notes issued in respect of such Aircraft.

     Only Equipment Notes having the same priority of payment may be held by the same Trust; accordingly all of the Series A Equipment Notes will be held by the Class A Trust, all of the Series B Equipment Notes will be held by the Class B Trust, all of the Series C Equipment Notes will be held by the Class C Trust and all of the Series D Equipment Notes will be held by the Class D Trust.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus until the principal balance of such Certificates has been reduced to zero. Subject to the provisions of the Intercreditor Agreement, scheduled principal payments made on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust in accordance with the principal repayment schedule set forth herein until the principal balance of such Certificates has been reduced to zero. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     The aggregate original principal amounts of the Equipment Notes to be issued with respect to each Aircraft, as such Equipment Notes will be held in each of the Trusts, are as follows:

MANUFACTURER'S   CLASS A TRUST      CLASS B TRUST      CLASS C TRUST      CLASS D TRUST
SERIAL NUMBER   EQUIPMENT NOTES*   EQUIPMENT NOTES*   EQUIPMENT NOTES*   EQUIPMENT NOTES*     TOTAL*
--------------  ----------------   ----------------   ----------------   ----------------   -----------
 66
 67
076
 81
                  -----------        -----------        -----------        -----------      -----------
Total
                  ===========        ===========        ===========        ===========      ===========

---------------
* The information relating to the principal amount of the Equipment Notes is indicative only and subject to change.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 in each year, commencing July 2, 1997. Such interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Overdue amounts of principal and interest on each Series of Equipment Notes will bear interest at a rate equal to 1% per annum over the applicable rate on such Series of Equipment Notes. The principal of the Equipment Notes purchased by each Trust will be payable on the dates and in the amounts set forth in Appendix III.

     The final payment made under each Equipment Note is provided to be in an amount sufficient to discharge in full the unpaid principal amount of, all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. (Indentures, Section 2.02)

     If any date on which a payment under the Equipment Notes becomes due and payable is not a business day, such payment will be made on the next succeeding business day without any additional interest.

     All payments of the principal amount of, interest on and all other amounts due with respect to an Equipment Note will be payable only from the income and proceeds from the collateral pledged pursuant to the related Indenture (the "Trust Indenture Estate"). (Indentures, Section 2.03) In the case of each Equipment Note, each payment of principal amount and interest or other amounts due thereon will, except as otherwise provided in the related Indenture, be applied in the following order: (i) to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amounts, any overdue interest and any other overdue amounts thereunder) to the date of such payment; (ii) to the payment of the principal amount of such Equipment Note (or a portion thereof) then due thereunder; (iii) to the payment of Make-Whole Amount, if any, and any other amount due under the related Indenture or under such Equipment Note; and (iv) the balance, if any, remaining thereafter, to the payment of the principal amount of such Equipment Note remaining unpaid (applied to the installments of principal amount in the inverse order of their normal maturity). (Indentures, Section 2.05)

REDEMPTION

     The Equipment Notes issued with respect to any Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof together with accrued interest thereon to, but not including, the date of redemption, and all other amounts payable under the related Indenture or Refunding Agreement but without any Make-Whole Amount, upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by AWA under the related Lease. (Indentures, Section 2.10)

     Either the Owner Trustee or the Owner Participant may purchase all, but not less than all, of the outstanding Equipment Notes issued under the related Indentures at a price equal to the aggregate unpaid principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase and all other amounts then payable under the related Indenture or Refunding Agreement but without any Make-Whole Amount (except as described in the second following sentence). This option may be exercised (i) upon the Indenture Trustee with respect to the related Equipment Notes taking action, or notifying the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, (ii) upon the Equipment Notes with respect to an Aircraft having been accelerated or (iii) in the event there shall have occurred and be continuing a Lease Event of Default. If such option is exercised at a time when a Lease Event of Default shall have occurred and be continuing for less than 120 days (and the events described in clauses (i) and (ii) of the preceding sentence do not apply), then the Make-Whole Amount will be added to the purchase price. (Indentures, Section 2.12)

     "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by AWA and reasonably acceptable to the related Indenture Trustee and Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting such payments on a semi-annual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to (i) in the case of Series A Equipment Notes and Series B Equipment Notes, the Treasury Yield and (ii) in the case of Series C Equipment Notes and Series D Equipment Notes, the Treasury Yield plus 0.75% exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. (Indentures, Section 1.01)

     For purposes of determining the Make-Whole Amount, "Treasury Yield " means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third business day prior to the applicable redemption date and the "most recent H.15 (519)" means the H.15
(519) published prior to the close of business on the third business day prior to the applicable redemption date. (Indentures, Section 1.01)

     "Average Life Date" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" with respect to any Equipment Note, at the redemption date of such Equipment Note, is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including such redemption date to but excluding the date on which payment of principal is scheduled to be made; by (b) the then outstanding principal amount of such Equipment Note. (Indentures, Section 1.01)

SECURITY

     The Equipment Notes issued with respect to each Aircraft will be secured by a perfected security interest in such Aircraft and an assignment to the related Indenture Trustee of certain of the Owner Trustee's rights under the related Lease, including the right to receive certain payments of rent thereunder, all profits, revenues and other income of such Aircraft, all required hull insurance and similar proceeds with respect to such

Aircraft, all monies and securities deposited with the related Indenture Trustee, and all proceeds of the foregoing. Basic Rent (as defined herein) payments for each Aircraft are payable semi-annually on each Basic Rent payment date. Such payments, together with certain other payments that AWA is obligated to make or cause to be made under the related Lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. The balance of any such Basic Rent and other payments, after payment of amounts due on the related Equipment Notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Participant. (Indentures, Sections 3.01 and 3.06)

     Under the terms of each Lease, AWA's obligations in respect of each Aircraft will be those of a lessee under a "net lease". Accordingly, AWA will be obligated, among other things and at its expense, to cause each Aircraft to be duly registered, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Aircraft. Unless an Indenture Event of Default with respect to an Aircraft has occurred and is continuing, the related Indenture Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Indenture Trustee of its rights under the related Lease excludes certain rights of the Owner Trustee and the Owner Participant, including the rights of the Owner Trustee, the Owner Participant and their respective affiliates relating to the proceeds of certain letters of credit issued for the account of AWA referred to under "The Leases -- Lease Events of Default" in the amount of $1 million for each Lease in respect of certain amounts which may become payable by AWA, indemnity payments and interest in respect thereof payable by AWA for certain matters, insurance proceeds payable to Wilmington Trust Company, in its individual capacity and not as Owner Trustee (the "Trust Company"), the Indenture Trustee in its individual capacity and to the Owner Participant under public liability insurance maintained in respect of the Aircraft, insurance proceeds payable to the Trust Company or to such Owner Participant under certain insurance maintained by or for the benefit of the Owner Participant (whether directly or through the Owner Trustee) and certain costs and expenses payable by AWA to the Trust Company, the Owner Trustee, the Indenture Trustee or such Owner Participant. (Indenture, Granting Clause and Section 1.01) The Equipment Notes are not cross-collateralized, and consequently the Equipment Notes issued in respect of any Aircraft are not secured by any of the other Aircraft (as described in "-- The Leases -- Events of Loss") or the Leases related thereto.

     Subject to the right of AWA to re-register the Aircraft in other jurisdictions, and subject to the cooperation of the applicable Owner Trustee and Indenture Trustee, AWA will keep each Aircraft registered under the Federal Aviation Act and will record the Indenture and the Lease and other relevant documents with respect to each Aircraft under the Federal Aviation Act. Such recordation of the Indenture, the Lease and other relevant documents with respect to each Aircraft will give the related Indenture Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions.

     In addition, the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Each Aircraft may also be registered under the laws of, and each Aircraft may be operated by AWA or be under sublease or interchange arrangements in, countries that are not parties to the Convention. The extent to which the related Indenture Trustee's security interest would be recognized in Aircraft registered under the laws of or located in a country that is not a party to the Convention is uncertain. Moreover, in the case of an Indenture Event of Default, the ability of the related Indenture Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered under the laws of any jurisdiction other than the United States or located outside the United States.

     Certain of the Aircraft are subject to Cross-Border Leases. In connection with the realization by the Indenture Trustee of its security interest in such Aircraft, it may be desirable to have such Cross-Border Leases terminated. See "-- Cross-Border Leases".

     Funds, if any, held from time to time by an Indenture Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Indenture Trustee. Such investment and reinvestment will be at the direction of the related Owner Trustee or, in the event the Owner Trustee shall so specify, by the Lessee, in certain investments described in the related Indenture. (Indentures, Section 3.07) The net amount of any gain or loss resulting from any such investments will be for the account of AWA.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following table sets forth LTV Ratios for the Equipment Notes issued in respect of each Aircraft as of the dates specified and was obtained by dividing
(i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The tables contain forward-looking information that is based on the assumption that the value of each Aircraft included in the Assumed Aircraft
Value opposite May   , 1997, which Assumed Aircraft Value reflects the lesser of the average and median value of such Aircraft as appraised by each of the Appraisers, depreciates by 2% per year until the fifteenth year after the year of delivery of such Aircraft by the manufacturers, by 4% per year thereafter until the twentieth year after the year of such delivery and by 6% per year thereafter. Other rates or methods of depreciation would result in materially different LTV Ratios and no assurance can be given (i) that the depreciation rates and methods assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely LTV Ratios but simply a mathematical calculation based on one set of assumptions.

                                             AIRCRAFT MANUFACTURER'S SERIAL         AIRCRAFT MANUFACTURER'S SERIAL
                                                        NUMBER 66                              NUMBER 67
                                           -----------------------------------    -----------------------------------
                                            EQUIPMENT                              EQUIPMENT
                                              NOTE         ASSUMED                   NOTE         ASSUMED
                                           OUTSTANDING     AIRCRAFT               OUTSTANDING     AIRCRAFT
                                            BALANCE*        VALUE        LTV       BALANCE*        VALUE        LTV
                  DATE                     (MILLIONS)     (MILLIONS)    RATIO*    (MILLIONS)     (MILLIONS)    RATIO*
                  ----                     -----------    ----------    ------    -----------    ----------    ------
May   , 1997.............................    $              $                %      $              $                %
             ............................
             ............................
             ............................
             ............................
             ............................
             ............................
             ............................
             ............................
             ............................
             ............................

---------------

* The information relating to Equipment Note outstanding balance for each Aircraft and resulting LTV Ratios is indicative only and subject to change.

                                            AIRCRAFT MANUFACTURER'S SERIAL          AIRCRAFT MANUFACTURER'S SERIAL
                                                      NUMBER 076                              NUMBER 81
                                         ------------------------------------    ------------------------------------
                                          EQUIPMENT                               EQUIPMENT
                                            NOTE         ASSUMED                    NOTE         ASSUMED
                                         OUTSTANDING     AIRCRAFT                OUTSTANDING     AIRCRAFT
                                          BALANCE*        VALUE         LTV       BALANCE*        VALUE         LTV
                 DATE                    (MILLIONS)     (MILLIONS)    RATIO*     (MILLIONS)     (MILLIONS)    RATIO*
                 ----                    -----------    ----------    -------    -----------    ----------    -------
May   , 1997...........................    $              $                %       $              $                %
             ..........................
             ..........................
             ..........................
             ..........................
             ..........................
             ..........................
             ..........................
             ..........................
             ..........................
             ..........................

---------------

* The information relating to Equipment Note outstanding balance for each Aircraft and resulting LTV Ratios is indicative only and subject to change.

LIMITATION OF LIABILITY

     The Equipment Notes will not be obligations of, or guaranteed by, AWA, Holdings, the Owner Participants or the Trust Company. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except with respect to the Owner Trustee as provided in each Indenture, for any liability under such Indenture. All payments of principal amount of, interest on, and all other amounts due with respect to an Equipment Note will be payable only from the related Trust Indenture Estate. (Indentures, Section 2.03)

     Except as otherwise provided in the Indentures, the Trust Company will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct, gross negligence, the inaccuracy of a representation or warranty when made or the failure to perform certain specified covenants. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT; NOTICE AND WAIVER

     Indenture Events of Default under each Indenture will include: (a) the occurrence and continuance of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Trust Company, Owner Trustee, Indenture Trustee or Owner Participant), (b) the failure by the Owner Trustee (other than as a result of a Lease Default) to pay any amount when due under such Indenture or under any Equipment Note issued thereunder and such failure shall have continued for, in the case of principal and interest, ten calendar days and in all other cases fifteen calendar days after notice thereof being given to the Owner Trustee from the Indenture Trustee or any holder of the Equipment Notes, (c) the failure by the Owner Participant, the Trust Company or the Owner Trustee to discharge certain liens, continued for a period of thirty calendar days after an officer of the Trust Company or of the Owner Participant with responsibility for or familiarity with the transactions contemplated under the related Indenture or Refunding Agreement (or any vice president) shall have actual knowledge of such lien, (d) any representation or warranty made by the related Owner Trustee, Trust Company or Owner Participant in such Indenture or the related Refunding Agreement or by any person guaranteeing or supporting the obligations of the Owner Participant under certain related documents or in any related guarantee or support agreement being false or incorrect when made and in any respect materially adverse to the rights and interests of the holders of the related Equipment Notes and remaining unremedied after notice and specified cure periods, (e) certain failures by the related Owner Trustee, Trust Company or Owner Participant to perform or observe certain covenants or obligations for the benefit of the Indenture Trustee or holders of Equipment Notes under such Indenture or the related Refunding Agreement that are not remedied after notice and specified cure periods, (f) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant or (g) any time when the related Aircraft shall be registered in a jurisdiction outside the United States and the related Owner Trustee, the Trust Company or the Owner Participant shall breach certain covenants agreed upon pursuant to the related Refunding Agreement as a result of which the lien of the related Indenture shall cease to be a valid and duly perfected lien on the related Trust Indenture Estate. (Indentures, Section 4.02) There will not be any cross-default provisions in the Indentures or the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture.

     The Indenture Trustee will give the holders of the Equipment Notes, the Owner Trustee, AWA and the Owner Participant prompt written notice of any Indenture Event of Default of which the Indenture Trustee has knowledge. (Indentures, Section 5.01) If an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may exercise certain rights and powers as enumerated under the related Indenture; if such Indenture Event of Default is a Lease Event of Default, the Indenture Trustee may exercise certain remedies pursuant to the related Lease, provided that such Indenture Trustee gives (i) ten days' written notice to the related Owner Trustee and the Owner Participant prior to the initial exercise of such remedies under the related Lease (if not stayed or otherwise precluded by applicable law from giving such notice) and
(ii) thirty days' written notice to the related Owner Trustee and the Owner Participant of its intention to sell the related Aircraft. See "-- Remedies" below. (Indentures, Section 4.04)

     In the event that AWA fails to pay any installment of Basic Rent due under the related Lease, the Owner Participant may, within a specified period after notice of such default, pay a sum equal to the amount of all, but not less than all of the principal amount and interest due and payable on the Equipment Notes (without regard to any acceleration thereof), unless AWA shall have theretofore failed to pay Basic Rent in the manner required under the related Lease as to each of the three immediately preceding Basic Rent payment dates or in the aggregate more than six Basic Rent payment dates. In the event that AWA defaults in any obligation under the related Lease (other than the payment of Basic Rent) and such default can be remedied by the payment of money, the Owner Participant may, within a specified period after notice of such default, instruct the Owner Trustee to exercise the Owner Trustee's rights under the related Lease to perform such obligation on behalf of AWA. In the event such Lease Event of Default shall have been so remedied, then any declaration that the Lease is in default and that the related Equipment Notes are due and payable based upon such Lease Event of Default shall be deemed to be rescinded, and the Owner Participant or the Owner Trustee, as the case may be, shall be subrogated to the rights of the holders of the Equipment Notes to receive the applicable payment from the Indenture Trustee. (Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Indenture Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal amount of, or interest on, any such Equipment Notes or a default in respect of certain other covenants or provisions of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 4.08)

REMEDIES

     Each Indenture will provide that if an Indenture Event of Default occurs and is continuing, the related Indenture Trustee may, and upon receipt of written demand from the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture shall, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the unpaid principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without a Make-Whole Amount); provided, however, that such principal and interest will immediately and without further act become due and payable upon the occurrence of certain events of bankruptcy, reorganization or insolvency with respect to the related Owner Trustee, the

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related Owner Participant or AWA. The holders of a majority in aggregate unpaid principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Indenture Trustee an amount sufficient to pay all overdue principal amount of and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and potential Indenture Events of Default with respect to any covenant or provision of such Indenture have been cured or waived. (Indentures, Section 4.04)

     Each Indenture will provide that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Indenture Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If there shall have occurred or be continuing a Lease Event of Default, the related Indenture Trustee's right to exercise remedies under such Indenture will be subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease shall not apply in circumstances where such exercise has been stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (plus an additional period, if any, resulting from (i) the trustee or the debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court, (ii) such Indenture Trustee's consent to an extension of such 60-day or other period, (iii) AWA's assumption during such 60-day or other period with the approval of the relevant court of the related Lease pursuant to Section 365 of the Bankruptcy Code or (iv) such Indenture Trustee's own failure to give any requisite notice (unless such Indenture Trustee is stayed or otherwise precluded by applicable law from giving such notice)). (Indentures, Section 4.04(a)) Except as otherwise provided, such remedies may be exercised by the related Indenture Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of AWA, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of AWA under the Lease with respect to such Aircraft. (Indentures, Section 4.04; Leases, Section 18)

     If the Equipment Notes issued in respect of one or more Aircraft are in default and the Equipment Notes issued in respect of the remaining Aircraft are not in default, no remedies will be exercisable under the applicable Indentures with respect to such remaining Aircraft.

     Pursuant to each Indenture, notwithstanding any of the provisions of such Indenture or the related Owner Trust Agreement to the contrary, each holder of the related Equipment Notes, the related Indenture Trustee and the related Owner Trustee will agree for the benefit of AWA that it will not take any action contrary to AWA's rights under the related Lease, including the right of AWA to possession and use and quiet enjoyment of the related Aircraft, except in accordance with the provisions of such Lease. (Indentures, Section 10.05)

     Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 of the Bankruptcy Code provides, however, that the right to take possession of equipment may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults and within 30 days thereof, any future defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an

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aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo".

     The Bankruptcy Reform Act amended Section 1110 by, among other things, providing that all lessors of equipment first placed in service after the date of enactment of that Act will be entitled to the benefits of Section 1110 even if such lease is in essence a security interest. The Bankruptcy Reform Act also provides that the lessor under a lease of equipment first placed in service on or prior to the date of the enactment of that Act will be entitled to the benefits of Section 1110 if the lessor and the lessee have expressed in the applicable agreement or in a substantially contemporaneous writing that the applicable agreement is to be treated as a lease for federal income tax purposes. Each of the Leases relating to Aircraft placed in service prior to the enactment of the Bankruptcy Reform Act contains such a written statement.

     Milbank, Tweed, Hadley & McCloy, counsel to the Underwriter, has advised the Indenture Trustees that, if AWA were to become a debtor under Chapter 11 of the Bankruptcy Code, the applicable Owner Trustee, as lessor under each Lease, and the related Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to such related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft. This opinion is subject to certain qualifications and assumptions, including the assumption that AWA is and will be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo and the assumption that the applicable Aircraft has a useful life in excess of the term of the related Lease, without giving effect to any optional renewal period during which fair market rent would be paid (which assumption will be supported by a letter to such effect issued by one of the Appraisers). See "-- The Leases -- Events of Loss". The opinion of Milbank, Tweed, Hadley & McCloy will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of Aircraft which may be subleased by AWA. The opinion of Milbank, Tweed, Hadley & McCloy will not address the possible substitution or replacement of Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Indenture Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such substitution or replacement. For a description of certain limitations on the Indenture Trustee's exercise of rights contained in the Indentures, see "-- Indenture Events of Default; Notice and Waiver".

     In the event of bankruptcy, insolvency, receivership or similar proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Indenture Trustee to exercise its remedies under the related Indenture might be restricted, though such Indenture Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft. Certain of the Aircraft are subject to Cross-Border Leases. In connection with the realization by the Indenture Trustee of its security interest in such Aircraft, it may be desirable to have such Cross-Border Leases terminated. In this regard, the bankruptcy, insolvency, receivership or like proceeding involving the Cross-Border Lessor or any partner therein might also impede the ability of the Indenture Trustee to exercise its remedies under the related Indenture. See "-- Cross-Border Leases".

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Refunding Agreement and the Owner Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

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     Certain provisions of any Indenture, and of the Lease, the Refunding
Agreement, and the Owner Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Indenture Trustee or the holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to maintenance of, and modifications to, the related Aircraft and the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease. (Indentures, Section 9.01(a))

     Without the consent of each holder of an affected Equipment Note then outstanding, no amendment of or supplement to the related Indenture, Refunding Agreement or any other related document may (a) modify certain provisions of such Indenture, certain definitions under such Indenture, or the percentage of holders of the Equipment Notes required to take or approve any action under such Indenture, (b) reduce the amount, or change the time of payment or method of calculation of any amount of principal, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify certain provisions of such Indenture with respect to the order of priorities in which distributions thereunder shall be made among the holders of Equipment Notes, the related Owner Trustee and AWA, (c) reduce, modify or amend any indemnities in favor of the holders of Equipment Notes, (d) consent to any change in such Indenture or the related Lease which would permit redemption of Equipment Notes earlier than permitted under such Indenture, (e) release AWA from its obligations in respect of certain payments under the related Lease or (f) permit the creation of any lien on the related Trust Indenture Estate or deprive any holder of Equipment Notes of the benefit of the lien of such Indenture on such Trust Indenture Estate. (Indentures, Section 9.01(b))

INDEMNIFICATION

     AWA will be required to indemnify each Indenture Trustee, each Owner Participant, each Owner Trustee, each Pass Through Trustee and the Subordination Agent, but not any Certificateholder, for certain losses, claims and other matters (for example, among other things, AWA is not responsible for any losses, claims, and other matters relating to any of such persons' failure to make a payment to another person, which payment was made by AWA to such first person). Under certain circumstances AWA is required to counter-indemnify the Original Lessee for indemnities owing by the Original Lessee to each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Aircraft. Each Owner Trustee indemnifies the Indenture Trustee for certain losses, claims and other matters to the extent not reimbursed by AWA; however, recourse is limited to the related Trust Indenture Estate. Prior to seeking indemnification from the Trust Indenture Estate for any amount indemnified against by AWA under the related Lease, the Indenture Trustee will demand and take necessary action to pursue indemnification under such Lease. If necessary, the Indenture Trustee is entitled to indemnification from the related Trust Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by AWA or others. The Indenture Trustee is not indemnified, however, for, among other things, actions arising from its gross negligence (or negligence in the handling of funds), willful misconduct or for the inaccuracy of any representation or warranty made in its individual capacity under the relevant Refunding Agreement. (Indentures, Section 7.01)

     No Trust Company, Owner Participant or any director, officer, employee, stockholder, partner, agent or affiliate of the Trust Company or Owner Participant (the "Exculpated Person") will have any obligation, duty or liability of any kind whatsoever to the Indenture Trustee or holders of any Equipment Notes in connection with the exercise by any Exculpated Person of any rights of an Owner Trustee under the related Lease and the other related documents, or the taking of any action or the failure to take any action, in each case in connection with any rights of such Owner Trustee under the applicable Indenture and the related Lease. (Indentures, Section 7.02)

     Each Trust Company, Owner Trustee and Owner Participant is required to indemnify the related Indenture Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Trustee has an interest for certain losses that may be suffered as a result of its failure to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture (Refunding Agreements, Section 13). The Indenture Trustee is not under any obligation to take any action, risk liability or

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expend its own funds under the relevant Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. (Indentures, Section 5.03)

THE LEASES

     Each Aircraft is leased by an Owner Trustee to AWA under the relevant
Lease.

     TERMS AND RENTALS

     Each Aircraft is leased separately under its respective Lease for a term commencing on the date of the delivery of such Aircraft to the Original Lessee and expiring on July 5, 2013, which in all cases is not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture, unless earlier terminated as provided by the related Lease. Basic Rent payments for each Aircraft are payable semi-annually on each Basic Rent payment date. (Leases, Section 4 and Exhibit C) AWA's obligations to pay rent and to make, or cause to be made, other payments under each Lease are unsubordinated unsecured obligations of AWA and will rank pari passu in right of payment with all other unsubordinated unsecured indebtedness of AWA. The rental obligations will be effectively subordinated to any secured indebtedness of AWA to the extent of the value of the assets securing such indebtedness and would be effectively subordinated to all obligations of AWA's subsidiaries (if any). AWA has no right to purchase any Aircraft at the conclusion of the Term of such Lease.

     NET LEASE; MINIMUM PAYMENTS

     AWA's obligations in respect of each Lease of an Aircraft are those of a lessee under a "net lease". Lessee's obligations to pay all rent and perform all other obligations under the Leases are, by the terms of the Leases, stated to be absolute and unconditional. The Leases provide that (i) the Stipulated Loss Value for each Aircraft, together with the payment of all rent then due thereunder, as of any time shall be sufficient to pay in full the unpaid principal amount of the related Equipment Notes and all accrued and unpaid interest and (ii) Basic Rent payable on any Basic Rent payment date shall at least equal the amount of principal and interest due and payable on the related Equipment Notes on such Basic Rent payment date. (Leases, Section 4(b))

     REGISTRATION; MAINTENANCE; MODIFICATIONS

     AWA is obligated to cause the Aircraft to be duly registered with the FAA in the name of the Owner Trustee (or with the aviation authority in certain other jurisdictions in connection with the re-registration of the Aircraft in such jurisdictions). Registration of the Aircraft in specified jurisdictions outside the United States is subject to, among other conditions specified in the related Refunding Agreement, the lien of the related Indenture continuing as a valid and duly perfected security interest in the related Aircraft and the related Lease. AWA is also obligated to the extent set forth in the related Lease, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) in accordance with good industry practice and so as to keep the Aircraft in as good a condition as when delivered to AWA, ordinary wear and tear excepted, and in such condition as is necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times (a) under the Federal Aviation Act and any other applicable law, or (b) under the applicable laws of any other jurisdiction in which the Aircraft may be registered, except when any grounding of the Aircraft is fleetwide in nature so long as AWA or a Permitted Sublessee is contesting in good faith such grounding. AWA is also required to cause the Aircraft then subject to such Leases to be maintained in accordance with maintenance standards required by, or substantially equivalent to those required by, the central civil aviation authority of the country of registry, and, to the extent not inconsistent therewith, the FAA. AWA will maintain, service, repair and overhaul the Aircraft in the same manner and with the same care as used by AWA with respect to similar aircraft owned by AWA and, during any period in which a sublease permitted by the related Lease is in effect, will cause to be performed all maintenance, service, repair and overhaul of the Aircraft in the same manner and with the same care as used by the Permitted Sublessee with respect to similar aircraft owned by such Permitted Sublessee. (Leases, Section 6(d) and 6(e))

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

     AWA will not permit the Aircraft to be maintained, used, serviced, repaired or operated in violation of any law of any government having jurisdiction, or in violation of any airworthiness certificate, license or registration to the extent mandatory for operators similar to AWA or the Permitted Sublessee, except to the extent AWA (or any Permitted Sublessee) is in good faith contesting the validity of any such requirements by appropriate proceedings which, among other things specified in each Lease, do not impair the interest of the Owner Trustee in the Aircraft or the validity or the priority of the Lien of the Indenture. (Leases, Section 6(c)) AWA must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority having jurisdiction. AWA (or a Permitted Sublessee) may make other alterations, modifications and additions to any Airframe or any Engine as AWA (or a Permitted Sublessee) may deem desirable in the proper conduct of its business, so long as such alterations, modifications or additions do not, among other things specified in the related Lease, diminish the value, utility or remaining useful life, or impair the condition or airworthiness of such Airframe or Engine, below the value, utility or remaining useful life or condition or airworthiness thereof immediately prior to such alteration, modification or addition (assuming such Airframe or Engine was in the condition required by the terms of the related Lease). Title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vests in the Owner Trustee subject to certain exceptions. In certain circumstances, AWA (or a Permitted Sublessee) is permitted to remove from an Airframe or Engine parts which were added by AWA (or a Permitted Sublessee) so long as certain conditions are met and any such removal does not, among other things specified in the related Lease, diminish or impair the value, utility, remaining useful life, condition or airworthiness, which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Section 9)

     Subject to certain exceptions, including as set forth above, AWA is obligated to replace or cause to be replaced all parts incorporated or installed in or attached to any Airframe or any Engine that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Replacement parts become subject to the related Lease and the lien of the related Indenture in lieu of the part replaced. (Leases, Section 9(a))

     SUBLEASING AND POSSESSION

     AWA is permitted, subject to certain limitations, to sublease any Aircraft to any Certificated Air Carrier or to certain foreign entities so long as the term of any such sublease does not extend beyond the term of the related Lease. In addition, subject to certain limitations, AWA is permitted to transfer possession of any Airframe or any Engine other than by sublease, including transfers of possession by AWA in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications.

     Except that three of the Aircraft may not be used in Hong Kong or the People's Republic of China (Leases, Section 8(h)), there are no general geographical restrictions on AWA's (or any Permitted Sublessee's) ability to operate the Aircraft. The extent to which the relevant Indenture Trustee's lien would be recognized in any Aircraft if such Aircraft were located in certain countries is uncertain. See "Description of the Equipment Notes -- Security". While the Indenture Trustees' rights and remedies in the event of a default under each Lease include the right to terminate such Lease and repossess the Aircraft subject thereto, it may be difficult, expensive and time-consuming to obtain possession of such Aircraft, particularly when such Aircraft has been registered in a foreign jurisdiction or is located outside the United States or is subleased to a foreign operator. Any such exercise of the right to repossess Aircraft will be subject to the limitations and requirements of applicable law, which could include the need to obtain approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Permitted Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations on the exercise of remedies may apply. Furthermore, certain jurisdictions may accord higher priority to certain other liens or other third-party rights over the Aircraft.

     In addition, at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with engines owned by the applicable Owner Trustee and, in such case, AWA is required to deliver engines

                                       94
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attached to such Airframe of the same model and equivalent modification status as the Engines or, at AWA's option, an engine of an improved model suitable for installation and use on the Airframe without diminishing the value, utility and remaining useful life of such Airframe, in each case having a value, utility and remaining useful life at least equal to, and being in an operating condition as good as, the Engines subject to such Lease. (Leases, Section 16(c)) Notwithstanding AWA's agreement in the related Lease, in the event AWA fails to transfer title to engines not owned by the applicable Owner Trustee that are attached to an Airframe on repossession or return thereof, at the time of obtaining repossession of the Aircraft it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and related Engines subject to such Lease. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Repossession".

     LIENS

     AWA is required to maintain each Aircraft, Airframe and Engine free of any liens, other than specified permitted liens including the respective rights of AWA, the relevant Owner Trustee, Owner Participant and Indenture Trustee and any other rights as provided in the related Lease and any rights of others to possession of the Aircraft in accordance with the terms of the related Lease (including Permitted Sublessees); liens, the removal of which is the responsibility of other parties; liens for taxes either not yet due or being diligently contested in good faith by appropriate proceedings so long as such proceedings or such liens do not, among other things as may be specified in the related Lease, involve any material danger of the sale, forfeiture or loss of such Aircraft, Airframe or Engine or any interest of the related Owner Trustee or Indenture Trustee therein; inchoate materialmen's, mechanics' and other similar inchoate liens arising in the ordinary course of AWA's business for sums not overdue for a period of more than 45 days or being diligently contested in good faith so long as such proceedings or such liens do not involve any material danger of the sale, forfeiture or loss of such Aircraft, Airframe or Engines or any interest of the related Owner Trustee or Indenture Trustee therein; judgment liens discharged, vacated or reversed within a period of 30 days as specified in, and subject to other limitations which may be contained in, the related Lease, and any other lien with respect to which AWA (or a Permitted Sublessee) has provided a bond adequate in the reasonable opinion of the Owner Participant and the Indenture Trustee. (Leases, Section 14)

     INSURANCE

     Subject to certain exceptions, AWA is obligated, at its expense, to maintain or cause to be maintained on each Aircraft, with reputable and creditworthy insurers of recognized responsibility and standing experienced in aircraft insurance, comprehensive aircraft and general public liability insurance (exclusive of manufacturer's product liability insurance) and property damage insurance in an amount not less than $350 million, combined single limit, per occurrence or such higher amount, and of such types and terms as are customarily carried by prudent certificated air carriers, similarly situated to AWA, operating aircraft of similar size and engines. AWA is also obligated, at its expense, to maintain or cause to be maintained, "all-risk" ground and flight aircraft hull insurance and "all-risk" coverage including transit insurance with respect to Engines while not installed on an Airframe, of such type, on such terms and in such amounts as customarily maintained by prudent certificated air carriers, similarly situated to AWA, operating aircraft of similar size and engines; provided, however, that, subject to permitted deductibles, such all-risk insurance shall be for an amount on an "agreed value" basis not less than the Stipulated Loss Value (as set forth in the related Lease) determined from time to time for such Aircraft. (Leases, Sections 12(a) and 12(b))

     Subject to certain exceptions, the proceeds of policies covering loss of or damage to an Aircraft shall be payable, up to the Stipulated Loss Value for such Aircraft, to the related Indenture Trustee for any loss involving proceeds in excess of $500,000 and the entire amount of any loss involving proceeds of $500,000 or less shall be paid to AWA (or a Permitted Sublessee) so long as no Lease Event of Default or Lease Default exists. AWA (and any Permitted Sublessee) may self-insure for such loss or damage to the extent of up to a $1 million deductible per Aircraft. (Leases, Sections 12(b) and 12(d))

     In respect of each Aircraft, AWA is required to cause the related Owner Trustee, Owner Participant and Indenture Trustee and certain other persons, but not the Certificateholders, to be included as additional

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insureds as their respective interests may appear under all insurance policies required by the terms of the Lease with respect to such Aircraft. (Leases, Sections 12(a) and 12(b))

     AWA may not operate (or permit any Permitted Sublessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the related Lease unless the Aircraft is covered by a United States government indemnity. (Leases, Section 6(c))

     AWA's obligation to provide any insurance required by any Lease shall be satisfied if indemnification from the United States government is provided to the extent and subject to the terms and conditions of such Lease. (Leases, Section 12(k))

     RENEWAL OPTION

     Prior to the end of the Basic Term and subject to certain conditions, AWA will have an option to renew each Lease for one Renewal Term consisting of a period equal to five years. The Renewal Rent for the Renewal Term shall be the "fair market rental value" of the Aircraft for such Renewal Term as determined in accordance with the related Lease. (Leases, Section 20(i))

     EVENTS OF LOSS

     If an Event of Loss occurs with respect to any Airframe or any Airframe and any Engines then installed thereon, AWA is obligated either (i) to replace such Airframe or Airframe and Engines or (ii) to pay to the related Owner Trustee the applicable Stipulated Loss Value, as adjusted, together with certain additional amounts. If AWA elects to replace such Airframe or Airframe and Engines, it must do so not later than the 120th day after the related Event of Loss, with an airframe or airframe and engine(s), as applicable, meeting required specifications and free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life at least equal to, and being in at least as good operating condition as, such airframe or airframe and engines prior to the Event of Loss, assuming maintenance thereof in accordance with the related Lease. If AWA elects to pay the Stipulated Loss Value for such Airframe or Airframe and Engines, AWA must make such payment not later than 120 days after the related Event of Loss. Upon making such payment, together with all other amounts then due under the related Lease with respect to such Airframe or Airframe and Engines, the Lease for such Aircraft shall terminate and the obligation of AWA to make the scheduled Basic Rent payments with respect thereto shall cease. (Leases, Section 11(a))

     If an Event of Loss occurs with respect to an Engine, AWA is required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), meeting required specifications and having a value, utility and remaining useful life at least equal to, and being in at least as good operating condition as, the Engine being replaced (assuming that such Engine had been maintained in accordance with the related Lease) suitable for installation and use on the Airframe without diminishing the value, remaining useful life or utility of such Airframe. (Leases, Section 11(b))

     An "Event of Loss" with respect to an Aircraft, Airframe or Engine means any of the following events with respect thereto:

     (a) loss of such property or the use thereof due to theft or disappearance for the period set forth in the relevant Lease;

     (b) destruction or damage of such property that renders repair uneconomic or such property permanently unfit for normal use by AWA (or a Permitted Sublessee) for any reason whatsoever;

     (c) any loss or disappearance of or damage to or destruction of such property which results in an insurance settlement with respect to such property on the basis of an actual or constructive total loss;

     (d) the condemnation, confiscation, appropriation, seizure or requisition of title to any such property by any governmental entity which results in the loss of title by Owner Trustee for ten days or more but excluding requisition for use or hire which does not involve requisition of title;

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

     (e) the condemnation, confiscation, appropriation, seizure or requisition of the use of such property by any governmental entity (other than a requisition for use by the federal government of the United States or any instrumentality or agency thereof bearing the full faith and credit of the United States of America), which in any such case shall have resulted in the loss of possession thereof by AWA for the period set forth in the relevant Lease (or for such shorter period ending on the date which is the next business day after the date of receipt of an insurance settlement with respect to such property on the basis of a total loss);

     (f) the requisition for use of such property by the federal government of the United States or any agency or instrumentality thereof bearing the full faith and credit of the United States of America, which purports to or does continue beyond the Term of the relevant Lease;

     (g) as a result of any law, rule, regulation, order or other action by the FAA, the Department of Transportation or any other governmental entity having jurisdiction, the use of such Aircraft, Airframe or Engine in the normal course of AWA's (or a Permitted Sublessee's) business of air transportation of passengers shall have been prohibited for a period of six consecutive months, unless AWA (or a Permitted Sublessee), prior to the expiration of such six-month period, has undertaken and is diligently carrying forward all steps which are necessary or desirable to permit normal use of such item of equipment by AWA (or a Permitted Sublessee), or, in any event, if such normal use shall have been so prohibited by any such governmental entity for the period set forth in the relevant Lease; or

     (h)  as otherwise provided in the relevant Lease.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. An Event of Loss with respect to an Engine shall not, absent an Event of Loss with respect to the relevant Airframe, be deemed an Event of Loss with respect to such Airframe. (Leases, Section 1)

     INDEMNIFICATION

     Subject to certain exceptions, AWA has agreed to indemnify, among others, each Owner Participant, each Owner Trustee, each of the Trustees and each of the Indenture Trustees, but not the holders of the Certificates, for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the Aircraft. In addition, under certain circumstances AWA is required to indemnify such persons, but not the holders of the Certificates, against certain taxes, levies, duties, withholdings and for certain other matters (but excluding, among other things, certain income and capital gains taxes) relating to such transactions or the Aircraft. (Leases, Sections 10 and 13)

     LEASE EVENTS OF DEFAULT

     The Lease Events of Default include, among other things, (i) failure by AWA to make any payment of Basic Rent, Renewal Rent or Stipulated Loss Value within three business days after such payment is due, or any other payment of Supplemental Rent within ten business days after the same shall have become due and AWA has received written demand therefor by the party entitled thereto (provided that failure to pay amounts owed under certain related documents shall not constitute a Lease Event of Default unless the Owner Trustee or the Owner Participant delivers notice to AWA that such failure shall constitute a Lease Event of Default); (ii) failure by AWA to perform or observe any covenant, condition or agreement to be performed or observed by it under the related Lease or certain related documents, and such failure shall have continued unremedied after notice and specified cure periods; (iii) any representation or warranty made by AWA under the related Refunding Agreement and certain related documents or in any certificate furnished by AWA in connection therewith, shall have proved to have been incorrect in any material respect when made and continued unremedied after notice and specified cure periods; (iv) the occurrence of certain events of bankruptcy, reorganization or insolvency of AWA; (v) AWA's loss or suspension of its United States air carrier license or certificate under
Part 121 of the Federal Aviation Regulations or its certificate of public convenience and necessity under Section 41102(a) of the Federal Aviation Act or, subject to certain exceptions, its cessation of

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

business as, or cessation of a preponderance of its business to be, that of a commercial passenger Certificated Air Carrier and (vi) the failure of AWA to obtain and maintain (or cause to be obtained and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of the relevant Lease, or the operation of any Aircraft outside of the scope or in violation of the terms of such insurance. (Leases, Section 17) The Leases require AWA to provide to the relevant Owner Trustee as beneficiary thereof irrevocable standby letters of credit for drawdown upon the occurrence of certain Lease Defaults or Lease Events of Default. These letters of credit will not be assigned to the related Indenture Trustee under its Indenture.

     There are no cross-default provisions in the Leases. Consequently, events resulting in a Lease Event of Default under any particular Lease may or may not result in a Lease Event of Default occurring under any other Lease. (Leases, Section 17)

     If a Lease Event of Default has occurred and is continuing and the related Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations imposed by law, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess such Aircraft, to sell or re-lease such Aircraft free and clear of AWA's rights and retain the proceeds and to require AWA to pay liquidated damages as computed in accordance with such Lease. (Leases, Section
18)

     SECTION 1110

     In each Lease, AWA covenants and agrees that it will support any motion, petition or application filed by the related Owner Trustee, as lessor under the related Lease, with any bankruptcy court having jurisdiction over AWA, whereby such Owner Trustee seeks recovery of possession of the Aircraft under Section 1110 of the Bankruptcy Code. (Lease, Section 8(i)) See "Description of the Equipment Notes -- Remedies".

     CERTAIN DEFINED TERMS UNDER THE LEASES

     "Airframe" means, with respect to each Aircraft, such Aircraft (except Engines or engines from time to time installed thereon) and any such model aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such Aircraft (except Engines or engines from time to time installed thereon) in accordance with the provisions of the related Lease.

     "Basic Rent" means, for any Aircraft, the scheduled basic rent in respect of such Aircraft payable semi-annually for the Term of the related Lease.

     "Basic Term" means, for any Aircraft, a term commencing on the date of delivery of such Aircraft to the Original Lessee under the related Lease and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture, unless earlier terminated as provided by the related Lease.

     "Certificated Air Carrier" means any corporation (except the United States government) domiciled in the United States of America and holding a Certificate of Convenience and Necessity issued under Section 41102(a) of the Federal Aviation Act by the Department of Transportation.

     "Engine" means with respect to each Aircraft, (i) each of the two IAE Model V2500 engines initially installed on the Airframe whether or not from time to time thereafter no longer installed on the Airframe or installed on any other aircraft or airframe, and (ii) any replacement engine which may from time to time be substituted for any Engine in accordance with the provisions of the related Lease.

     "Lease Default" means an event or condition which would constitute a Lease Event of Default with the lapse of time or the giving of notice or both.

     "Lease Payment Dates" means, with respect to each Lease, January 2 and July 2 of each year, commencing on July 2, 1997.

     "Permitted Sublessee" means any sublessee permitted under a Lease from time to time.

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

     "Renewal Rent" means the rent payable during the Renewal Term for any Aircraft pursuant to the related Lease.

     "Renewal Term" means the period following the end of the Basic Term if AWA has exercised its renewal option for such Aircraft pursuant to the related Lease.

     "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent or Renewal Rent) which AWA assumes or agrees to pay under each Lease or the other agreements related thereto.

     "Term" means, with respect to a Lease, collectively, the Basic Term and, if AWA has exercised its renewal option for such Aircraft pursuant to such Lease, the Renewal Term.

CROSS-BORDER LEASES

     "Cross-Border Lease" means each of the lease agreements between a Cross-Border Lessor and the applicable Cross-Border Lessee.

     "Cross-Border Lessee" means each of the lessees of an Aircraft under a Cross-Border Lease.

     "Cross-Border Lessor" means each of the foreign lessors of an Aircraft.

     Three Aircraft securing the obligations under the three related Indentures are subject to Hong Kong Cross-Border Lease financings with terms expiring in 2006.

     Under the terms of each of the Cross-Border Lease financings, title to the relevant Aircraft is held by the relevant Owner Trustee as assignee of the title holder of the Aircraft, which, under a hire purchase agreement, has been hired by the original title holder to a Hong Kong entity acting as the Cross-Border Lessor of such Aircraft. In summary, the Hong Kong lease financing documentation provides that, subject to various terms and conditions, the Cross-Border Lessor has the right to acquire title to the Aircraft from that relevant Owner Trustee upon the termination of the hire purchase agreement. The relevant documents further provide that the relevant Owner Trustee, as assignee of the Cross-Border Lessee, in each of the Hong Kong transactions can concurrently re-acquire title to the relevant Aircraft from the Cross-Border Lessor, if such lessor exercises its option to acquire title to the relevant Aircraft upon the termination of the hire purchase agreement, or the Owner Trustee, as assignee of the title holder of the Aircraft, can retain title if the Cross-Border Lessor does not or cannot exercise its option to acquire the Aircraft upon termination of the hire purchase agreement. The rights of the Cross-Border Lessee under each of these financings have been assigned to the relevant Owner Trustees. Under the terms of the financing, the Owner Trustee, as assignee of the Cross-Border Lessee, has the right to cause the termination of such cross-border financing upon the occurrence and continuance of a Lease Event of Default under the related U.S. Lease and the exercise of remedies under the U.S. Lease (to the extent not stayed). By virtue of an agreed defeasance arrangement, the monetary obligations of the Cross-Border Lessees under the Hong Kong Cross-Border Leases have been assumed by certain financial institutions or other parties. The relevant Owner Trustee's right to take title to the Aircraft free of the Cross-Border Lease financing is not conditioned upon the payment of any sum by any such parties. In addition, the relevant Cross-Border Lessor and the partners therein have expressly agreed that, after giving effect to the provisions of the Cross-Border Lease financing documentation, they shall not have any right to retain or assert any interest in the relevant Aircraft upon the termination of the relevant Cross-Border Lease financing.

     The ability of an Indenture Trustee to realize upon its security interest in an Aircraft that is subject to a Cross-Border Lease financing could be adversely affected if the relevant Cross-Border Lessor or any partner therein were to become a debtor in a bankruptcy or similar proceeding in its home jurisdiction and a creditor, trustee in bankruptcy, liquidator, receiver or similar official were to take the position that the related Aircraft should be treated as part of the estate of such lessor or partner therein, as the case may be (particularly, if at the same time the Indenture Trustee is seeking to exercise remedies under the related Indenture). If such a position were to be taken in such a proceeding, a delay in the clearing of title to such Aircraft free of the Cross-Border Lease financing could occur. Such a delay might impede the ability of an Indenture Trustee to realize upon the Aircraft collateral securing the related Equipment Notes.

     Legal opinions from Hong Kong and English counsel (based on certain assumptions and qualifications) will be given to the effect that upon the occurrence of an insolvency, bankruptcy, liquidation or any other similar event with respect to the Cross-Border Lessor or any partner therein, neither the Cross-Border Lessor nor any partner therein nor any trustee in bankruptcy, liquidator, receiver or any other similar official in relation to the Cross-Border Lessor or any partner therein would be entitled to acquire and retain title to the relevant Aircraft. There can be no assurance, however, that the circumstances or the law upon which such counsel based their opinions will not change, that a court of competent jurisdiction in Hong Kong or England would not find differently, that such opinions would prove to be correct or that the law of another jurisdiction would not apply. In this regard, Hong Kong counsel advises that the Sino-British Joint Declaration on the future of Hong Kong provides that the laws of Hong Kong in force on June 30, 1997 will be maintained except for laws that contravene the Basic Law. Hong Kong counsel will be giving an opinion that, in their view, the Basic Law does not contain any provision which would be contravened by any provision of Hong Kong law relevant to their opinion referred to above, but that this is a matter for interpretation by the Standing Committee of the National People's Congress of the People's Republic of China, in which the power of interpretation of the Basic law is vested.

     In connection with the realization by the Indenture Trustee of its security interest in an Aircraft subject to a Cross-Border Lease Financing, it may be desirable to have the related Cross-Border Leases terminated.

     The information set forth above concerning Cross-Border Lease financings was provided by GPA and AWA takes no responsibility for the accuracy thereof.

THE REFUNDING AGREEMENTS

     TRANSFER OF OWNER PARTICIPANT INTERESTS

     Subject to certain restrictions, the Owner Participant may transfer its beneficial interest in the relevant Owner Trust. (Refunding Agreements, Section
10)

     REGISTRATION OF AIRCRAFT

     The Aircraft have been registered under the Federal Aviation Act in the name of the relevant Owner Trustee. AWA may, under certain circumstances, request the re-registration of such Aircraft in certain jurisdictions outside of the United States, subject to, among other conditions specified in the related Refunding Agreement, the lien of the related Indenture continuing as a perfected security interest in such Aircraft and the related Lease. (Refunding Agreements, Section 11)

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

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. In the opinion of Andrews & Kurth L.L.P., special tax counsel to AWA ("Special Tax Counsel") such discussion is accurate in all material respects of the matters discussed herein. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

     This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the
"IRS ") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Special Tax Counsel, each Trust will be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly, its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S.

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

Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

     If any of the Class B Trust, the Class C Trust or the Class D Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to another class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset and will be long-term capital gain or loss if the Certificate has been held for more than one year.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or any transferee of such interest and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. Regulations proposed by the IRS on April 15, 1996, if finalized in their current form, would modify the

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

certification requirements described in clause (iii) above with respect to certain payments after December 31, 1997. AWA has no obligation to indemnify any Certificateholder with respect to withholding taxes.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     The Trustee is a national banking association with its principal corporate trust office in Hartford, Connecticut. Shipman & Goodwin LLP, special counsel for the Trustee, has advised AWA that, in its opinion, prior to a default and under currently applicable law, assuming that each Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but rather will be classified as a grantor trust under Section 671 of the Code, (i) the Trust will not be subject to any tax, fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and
(ii) Certificateholders that are not residents of or otherwise subject to tax in the State of Connecticut will not be subject to any tax, fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning or selling a Certificate.

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                              ERISA CONSIDERATIONS

IN GENERAL

     Title I of ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The U.S. Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in a Certificate, the Plan's assets would include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by "benefit plan investors" (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In that regard, the extent to which there is equity participation in a particular Trust on the part of benefit plan investors will not be monitored. If the assets of a Trust were deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption were applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider whether such purchase and holding may involve the indirect extension of credit to a party in interest or a disqualified person. In addition, whether or not the assets of a Trust are deemed to be Plan Assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investment by an insurance company general account), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) or PTCE 96-23 (relating to transactions effected by an "in-house asset manager") (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. There can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

CLASS A CERTIFICATES

     In addition to the Class Exemptions, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the U.S. Department of Labor has issued an administrative exemption to the Underwriter, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)) (the "Underwriters Exemption"), which generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust, the assets of which include equipment notes secured by leases, provided that certain conditions set forth in the Underwriters Exemption are satisfied.

     The Underwriters Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Services, L.P.; and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Underwriters Exemption does not apply to the Class B Certificates, the Class C Certificates or the Class D Certificates. Even if all of the conditions of the Underwriters Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriters Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriters Exemption would not apply to the purchase by Class B Certificateholders, Class C Certificateholders or Class D Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriters Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriters Exemption may not apply.

     By acceptance of a Class A Certificate, each Certificateholder that is a Plan will be deemed to have represented that it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

CLASS B, CLASS C AND CLASS D CERTIFICATES

     The Class B Certificates, Class C Certificates and Class D Certificates may not be acquired with the assets of a Plan; provided, however, that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to contain Plan assets if the conditions of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35,925) have been satisfied. By the acceptance of a Class B, C or D Certificates, each Certificateholder will be deemed to have represented that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated May   , 1997 (the "Underwriting Agreement") among AWA, GPA, a U.S.
domiciled subsidiary of GPA and Morgan Stanley & Co. Incorporated (the "Underwriter"), the Underwriter has agreed to purchase from the Trusts, at the price set forth on the cover page of this Prospectus, Class A Certificates, Class B Certificates, Class C Certificates and Class D Certificates in the
initial aggregate principal amounts of $          , $          , $          and
$          , respectively.

     The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the Certificates to be purchased by it if any are taken.

     The Underwriter initially proposes to offer all or part of the Certificates directly to the public at the public offering price indicated on the cover page of this Prospectus, and may offer a portion of the Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective designations of the Certificates. The Underwriter may allow to certain dealers, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective designations of the Certificates. After the initial public offering of the Certificates, the public offering prices, such concessions and other selling terms may from time to time be varied by the Underwriter.

      PASS THROUGH         CONCESSION   REALLOWANCE
CERTIFICATE DESIGNATIONS   TO DEALERS   CONCESSION
------------------------   ----------   -----------
         Class A                  %             %
         Class B
         Class C
         Class D

     In connection with the sale of Certificates, the Underwriter may be deemed to have received compensation from AWA or GPA in the form of commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. When the Underwriter sells the Certificates to or through dealers, such dealers may receive commissions from the Underwriter and/or commissions (which may be changed from time to time) from the purchasers for whom it acts as agent.

     Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Underwriting Agreement provides that AWA, on the one hand, and GPA and a GPA subsidiary party thereto, on the other hand, will, severally and not jointly, indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws or will contribute to payments the Underwriter may be required to make in respect thereof. In addition GPA and such subsidiary will reimburse the Underwriter for certain of its expenses incurred in connection with the offering of the Certificates, including certain fees and expenses of counsel for the Underwriter.

     The Certificates are new securities for which there currently is no market. AWA does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriter that it currently intends to make a market in the Certificates. The Underwriter is not obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the development or liquidity of any market for the Certificates.

     The Underwriter and its affiliates have provided or are currently providing investment banking and other advisory or financial services to AWA and GPA and certain of their respective affiliates for which they receive customary compensation, and may continue to provide such services in the future.

     It is expected that delivery of the Certificates will be made against payment therefor on or about the Closing Date, which will be the fifth business day following the date of pricing of the Certificates (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on any day prior to the third business day before the Closing Date will be required, by virtue of the fact that the Certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on any day prior to the third business day before the Closing Date should consult their own advisor.

     In order to facilitate the offering of the Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriter may bid for, and purchase, the Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Certificates in the offering, if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the Certificates offered hereby will be passed upon for AWA by Andrews & Kurth L.L.P., Houston, Texas, and for the Underwriter by Milbank, Tweed, Hadley & McCloy, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Andrews & Kurth L.L.P., special tax counsel to AWA. The respective counsel for AWA and the Underwriter may rely upon Shipman & Goodwin LLP, counsel to the Trustee, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the issuance of the Certificates.

                                    EXPERTS

     The financial statements and financial statement schedule of AWA as of and for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994, have been included and incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The reports of KPMG Peat Marwick LLP as of and for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994 contain an explanatory paragraph that states the financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis than those of the Predecessor Company and therefore, are not comparable in all respects.

     The references to BK, AISI, and MBA, and to their respective appraisal reports, dated as of March 26, 1997 in the case of BK, March 19, 1997 in the case of AISI and March 31, 1997 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
CONDENSED FINANCIAL STATEMENTS AS OF MARCH 31, 1997

Condensed Balance Sheets as of March 31, 1997 (Unaudited)
  and December 31, 1996.....................................      F-2
Condensed Statements of Income for the three months ended
  March 31, 1997 and 1996 (Unaudited).......................      F-3
Condensed Statements of Cash Flows for the three months
  ended March 31, 1997 and 1996 (Unaudited).................      F-4
Notes to Condensed Financial Statements.....................      F-5

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

Independent Auditors' Report................................      F-7
Balance Sheets as of December 31, 1996 and 1995.............      F-8
Statements of Income for the years ended December 31, 1996
  and 1995, the period August 26, 1994 through December 31,
  1994, and the period January 1, 1994 through August 25,
  1994......................................................      F-9
Statements of Cash Flows for the years ended December 31,
  1996 and 1995, the period August 26, 1994 through December
  31, 1994, and the period January 1, 1994 through August
  25, 1994..................................................     F-10
Statements of Stockholder's Equity for the years ended
  December 31, 1996 and 1995, the period August 26, 1994
  through December 31, 1994, and the period January 1, 1994
  through
  August 25, 1994...........................................     F-11
Notes to Financial Statements...............................     F-12

                          AMERICA WEST AIRLINES, INC.

                            CONDENSED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  136,323      $  137,499
  Short-term investments....................................      29,385          39,131
  Accounts receivable, less allowance for doubtful accounts
     of $3,056 in 1997 and $3,091 in 1996...................      95,019         106,215
  Expendable spare parts and supplies, less allowance for
     obsolescence of $1,911 in 1997 and $1,713 in 1996......      21,735          21,423
  Prepaid expenses..........................................      56,917          47,545
                                                              ----------      ----------
          Total current assets..............................     339,379         351,813
                                                              ----------      ----------
Property and equipment:
  Flight equipment..........................................     704,346         669,654
  Other property and equipment..............................     112,749         107,993
  Equipment purchase deposits...............................      68,355          56,665
                                                              ----------      ----------
                                                                 885,450         834,312
  Less accumulated depreciation and amortization............     189,265         163,718
                                                              ----------      ----------
          Total property and equipment......................     696,185         670,594
                                                              ----------      ----------
Other assets:
  Restricted cash...........................................      28,638          26,433
  Reorganization value in excess of amounts allocable to
     identifiable assets, net...............................     435,789         447,044
  Deferred income taxes.....................................      74,700          74,700
  Other assets, net.........................................      27,391          27,093
                                                              ----------      ----------
          Total other assets................................     566,518         575,270
                                                              ----------      ----------
                                                              $1,602,082      $1,597,677
                                                              ==========      ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $   44,211      $   46,238
  Accounts payable..........................................     132,621         115,458
  Air traffic liability.....................................     232,984         214,056
  Accrued compensation and vacation benefits................      26,269          30,085
  Accrued taxes.............................................      46,470          72,047
  Other accrued liabilities.................................      45,307          44,836
                                                              ----------      ----------
          Total current liabilities.........................     527,862         522,720
                                                              ----------      ----------
Long-term debt, less current maturities.....................     333,685         330,148
Deferred credits and other liabilities......................     117,153         122,029
Commitments and contingencies
Stockholder's equity:
  Common Stock $.01 par value. Authorized, issued and
     outstanding; 1,000 shares..............................          --              --
  Additional paid-in capital................................     539,301         552,643
  Retained earnings.........................................      84,081          70,137
                                                              ----------      ----------
          Total stockholder's equity........................     623,382         622,780
                                                              ----------      ----------
                                                              $1,602,082      $1,597,677
                                                              ==========      ==========

           See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.

                         CONDENSED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Operating revenues:
  Passenger.................................................  $435,540    $387,802
  Cargo.....................................................    12,756      10,757
  Other.....................................................    13,891      14,591
                                                              --------    --------
          Total operating revenues..........................   462,187     413,150
                                                              --------    --------
Operating expenses:
  Salaries and related costs................................   101,017      94,702
  Aircraft rents............................................    54,932      47,272
  Other rents and landing fees..............................    30,816      26,567
  Aircraft fuel.............................................    69,116      49,176
  Agency commissions........................................    38,312      32,599
  Aircraft maintenance materials and repairs................    31,312      27,025
  Depreciation and amortization.............................    12,077      13,232
  Amortization of excess reorganization value...............     6,255       6,549
  Other.....................................................    84,887      81,710
                                                              --------    --------
          Total operating expenses..........................   428,724     378,832
                                                              --------    --------
Operating income............................................    33,463      34,318
                                                              --------    --------
Nonoperating income (expenses):
  Interest income...........................................     4,240       3,170
  Interest expense..........................................   (12,081)    (12,268)
  Other, net................................................       296         200
                                                              --------    --------
          Total nonoperating expenses, net..................    (7,545)     (8,898)
                                                              --------    --------
Income before income taxes..................................    25,918      25,420
                                                              --------    --------
Income taxes................................................    11,974      11,693
                                                              --------    --------
Net income..................................................  $ 13,944    $ 13,727
                                                              ========    ========

           See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Cash flows from operating activities:
  Net income................................................  $ 13,944    $ 13,727
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    12,077      13,232
     Amortization of capitalized maintenance................    14,434       6,602
     Amortization of excess reorganization value............     6,255       6,549
     Amortization of deferred credits.......................    (2,793)     (2,901)
     Other..................................................     1,131         520
Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable, net...........    11,196     (29,622)
  Decrease (increase) in spare parts and supplies, net......      (312)        244
  Increase in prepaid expenses..............................    (9,372)     (4,852)
  Decrease (increase) in other assets, net..................     2,497      (2,341)
  Increase in accounts payable..............................    17,163      11,004
  Increase in air traffic liability.........................    18,928      67,936
  Decrease in accrued compensation and vacation benefits....    (3,816)    (19,570)
  Decrease in accrued taxes.................................   (25,577)       (430)
  Increase in other accrued liabilities.....................       471         121
  Decrease in other liabilities.............................    (2,564)     (1,542)
                                                              --------    --------
          Net cash provided by operating activities.........    53,662      58,677
Cash flows from investing activities:
  Purchases of property and equipment.......................   (41,062)    (32,795)
  Decrease in short-term investments........................     9,746
  Other.....................................................        91         (69)
                                                              --------    --------
          Net cash used in investing activities.............   (31,225)    (32,864)
Cash flows from financing activities:
  Repayment of debt.........................................   (10,271)    (15,812)
  Repurchase of warrants....................................   (13,342)         --
  Issuance of common stock..................................        --       2,174
                                                              --------    --------
          Net cash used in financing activities.............   (23,613)    (13,638)
                                                              --------    --------
Net increase (decrease) in cash and cash equivalents........    (1,176)     12,175
                                                              --------    --------
Cash and cash equivalents at beginning of period............   137,499     224,367
                                                              --------    --------
Cash and cash equivalents at end of period..................  $136,323    $236,542
                                                              ========    ========
Cash, cash equivalents, and short-term investments at end of
  period....................................................  $165,708    $236,542
                                                              ========    ========

           See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1997

1. BASIS OF PRESENTATION

     The unaudited condensed financial statements included herein have been prepared by America West Airlines, Inc., ("AWA" or the "Company"), a wholly-owned subsidiary of America West Holdings Corporation ("Holdings"), pursuant to the rules and regulations of the Securities and Exchange Commission but do not include all information and footnotes required by generally accepted accounting principles. In the opinion of management, the condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. Certain prior year amounts have been reclassified to conform with current year presentation. The accompanying condensed financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

2. INCOME TAXES

     The Company recorded income tax expense as follows:

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Current taxes:
  Federal...................................................  $   544    $   364
  State.....................................................      488        326
                                                              -------    -------
                                                                1,032        690
Deferred taxes..............................................       --         --
Income tax expense allocable to reorganization items........   10,942     11,003
                                                              -------    -------
Income tax expense..........................................  $11,974    $11,693
                                                              =======    =======

     As reflected in the above table, for the three months ended March 31, 1997 and 1996, income tax expense pertains both to income from operations as well as to certain adjustments necessitated by the Company's emergence from bankruptcy in 1994 and the resultant fresh start adjustments to the Company's financial statements. The Company's reorganization gave rise to significant items of expense for financial reporting purposes that are not deductible for income tax purposes. In large measure, it is these nondeductible (for income tax purposes) expenses that result in income tax expense (for financial reporting purposes) significantly greater than taxes computed at the current U.S. corporate statutory rate of 35 percent. Nevertheless, the Company's actual cash income tax liability (i.e., income taxes payable) is considerably lower than income tax expense shown for financial reporting purposes.

3. SUPPLEMENTAL INFORMATION TO CONDENSED STATEMENTS OF CASH FLOWS

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Cash paid for interest and income taxes:
  Interest, net of amounts capitalized ($606 in 1996).......  $10,612    $13,312
  Income taxes..............................................       40         16
Non-cash financing activities:
  Notes payable issued for equipment purchase deposits......   11,690      7,814

4. WARRANTS

     In March 1997, the Company repurchased 1.91 million of its publicly traded warrants from TPG Partners, L.P. and certain of its affiliates for approximately $13.3 million.

5. COMMITMENTS AND CONTINGENCIES

  (a) Leases

     In February 1997, the Company entered into an agreement to lease one A320 aircraft for a term of 50 months with rents payable monthly.

  (b) Contingent Legal Obligations

     Certain administrative and priority tax claims are pending against the Company which, if ultimately allowed by the bankruptcy court, would represent general obligations of the Company. Such claims include claims of various state and local tax authorities and certain potential contractual indemnification obligations. The Company is also a defendant in various lawsuits. Management cannot reasonably predict the outcome of the pending lawsuits and administrative and priority tax claims. However, management believes, after considering a number of factors, including the advice of outside counsel, the nature of the contingencies to which the Company is subject and its prior experience, that although the outcome of those matters could adversely affect future operating results, the resolution of these actions will not have a material adverse effect on the Company's financial condition.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
America West Airlines, Inc.:

     We have audited the accompanying balance sheets of America West Airlines, Inc. as of December 31, 1996 and 1995, and the related statements of income, cash flows and stockholder's equity for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America West Airlines, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 13 to the financial statements, on August 25, 1994, America West Airlines, Inc. emerged from bankruptcy. The financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis of accounting than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                          /s/  KPMG Peat Marwick LLP

Phoenix, Arizona
February 28, 1997

                          AMERICA WEST AIRLINES, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                 1996          1995
                                                              ----------    ----------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $  137,499    $  224,367
  Short-term investments....................................      39,131            --
  Accounts receivable, less allowance for doubtful accounts
    of $3,091 in 1996 and $2,515 in 1995....................     106,215        69,094
  Expendable spare parts and supplies, less allowance for
    obsolescence of $1,713 in 1996 and $2,115 in 1995.......      21,423        28,643
  Prepaid expenses..........................................      47,545        43,315
                                                              ----------    ----------
         Total current assets...............................     351,813       365,419
                                                              ----------    ----------
Property and equipment:
  Flight equipment..........................................     669,654       546,591
  Other property and equipment..............................     107,993       104,106
  Equipment purchase deposits...............................      56,665        27,489
                                                              ----------    ----------
                                                                 834,312       678,186
  Less accumulated depreciation and amortization............     163,718        76,123
                                                              ----------    ----------
                                                                 670,594       602,063
                                                              ----------    ----------
Other assets:
  Restricted cash...........................................      26,433        31,694
  Reorganization value in excess of amounts allocable to
    identifiable assets, net................................     447,044       489,045
  Deferred income taxes.....................................      74,700        74,700
  Other assets, net.........................................      27,093        25,788
                                                              ----------    ----------
                                                                 575,270       621,227
                                                              ----------    ----------
                                                              $1,597,677    $1,588,709
                                                              ==========    ==========

                         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $   46,238    $   54,157
  Accounts payable..........................................     115,458        89,157
  Air traffic liability.....................................     214,056       191,744
  Accrued compensation and vacation benefits................      30,085        41,616
  Accrued taxes.............................................      72,047        34,359
  Other accrued liabilities.................................      44,836        24,802
                                                              ----------    ----------
         Total current liabilities..........................     522,720       435,835
                                                              ----------    ----------
Long-term debt, less current maturities.....................     330,148       373,964
Deferred credits and other liabilities......................     122,029       129,438
Commitments and contingencies
Stockholder's equity:
  Preferred stock, $.01 par value. Authorized 48,800,000
    shares; no shares issued................................          --            --
  Class A common stock, $.01 par value. Authorized 1,200,000 shares; issued and outstanding 1,200,000 shares in
    1995....................................................          --            12
  Class B common stock, $.01 par value. Authorized 1,000
    shares; issued and outstanding 1,000 shares in 1996;
    Authorized 100,000,000 shares; issued and outstanding
    44,141,330 shares in 1995...............................          --           441
  Additional paid-in capital................................     552,643       588,927
  Retained earnings.........................................      70,137        61,632
                                                              ----------    ----------
                                                                 622,780       651,012
  Less: cost of Class B common stock in treasury, 112,000
    shares in 1995..........................................          --        (1,540)
                                                              ----------    ----------
         Total stockholder's equity.........................     622,780       649,472
                                                              ----------    ----------
                                                              $1,597,677    $1,588,709
                                                              ==========    ==========

See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                        PREDECESSOR
                                                                                          COMPANY
                                                        REORGANIZED COMPANY             ------------
                                               --------------------------------------      PERIOD
                                                                         PERIOD FROM        FROM
                                               YEAR ENDED DECEMBER 31,   AUGUST 26 TO   JANUARY 1 TO
                                               -----------------------   DECEMBER 31,    AUGUST 25,
                                                  1996         1995          1994           1994
                                               ----------   ----------   ------------   ------------
Operating revenues:
  Passenger..................................  $1,637,762   $1,452,261     $437,775      $ 882,140
  Cargo......................................      46,519       44,425       16,648         27,645
  Other......................................      55,245       53,956       15,343         29,243
                                               ----------   ----------     --------      ---------
          Total operating revenues...........   1,739,526    1,550,642      469,766        939,028
                                               ----------   ----------     --------      ---------
Operating expenses:
  Salaries and related costs.................     385,840      382,032      117,562        213,722
  Aircraft rents.............................     202,237      173,571       54,983        105,547
  Other rents and landing fees...............     111,947      108,264       35,839         68,163
  Aircraft fuel..............................     233,522      174,195       58,165        100,646
  Agency commissions.........................     133,015      124,146       37,265         78,988
  Aircraft maintenance materials and
     repairs.................................     125,768       65,925       17,590         28,109
  Depreciation and amortization..............      52,937       49,083       15,538         56,694
  Amortization of reorganization value in
     excess of amounts allocable to
     identifiable assets.....................      25,263       31,958       11,145             --
  Restructuring and other nonrecurring
     special charges.........................      65,098       10,500           --             --
  Other......................................     335,233      276,236       82,808        179,653
                                               ----------   ----------     --------      ---------
          Total operating expenses...........   1,670,860    1,395,910      430,895        831,522
                                               ----------   ----------     --------      ---------
Operating income.............................      68,666      154,732       38,871        107,506
                                               ----------   ----------     --------      ---------
Nonoperating income (expenses):
  Interest income............................      12,861       15,045        3,834            470
  Interest expense (contractual interest of
     $44,747 for the period ended August 25,
     1994)...................................     (46,866)     (58,598)     (22,636)       (33,998)
  Gain (loss) on disposition of property and
     equipment...............................       1,288       (2,734)        (398)        (1,659)
  Reorganization expense, net................          --           --           --       (273,659)
  Other, net.................................      (1,456)         (67)          65            131
                                               ----------   ----------     --------      ---------
          Total nonoperating expenses, net...     (34,173)     (46,354)     (19,135)      (308,715)
                                               ----------   ----------     --------      ---------
          Income (loss) before income taxes
            and extraordinary items..........      34,493      108,378       19,736       (201,209)
Income taxes.................................      24,883       53,608       11,890          2,059
                                               ----------   ----------     --------      ---------
          Income (loss) before extraordinary
            items............................       9,610       54,770        7,846       (203,268)
Extraordinary items, net of tax..............      (1,105)        (984)          --        257,660
                                               ----------   ----------     --------      ---------
          Net income.........................  $    8,505   $   53,786     $  7,846      $  54,392
                                               ==========   ==========     ========      =========

See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                   PREDECESSOR
                                                                 REORGANIZED COMPANY                 COMPANY
                                                       ----------------------------------------    ------------
                                                                                      PERIOD          PERIOD
                                                                                       FROM            FROM
                                                                                    AUGUST 26       JANUARY 1
                                                       YEAR ENDED DECEMBER 31,          TO              TO
                                                       ------------------------    DECEMBER 31,     AUGUST 25,
                                                          1996          1995           1994            1994
                                                       ----------    ----------    ------------    ------------
Cash flows from operating activities:
  Net income.........................................   $   8,505     $  53,786      $  7,846       $  54,392
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization....................      52,937        49,083        15,538          56,694
    Amortization of capitalized maintenance..........      39,679        11,934           356              --
    Amortization of reorganization value.............      25,263        31,958        11,145              --
    Income taxes attributable to reorganization items
      and other......................................      23,091        52,913        11,854              --
    Amortization of deferred credits.................     (11,563)      (10,952)       (3,961)         (2,966)
    Nonrecurring special charge......................      65,098            --            --              --
    Reorganization items.............................          --            --            --         185,226
    Extraordinary items..............................       1,105           984            --        (257,660)
    Other............................................       2,099         7,199         1,576           1,276
Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable, net....     (37,121)      (11,172)       27,439         (18,769)
  Decrease (increase) in expendable spare parts and
    supplies, net....................................      (3,793)       (4,819)        1,165             397
  Decrease (increase) in prepaid expenses............      (1,467)      (14,031)        4,371           1,284
  Decrease (increase) in other assets, net...........      (3,173)       (7,312)      (10,635)         12,971
  Increase (decrease) in accounts payable............      26,301        10,308       (17,289)        (15,557)
  Increase (decrease) in air traffic liability.......      22,312        64,388       (26,452)         30,510
  Increase (decrease) in accrued compensation and
    vacation benefits................................     (11,531)       25,840       (11,667)         15,739
  Increase (decrease) in accrued taxes...............      37,688         7,298        (2,104)         25,999
  Increase (decrease) in other accrued liabilities...       8,315          (663)      (13,785)         67,429
  Increase (decrease) in other liabilities...........     (13,411)       (6,314)        2,521         (14,749)
                                                        ---------     ---------      --------       ---------
         Net cash provided by (used in) operating
           activities................................     230,334       260,428        (2,082)        142,216
                                                        ---------     ---------      --------       ---------
Cash flows from investing activities:
  Purchases of property and equipment................    (155,742)     (107,387)      (14,658)        (61,271)
  Increase in short-term investments.................     (39,131)           --            --              --
  Other..............................................      (4,082)           (9)          600             334
                                                        ---------     ---------      --------       ---------
         Net cash used in investing activities.......    (198,955)     (107,396)      (14,058)        (60,937)
                                                        ---------     ---------      --------       ---------
Cash flows from financing activities:
  Proceeds from issuance of debt.....................          --        29,300            --         100,000
  Repayment of debt..................................     (79,216)     (137,421)      (23,355)       (173,699)
  Issuance of common stock...........................       3,074         1,545             3         114,862
  Debt issuance cost.................................          --        (3,130)           --              --
  Acquisition of treasury stock......................     (23,964)       (1,540)           --              --
  Acquisition of warrants............................     (18,141)           --            --              --
                                                        ---------     ---------      --------       ---------
         Net cash provided by (used in) financing
           activities................................    (118,247)     (111,246)      (23,352)         41,163
                                                        ---------     ---------      --------       ---------
         Net increase (decrease) in cash and cash
           equivalents...............................     (86,868)       41,786       (39,492)        122,442
                                                        ---------     ---------      --------       ---------
Cash and cash equivalents at beginning of period.....     224,367       182,581       222,073          99,631
                                                        ---------     ---------      --------       ---------
Cash and cash equivalents at end of period...........   $ 137,499     $ 224,367      $182,581       $ 222,073
                                                        =========     =========      ========       =========
Cash, cash equivalents and short-term investments at
  end of period......................................   $ 176,630     $ 224,367      $182,581       $ 222,073
                                                        =========     =========      ========       =========

See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, THE PERIOD AUGUST 26 THROUGH
                               DECEMBER 31, 1994,
                AND THE PERIOD JANUARY 1 THROUGH AUGUST 25, 1994
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                                                        DEFERRED
                                                                                                                      COMPENSATION
                                                                                                                       AND NOTES
                                                                                                                     RECEIVABLE --
                                      CONVERTIBLE   CLASS A   CLASS B            ADDITIONAL   RETAINED    CLASS B       EMPLOYEE
                                       PREFERRED    COMMON    COMMON    COMMON    PAID-IN     EARNINGS/   TREASURY       STOCK
                                         STOCK       STOCK     STOCK    STOCK     CAPITAL     (DEFICIT)    STOCK     PURCHASE PLANS
                                      -----------   -------   -------   ------   ----------   ---------   --------   --------------
BALANCE AT JANUARY 1, 1994..........     $ 18         $ --     $  --    $6,323    $197,010    $(438,626)  $     --      $(18,987)
                                         ----         ----     -----    ------    --------    ---------   --------      --------
Issuance of 336,277 shares of common
  stock pursuant to convertible
  preferred stock dividends.........       --           --        --       84        2,932          --          --            --
Employee stock purchase plan:
  Cancellation of 7,678 shares of
    common stock at:
    $1.19-$4.03 per share...........       --           --        --       (2)         (49)         --          --            43
    Deferred compensation...........       --           --        --       --           (1)         --          --           606
Issuance of 108,825 shares of common
  stock pursuant to exercise of
  stock options.....................       --           --        --       27          166          --          --            --
Net income..........................       --           --        --       --           --      54,392          --            --
Eliminate predecessor equity
  accounts in connection with fresh
  start.............................      (18)          --        --    (6,432)   (200,058)    206,508          --            --
Eliminate employee stock
  receivable........................       --           --        --       --           --     (18,338)         --        18,338
Record excess of reorganization
  value over identifiable assets....       --           --        --       --           --     668,702          --            --
Sale of 1,200,000 shares of Class A
  common stock and 14,000,000 shares
  of Class B common stock...........       --           12       140       --      114,710          --          --            --
Issuance of 29,925,000 shares of new
  Class B common stock..............       --           --       299       --      472,339    (472,638)         --            --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
BALANCE AT AUGUST 25, 1994..........       --           12       439       --      587,049          --          --            --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
Issuance of common stock............       --           --        --       --          100          --          --            --
Net income..........................       --           --        --       --           --       7,846          --            --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
BALANCE AT DECEMBER 31, 1994........       --           12       439       --      587,149       7,846          --            --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
Issuance of 4,057 shares and 170,667
  shares of common stock pursuant to
  the exercise of stock warrants and
  stock options.....................       --           --         2       --        1,543          --          --            --
Issuance of 30,334 shares of
  restricted stock..................       --           --        --       --          235          --          --            --
Acquisition of 112,000 shares of
  treasury stock at:
  $13.63-$14.00 per share...........       --           --        --       --           --          --      (1,540)           --
Net income..........................       --           --        --       --           --      53,786          --            --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
BALANCE AT DECEMBER 31, 1995........       --           12       441       --      588,927      61,632      (1,540)           --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
Issuance of 12,725 shares and
  314,001 shares of common stock
  pursuant to the exercise of stock
  warrants and stock options........       --           --         3       --        3,071          --          --            --
Issuance of 158,000 shares of
  restricted stock..................       --           --         2       --        2,761          --          --            --
Acquisition and issuance of treasury
  stock at:
  $13.63-$21.88 per share...........       --           --        --       --          649          --     (23,569)           --
Repurchase of 2,187,475 warrants at
  $8.29 per warrant.................       --           --        --       --      (18,141)         --          --            --
Net income..........................       --           --        --       --           --       8,505          --            --
Purchase of stock option from
  Holdings..........................       --           --        --       --      (62,373)         --          --            --
Contribution of capital by
  Holdings..........................       --           --        --       --       62,400          --          --            --
Reorganization as wholly-owned
  subsidiary of Holdings............       --          (12)     (446)      --      (24,651)         --      25,109            --
                                         ----         ----     -----    ------    --------    ---------   --------      --------
BALANCE AT DECEMBER 31, 1996........     $ --         $ --     $  --    $  --     $552,643    $ 70,137    $     --      $     --
                                         ====         ====     =====    ======    ========    =========   ========      ========


                                        TOTAL
                                      ---------
BALANCE AT JANUARY 1, 1994..........  $(254,262)
                                      ---------
Issuance of 336,277 shares of common
  stock pursuant to convertible
  preferred stock dividends.........      3,016
Employee stock purchase plan:
  Cancellation of 7,678 shares of
    common stock at:
    $1.19-$4.03 per share...........         (8)
    Deferred compensation...........        605
Issuance of 108,825 shares of common
  stock pursuant to exercise of
  stock options.....................        193
Net income..........................     54,392
Eliminate predecessor equity
  accounts in connection with fresh
  start.............................         --
Eliminate employee stock
  receivable........................         --
Record excess of reorganization
  value over identifiable assets....    668,702
Sale of 1,200,000 shares of Class A
  common stock and 14,000,000 shares
  of Class B common stock...........    114,862
Issuance of 29,925,000 shares of new
  Class B common stock..............         --
                                      ---------
BALANCE AT AUGUST 25, 1994..........    587,500
                                      ---------
Issuance of common stock............        100
Net income..........................      7,846
                                      ---------
BALANCE AT DECEMBER 31, 1994........    595,446
                                      ---------
Issuance of 4,057 shares and 170,667
  shares of common stock pursuant to
  the exercise of stock warrants and
  stock options.....................      1,545
Issuance of 30,334 shares of
  restricted stock..................        235
Acquisition of 112,000 shares of
  treasury stock at:
  $13.63-$14.00 per share...........     (1,540)
Net income..........................     53,786
                                      ---------
BALANCE AT DECEMBER 31, 1995........    649,472
                                      ---------
Issuance of 12,725 shares and
  314,001 shares of common stock
  pursuant to the exercise of stock
  warrants and stock options........      3,074
Issuance of 158,000 shares of
  restricted stock..................      2,763
Acquisition and issuance of treasury
  stock at:
  $13.63-$21.88 per share...........    (22,920)
Repurchase of 2,187,475 warrants at
  $8.29 per warrant.................    (18,141)
Net income..........................      8,505
Purchase of stock option from
  Holdings..........................    (62,373)
Contribution of capital by
  Holdings..........................     62,400
Reorganization as wholly-owned
  subsidiary of Holdings............         --
                                      ---------
BALANCE AT DECEMBER 31, 1996........  $ 622,780
                                      =========

See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1996, 1995, AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     America West Holdings Corporation ("Holdings"), a Delaware corporation, became the holding company for America West Airlines, Inc. ("AWA" or the "Company"), effective midnight, December 31, 1996. Holdings' primary business activity is ownership of all the capital stock of AWA, the ninth largest commercial airline carrier in the United States serving more than 90 destinations in the U.S., Canada and Mexico.

  (a) Basis of Presentation

     The accompanying financial statements include the accounts of America West Airlines, Inc., a wholly-owned subsidiary of Holdings. America West Airlines, Inc., D.I.P. (the "Predecessor Company") filed a voluntary petition on June 27, 1991, to reorganize under Chapter 11 of the Federal Bankruptcy Code. On August 10, 1994, the Plan of Reorganization ("Plan"), filed by the Predecessor Company, was confirmed and became effective on August 25, 1994 (the "Effective Date"). On August 25, 1994, AWA, (the "Reorganized Company") adopted fresh start reporting in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") of the American Institute of Certified Public Accountants. Accordingly, the Company's post-reorganization balance sheet and statements of income have not been prepared on a consistent basis with such pre-reorganization financial statements and are not comparable in all respects to financial statements prior to reorganization. For accounting purposes, the inception date of the Reorganized Company is deemed to be August 26, 1994. A vertical black line is shown in the financial statements to separate the Reorganized Company from the Predecessor Company since they have not been prepared on a consistent basis of accounting.

  (b) Cash and Cash Equivalents

     Cash equivalents consist of all highly liquid debt instruments purchased with original maturities of three months or less. The debt instruments are classified as held-to-maturity and are carried at amortized cost which approximates fair value. (See Note 8, "Investments in Debt Securities.")

  (c) Short-term Investments

     Short-term investments consist of cash invested in certain debt securities with original maturities greater than 90 days. The debt securities are classified as held to maturity and are carried at amortized cost which approximates fair value. (See Note 8, "Investments in Debt Securities.")

  (d) Expendable Spare Parts and Supplies

     Flight equipment expendable spare parts and supplies are valued at average cost. Allowances for obsolescence are provided, over the estimated useful life of the related aircraft and engines, for spare parts expected to be on hand at the date the aircraft are retired from service.

  (e) Property and Equipment

     Property and equipment are recorded at cost. Interest capitalized on advance payments for aircraft acquisitions and on expenditures for aircraft improvements are part of these costs. No interest was capitalized in the year ended December 31, 1996 due to the pending restructuring of the aircraft purchase agreement with AVSA S.A.R.L., an affiliate of Airbus Industrie ("AVSA") (See Note 10, "Commitments and Contingencies"). Interest capitalized for the year ended December 31, 1995 was $2.7 million. Property and equipment is depreciated and amortized to residual values over the estimated useful lives or the lease term, whichever is less, using the straight-line method.

                          AMERICA WEST AIRLINES, INC.

     The estimated useful lives for the Company's ground property and equipment range from three to 12 years for owned property and equipment and to 30 years for the reservation and training center and technical support facilities. The estimated useful lives of the Company's owned aircraft, jet engines, flight equipment and rotable parts range from 11 to 22 years. Leasehold improvements relating to flight equipment and other property on operating leases are amortized over the life of the lease or the life of the asset, whichever is shorter.

  (f) Restricted Cash

     Restricted cash includes cash deposits securing certain letters of credit.

  (g) Aircraft Maintenance and Repairs

     Routine maintenance and repairs are charged to expense as incurred. The cost of major scheduled airframe, engine and certain component overhauls are capitalized and amortized over the periods benefited and are included in aircraft maintenance materials and repairs expense for the Reorganized Company as part of fresh start reporting and in depreciation and amortization expense for the Predecessor Company. The balance of capitalized maintenance relating to aircraft and engines was reduced as part of the revaluation of property and equipment and operating leases under fresh start reporting.

     Additionally, a provision for the estimated cost of scheduled airframe and engine overhauls required to be performed on leased aircraft prior to their return to the lessors has been recorded.

  (h) Reorganization Value in Excess of Amounts Allocable to Identifiable Assets

     Reorganization value in excess of amounts allocable to identifiable assets is amortized on a straight line basis over 20 years. Accumulated amortization at December 31, 1996 and 1995 was $68.4 million and $43.1 million, respectively. During the years ended December 31, 1996 and 1995, reductions in reorganization value of $16.7 million and $50 million were recorded as a result of the utilization of the Predecessor Company tax attributes including net operating loss carryforwards. Additionally, in 1995 the Company established a deferred tax asset, which reduced reorganization value by $74.7 million. The Company assesses the recoverability of this asset based upon expected future undiscounted cash flows and other relevant information.

  (i) Frequent Flyer Awards

     The Company maintains a frequent travel award program known as "FlightFund" that provides a variety of awards to program members based on accumulated mileage. The estimated cost of providing the free travel, using the incremental cost method as adjusted for estimated redemption rates, is recognized as a liability and charged to operations as program members accumulate mileage.

  (j) Deferred Credit-Operating Leases

     Operating leases were adjusted to fair market value at the Effective Date. The net present value of the difference between the stated lease rates and the fair market rates has been recorded as a deferred credit in the accompanying balance sheets. The deferred credit will be increased through charges to interest expense and decreased on a straight-line basis as a reduction in rent expense over the applicable lease periods. At December 31, 1996 and 1995, the unamortized balance of the deferred credit was $95.6 million and $107.2 million, respectively.

  (k) Passenger Revenue

     Passenger revenue is recognized when the transportation is provided. Ticket sales for transportation which has not yet been provided are recorded as air traffic liability. Passenger traffic commissions and related fees are

                          AMERICA WEST AIRLINES, INC.

expensed when the related revenue is recognized. Passenger traffic commissions and related fees not yet recognized are included as a prepaid expense.

  (l) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (m) Use of Estimates

     Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  (n) Advertising Costs

     The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 1996, 1995 and for the combined period ending December 31, 1994 was $26.6 million, $25.2 million and $23.8 million, respectively.

  (o) Reclassification

     Certain reclassifications have been made in the prior year's financial statements to conform them to the current presentation.

                          AMERICA WEST AIRLINES, INC.

2. LONG-TERM DEBT

     Long-term debt at December 31 consists of the following:

                                                                1996        1995
                                                              --------    --------
                                                                 (IN THOUSANDS)
SECURED
Notes payable, primarily fixed interest rates of 9.53% to
  10.79%, averaging 10.32%, installments due 1999 through
  2008......................................................  $234,494    $274,751
Borrowings under lines of credit, floating interest rates of
  Prime +1% to three months LIBOR +4%, averaging 9.42%,
  installments due through 1999. No available borrowings
  remain....................................................     8,277      14,794
Industrial development revenue bonds, variable interest rate
  of 2.9% to 5.6%, averaging 3.83%, due 2016(a).............    29,300      29,300
                                                              --------    --------
                                                               272,071     318,845
                                                              --------    --------
UNSECURED
10 3/4% Senior Notes, face amount of $50 million, interest
  only payment until due in 2005(b).........................    48,197      71,984
Notes payable, interest rates of 8% to 90-day LIBOR +3%,
  averaging 8.39%, installments due through 2000............    55,910      36,708
Other.......................................................       208         584
                                                              --------    --------
                                                               104,315     109,276
                                                              --------    --------
          Total long-term debt..............................   376,386     428,121
Less: current maturities....................................    46,238      54,157
                                                              --------    --------
                                                              $330,148    $373,964
                                                              ========    ========

---------------

(a) The industrial development revenue bonds are backed by an irrevocable direct pay letter of credit issued by the Industrial Bank of Japan, Limited, Los Angeles Agency; the letter of credit is secured by the Company's maintenance facility and related improvements, seventeen spare engines and a flight simulator with a combined net book value of $42.1 million and a pledge of $3.2 million in cash.

    The interest rate varies weekly and from January 1, 1996 to December 31, 1996 ranged from 2.9% to 5.6%. The bondholders have the right to put the bonds back to the Company on a weekly basis if the bonds bear interest at the weekly rate or monthly if the bonds bear interest at a monthly rate. If the bonds are put back to the Company, the remarketing agent or the transfer agent will, at the direction of the Company, remarket such bonds. Any bonds not remarketed will be retired utilizing the $29.9 million letter of credit which represents the principal plus 60 days of interest at a maximum rate of 12%. The letter of credit was extended in November 1996 for one year and is subject to mandatory redemption under certain circumstances. The estimated annual cost for the letter of credit is approximately $1.1 million.

(b) In June 1996, the Company prepaid $25 million in principal of the 10 3/4% Senior Notes. The 10 3/4% Senior Notes mature on September 1, 2005 and interest is payable in arrears semi-annually commencing on March 1, 1996. The 10 3/4% Senior Notes may be redeemed at the option of the Company on or after September 1, 2001 at any time in whole or from time to time in part, at a redemption price equal to the

                          AMERICA WEST AIRLINES, INC.

    following percentage of principal redeemed, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period beginning:

  SEPTEMBER 1,                                                          PERCENTAGE
  ------------                                                          ----------
     2000.............................................................    105.375%
     2001.............................................................    103.583%
     2002.............................................................    101.792%
     2003 and thereafter..............................................    100.000%

     Secured financings totaling $272.1 million are collateralized by assets, primarily aircraft and engines, with a net book value of $388.5 million at December 31, 1996.

     At December 31, 1996, the estimated maturities of long-term debt are as follows:

                                                              (IN THOUSANDS)
                                                              --------------
1997........................................................     $ 46,238
1998........................................................       43,210
1999........................................................       70,430
2000........................................................       28,000
2001........................................................       20,720
Thereafter..................................................      167,788
                                                                 --------
                                                                 $376,386
                                                                 ========

     Certain of the Company's long-term debt agreements contain minimum cash balance requirements, leverage ratios, coverage ratios, limitations on investments and restricted payments including cash dividends, and other financial covenants with which the Company was in compliance at December 31, 1996.

3. CAPITAL STOCK

     Effective midnight, December 31, 1996, AWA became a wholly owned subsidiary of Holdings and each share of AWA Class A and Class B Common Stock and options to purchase Class B Common Stock were exchanged for one share of Holdings Class A or Class B Common Stock and options to purchase Class B Common Stock. Holdings' Class B Common Stock is listed on the New York Stock Exchange.

     On August 25, 1994, AWA issued approximately 10.4 million warrants to purchase Class B Common Stock with an exercise price of $12.74 per share. The warrants are exercisable by the holders any time before August 25, 1999 and 10.4 million shares of Class B Common Stock have been reserved for the exercise of these warrants. In May 1996, approximately 2.2 million warrants were repurchased by AWA for approximately $18 million. As of December 31, 1996, 17,054 warrants have been exercised at $12.74 per share. Pursuant to their terms, as part of the holding company formation transaction the AWA warrants became rights to acquire shares of Holdings Class B Common Stock. AWA has made arrangements for the issuance of Holdings Class B Common Stock upon the exercise of such warrants by purchasing an option from Holdings to acquire such stock. AWA issued a $62.4 million note payable due December 31, 2005 with an interest rate of 11%.

     Subsequently, Holdings made a capital contribution to AWA issuing a note payable to AWA for $62.4 million due December 31, 2045 with an interest rate of 10 7/8%. AWA has the right on December 31, 2005 to repay all or a portion of the then outstanding principal balance of its note payable by offsetting by an equal amount the then outstanding principal balance of its note receivable and thus, these notes have been offset in the accompanying financial statements in accordance with applicable accounting standards.

                          AMERICA WEST AIRLINES, INC.

4. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) defined contribution plan, covering essentially all employees of the Company. Participants may contribute from 1 to 15% of their pretax earnings to a maximum of $9,500 in 1996. The Company's matching contribution is 50% of a participant's contributions up to 6% of the participant's annual pretax earnings or 25% of a participant's contributions, whichever is greater. The Company's contribution expense to the plan totaled $5.9 million, $5.9 million and $3.8 million in 1996, 1995 and the combined 1994 period, respectively.

5. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

(a) Fair Value of Financial Instruments

  Cash Equivalents and Short-term Investments

     The carrying amount approximates fair value because of the short-term maturity of these instruments.

  Long-term Debt

     At December 31, 1996 and 1995, the fair value of long-term debt was approximately $379 million and $431 million, respectively, based on quoted market prices for the same or similar debt including debt of comparable remaining maturities.

(b) Fuel Price Risk Management

     The Company is exposed to risk from fluctuating jet fuel prices. To manage this risk, the Company implemented a fuel hedging program in late 1996. Oversight of this program is the responsibility of the Fuel Hedge Committee ("FHC"), a group of the Company's senior officers, which sets acceptable levels of risk and reviews hedging activities. Under the program, the Company may enter into certain cap and swap transactions with approved counterparties for a period not to exceed twelve months. Gains and losses on such transactions are recorded as adjustments to fuel expense when the underlying fuel being hedged is used. As of December 31, 1996, there were no transactions outstanding.

     The Company is exposed to credit risks in the event any counterparty fails to meet its obligations. The Company does not anticipate such non-performance as counterparties are selected based on credit ratings, exposure to any one counterparty is limited based on formal guidelines and the relative market positions with such counterparty are monitored by the FHC.

(c) Concentration of Credit Risk

     The Company does not believe it is subject to any significant concentration of credit risk. Most of the Company's receivables result from tickets sold to individual passengers through the use of major credit cards or to tickets sold by other airlines and used by passengers on AWA. These receivables are short-term, generally being settled shortly after the sale.

                          AMERICA WEST AIRLINES, INC.

6. INCOME TAXES

     The Company recorded income tax expense for the periods shown below (exclusive of extraordinary items) as follows:

                                                                                   PREDECESSOR
                                                                                     COMPANY
                                                   REORGANIZED COMPANY             ------------
                                          --------------------------------------      PERIOD
                                                                    PERIOD FROM        FROM
                                          YEAR ENDED DECEMBER 31,   AUGUST 26 TO   JANUARY 1 TO
                                          -----------------------   DECEMBER 31,    AUGUST 25,
                                            1996          1995          1994           1994
                                          ---------     ---------   ------------   ------------
                                                      (IN THOUSANDS)
Current Taxes:
  Federal...............................    $   943       $   505     $    --         $1,869
  State.................................        849           190          36            190
                                            -------       -------     -------         ------
          Total current taxes...........      1,792           695          36          2,059
                                            -------       -------     -------         ------
Deferred taxes..........................         --            --          --             --
                                            -------       -------     -------         ------
Income taxes attributable to
  reorganization items and other........     23,091        52,913      11,854             --
                                            -------       -------     -------         ------
          Total income tax expense......    $24,883       $53,608     $11,890         $2,059
                                            =======       =======     =======         ======

     With respect to the years ended December 31, 1996 and 1995 and the period August 26, 1994 through December 31, 1994, income tax expense pertains both to income before extraordinary items as well as certain adjustments necessitated by the effectiveness of the Plan and the resultant fresh start adjustments to the Company's financial statements. The Company's reorganization and the associated implementation of fresh start reporting gave rise to significant items of expense for financial reporting purposes that are not deductible for income tax purposes. In large measure, it is these nondeductible (for income tax purposes) expenses that result in an effective tax rate (for financial reporting purposes) significantly greater than the current U.S. corporate statutory rate of 35%. Nevertheless, the Company's actual cash income tax liability (i.e., income taxes payable) is considerably lower than income tax expense shown for financial reporting purposes. This difference in financial expense compared to actual income tax liability is in part attributable to the utilization of certain tax attributes of the Predecessor Company that serve to reduce the Company's actual income tax liability. The excess of financial expense over the Company's actual income tax liability ($16.7 million for 1996) is applied to reduce the carrying balance of the Company's reorganization value in excess of amounts allocable to identifiable assets.

     For the years ended December 31, 1996 and 1995, the Company recognized income tax benefit of $918,000 and $984,000, respectively, arising from extraordinary charges. For the periods January 1, 1994 through August 25, 1994 and August 26 through December 31, 1994, income tax expense pertains solely to income before extraordinary item. No income tax expense was recognized with respect to the extraordinary gain resulting from the cancellation of indebtedness that occurred in connection with the effectiveness of the Plan as such gain is not subject to income taxation.

                          AMERICA WEST AIRLINES, INC.

     Income tax expense, exclusive of extraordinary items, recorded for the periods shown below, differs from amounts computed at the federal statutory income tax rate as follows:

                                                                                 PREDECESSOR
                                               REORGANIZED COMPANY                 COMPANY
                                     ----------------------------------------    ------------
                                                                 PERIOD FROM     PERIOD FROM
                                     YEAR ENDED DECEMBER 31,     AUGUST 26 TO    JANUARY 1 TO
                                     ------------------------    DECEMBER 31,     AUGUST 25,
                                        1996          1995           1994            1994
                                     ----------    ----------    ------------    ------------
                                                  (IN THOUSANDS)
Income tax expense at U.S.
  statutory rate.................     $12,073       $37,932        $ 6,908          $19,758
State income taxes, net of
  federal income tax benefit.....       1,984         4,505          1,663              190
Nondeductible amortization of
  reorganization value in excess
  of amounts allocable to
  identifiable assets............       8,842        11,188          3,901               --
Benefit of loss carryforwards....          --            --             --          (17,889)
Other, net.......................       1,984           (17)          (582)              --
                                      -------       -------        -------          -------
          Total..................     $24,883       $53,608        $11,890          $ 2,059
                                      =======       =======        =======          =======

     As of December 31, 1996, the Company has available net operating loss, business tax credit and alternative minimum tax credit carryforwards for Federal income tax purposes of approximately $498.7 million, $12.7 million and $1.2 million, respectively. The net operating loss carryforwards expire during the years 1999 through 2009 while the business credit carryforwards expire during the years 1997 through 2006. However, such carryforwards are not fully available to offset federal (and in certain circumstances, state) alternative minimum taxable income. Further, as a result of a statutory "ownership change" (as defined for purposes of Section 382 of the Internal Revenue Code) that occurred as a result of the effectiveness of the Company's Plan of Reorganization, the Company's ability to utilize its net operating loss and business tax credit carryforwards may be restricted. The alternative minimum tax credit may be carried forward without expiration and is available to offset future income tax payable.

                          AMERICA WEST AIRLINES, INC.

     Composition of Deferred Tax Items:

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, the significant components of the Company's deferred tax assets and liabilities are a result of the temporary differences related to the items described as follows:

                                                                 1996         1995
                                                               ---------    ---------
                                                                   (IN THOUSANDS)
Deferred income tax liabilities:
  Property and equipment, principally depreciation and
     "fresh start" differences.............................    $(111,989)   $ (89,766)
Deferred tax assets:
  Aircraft leases..........................................       32,789       39,812
  Reorganization expenses..................................       21,356       23,591
  Net operating loss carryforwards.........................      190,548      203,879
  Tax credit carryforwards.................................       13,861       13,777
  Other....................................................       16,568       14,240
                                                               ---------    ---------
          Total deferred tax assets........................      275,122      295,299
                                                               ---------    ---------
Valuation allowance........................................      (88,433)    (130,833)
                                                               ---------    ---------
          Net deferred tax asset...........................    $  74,700    $  74,700
                                                               =========    =========

     SFAS 109 requires a "more likely than not" criterion be applied when evaluating the realizability of a deferred tax asset. In 1996 the Company reduced the valuation allowance by $42.4 million from its 1995 balance principally for the portion of its net operating loss carryforwards (a Predecessor Company tax attribute) that it anticipates will, more likely than not, be utilized. The remaining valuation allowance of $88.4 million is necessary as at this time, the Company has not determined it is more likely than not that the balance of the deferred tax assets will be realized. The Company continues to monitor the valuation allowance and will make adjustments as appropriate. If in future tax periods, the Company were to recognize additional tax benefits related to items attributable to the Predecessor Company such as net operating loss and other carryforwards, such benefits would be applied to further reduce reorganization value in excess of amounts allocable to identifiable assets.

                          AMERICA WEST AIRLINES, INC.

7. SUPPLEMENTAL INFORMATION TO STATEMENTS OF CASH FLOWS

     Supplemental disclosure of cash flow information and non-cash investing and financing activities were as follows:

                                                                                 PREDECESSOR
                                               REORGANIZED COMPANY                 COMPANY
                                     ----------------------------------------    ------------
                                                                 PERIOD FROM     PERIOD FROM
                                     YEAR ENDED DECEMBER 31,     AUGUST 26 TO    JANUARY 1 TO
                                     ------------------------    DECEMBER 31,     AUGUST 25,
                                        1996          1995           1994            1994
                                     ----------    ----------    ------------    ------------
                                                  (IN THOUSANDS)
Non-cash transactions:
  Notes payable issued to
     seller......................     $26,112       $ 5,723        $    --          $    --
  Accrued interest reclassified
       to long-term debt.........          --            65             --            5,563
  Issuance of stock as success
     bonus.......................          --            --             --            1,224
  Equipment acquired through
     capital leases..............          --            --             --              138
Cash transactions:
Interest paid, net of amounts
  capitalized....................      37,555        50,293         11,262           29,253
  Income taxes paid..............         498           795            425            1,253

     Cash flows from reorganization items in connection with the Chapter 11 proceedings included interest received on cash accumulations of $3.7 million and professional fees paid for services rendered of $23.6 million.

8. INVESTMENTS IN DEBT SECURITIES

     Cash equivalents and short-term investments consist of highly liquid debt instruments with original maturities of three months or less while short-term investments consists of highly liquid debt instruments with original maturities in excess of three months. The highly liquid debt instruments as of December 31 are classified as follows:

                                                                  1996        1995
                                                                --------    --------
                                                                   (IN THOUSANDS)
Held to Maturity:
  Debt securities issued by the U.S. Treasury and other U.S.
       government agencies..................................    $ 36,973    $129,288
  Bankers acceptances.......................................      49,141      37,686
  Corporate debt securities.................................      90,418      20,466
  Other debt securities.....................................          98       1,341
                                                                --------    --------
                                                                 176,630     188,781
  Cash......................................................          --      35,586
                                                                --------    --------
          Total cash, cash equivalents and short-term
            investments.....................................    $176,630    $224,367
                                                                ========    ========

9. EXTRAORDINARY GAINS AND LOSSES

     In June 1996, the Company had an extraordinary loss of $1.1 million net of an income tax benefit of $918,000 for the write-off of debt issuance cost relating to the prepayment of $25 million of its 10 3/4% Senior Notes. In August 1995, the Company had an extraordinary loss of $984,000, net of a tax benefit of $984,000 for the write-off of debt issuance cost, relating to the prepayment of $48 million of its $123 million 11 1/4%

                          AMERICA WEST AIRLINES, INC.

Senior Notes and the exchange of the remaining $75 million of such notes for $75 million of 10 3/4% Senior Notes.

     The extraordinary gain recorded in the period January 1 through August 25, 1994 includes $257.7 million from the discharge of indebtedness pursuant to the consummation of the Plan of Reorganization. No income tax expense was recognized with respect to the extraordinary gain resulting from the cancellation of indebtedness that occurred in connection with the effectiveness of the Plan as such gain is not subject to income taxation.

10. COMMITMENTS AND CONTINGENCIES

  (a) Leases

     As of December 31, 1996, the Company had 82 aircraft under operating leases with remaining terms ranging from five months to approximately 22 years. The Company has options to purchase certain of the aircraft at fair market values at the end of the lease terms. Certain of the Company's aircraft lessors have the option to call their respective aircraft. Usually, if such call options are exercised, the Company has the right of first refusal to retain the aircraft. None of these options have been exercised and the last of these call options expires in July 1997. The Company does not believe that the possible exercise of any or all of these options will have a material effect on its operations. Certain of the agreements require security deposits, minimum return provisions and maintenance reserve payments and provide the aircraft lessor the option to reset their respective rentals to the greater of the existing rentals being paid under the leases or the then current fair market rates. The Company also leases certain terminal space, ground facilities and computer and other equipment under noncancelable operating leases.

     At December 31, 1996, the scheduled future minimum cash rental payments under noncancelable operating leases with initial terms of more than one year are as follows:

                                                                (IN THOUSANDS)
  1997........................................................    $  237,545
  1998........................................................       201,575
  1999........................................................       188,575
  2000........................................................       176,186
  2001........................................................       154,127
  Thereafter..................................................       920,002
                                                                  ----------
                                                                  $1,878,010
                                                                  ==========

     Rent expense (excluding landing fees) was approximately $281 million, $251 million, $81 million and $154 million for the years ended December 31, 1996 and 1995, for the period August 26 through December 31, 1994, and the period January 1 through August 25, 1994, respectively.

     Collectively, the operating lease agreements require security deposits with lessors of $9.7 million and bank letters of credit of $17.6 million. The letters of credit are collateralized by $17.6 million of restricted cash as of December 31, 1996 and 1995.

  (b) Revenue Bonds

     Special facility revenue bonds issued by a municipality have been used to fund the acquisition of leasehold improvements at the Phoenix Sky Harbor airport which have been leased by the Company. Under the operating lease agreements, the Company is required to make rental payments sufficient to pay principal and interest when due on the bonds.

                          AMERICA WEST AIRLINES, INC.

     Pursuant to the agreement, payment of principal and interest at 8.3% on the Series 1994A Bonds ends on January 1, 2006 while payment of principal and interest at 8.2% on the Series 1994B Bonds ends on January 1, 1999. At December 31, 1996, the outstanding balance of Series 1994 Bonds was $16.1 million.

  (c) Aircraft Acquisitions

     In September 1996, the Company and AVSA signed a term sheet (the "AVSA Term Sheet"), which, subject to the satisfaction of a number of conditions provides for the restructuring of the Company's arrangements with AVSA, and specifically that (i) the number of aircraft ordered by the Company would be increased from 22 to 34 (including 24 A320 aircraft and 10 A319 aircraft), (ii) the orders subject to cancellation would be increased from five to 12 (resulting in the Company being committed to purchase 12 A320s and 10 A319s), (iii) AVSA and the manufacturer of the engines for the aircraft would agree to provide certain financing support for 16 of the 22 firm orders, and (iv) the financing terms and conditions under which aircraft would be purchased would be improved from the Company's perspective. There can be no assurance that the conditions to the restructuring of the Company's arrangements with AVSA will be satisfied or that a final agreement will be reached or finalized in the form described above.

     At December 31, 1996, the Company had commitments to AVSA, for a total of 22 Airbus A320-200 aircraft with delivery dates that fall in the years 1999 through 2001. The aggregate net cost of such aircraft is based on formulae that include certain price indices (including indices for various aircraft components such as metal products) for periods preceding the various delivery dates. Based on an assumed 5% annual price escalation, the Company estimates such aggregate net cost to be approximately $1.1 billion. The Company has the option to cancel without cause up to five of these aircraft. If the Company exercised its existing rights to cancel five aircraft under the AVSA agreement, the aggregate net cost (based upon the assumptions described above) of commitments under such agreement would be reduced to approximately $850 million.

     In December 1994, the Company entered into a support contract with International Aero Engines ("IAE") which provides for the purchase by the Company of six new V2500-A5 spare engines scheduled for delivery beginning in 1998 through 2000 for use on certain of the A320 fleet. Such engines have an estimated aggregate cost of $42 million.

     The following table reflects estimated cash payments under the aircraft and engine purchase contracts. Actual payments may vary due to inflation factor adjustments and changes in the delivery schedule of the equipment. The estimated cash payments include the progress payments that will be made in cash, as opposed to being financed under an existing progress payment financing facility.

                                                              (IN THOUSANDS)
1997........................................................    $   63,134
1998........................................................       106,218
1999........................................................       264,707
2000........................................................       297,368
2001........................................................       328,207
                                                                ----------
                                                                $1,059,634
                                                                ==========

     At December 31, 1996, the Company has significant capital commitments for a number of aircraft, as discussed above. Although the Company has arranged for financing for up to one-half of such commitment, the Company will require substantial capital from external sources to meet the remaining financial commitments. The Company intends to seek additional financing (which may include public debt financing or private financing) in the future when and as appropriate. There can be no assurance that sufficient financing will be obtained for all aircraft and other capital requirements. A default by the Company under any such commitment could have a material adverse effect on the Company.

                          AMERICA WEST AIRLINES, INC.

     In November 1996, the America West Airlines 1996-1 Pass Through Trusts issued $218.6 million of Pass Through Certificates, representing fractional undivided interests in such trusts. The certificates were issued in connection with the refinancing of eight Airbus A320 aircraft and three IAE V2500 spare jet engines. The combined effective interest rate on the financing was 7.05%. The proceeds of the transaction were used to refinance the indebtedness incurred by the owners of the aircraft and engines leased to the Company. Under the arrangements, the financial benefits of the transactions are shared among the Company, the equity investors in leverage leases covering the aircraft and U.S. subsidiaries of GPA Group plc ("GPA"), the original lessees under the restructured leases. Benefit to the Company include the agreed termination of arrangements with GPA pursuant to which GPA could cause the Company to lease up to four aircraft under a put agreement over the balance of the decade and a reduction in rental expense approximating $500,000 per year.

     The Pass Through Certificates were issued by separate pass through trusts. The equipment notes are secured by a security interest in the aircraft and engines and an assignment of the Company's leases. Neither the equipment notes nor the pass through certificates are direct obligations of, or guaranteed by, the Company, and the corresponding debt and interest expense are not included in the Company's consolidated financial statements.

  (d) Contingent Legal Obligations

     Certain administrative and priority tax claims are pending against the Company which, if ultimately allowed by the Bankruptcy Court, would represent general obligations of the Company. Such claims include claims of various state and local tax authorities and certain contractual indemnification obligations. The Company is also a defendant in various lawsuits. Management cannot reasonably predict the outcome of the pending lawsuits and administrative and priority tax claims. However, management believes, after considering a number of factors, including the advice of outside counsel, the nature of the contingencies to which the Company is subject and its prior experience, that although the outcome of these matters could adversely affect future operating results, the resolution of these actions will not have a material adverse effect on the Company's financial condition. As discussed in Note 13, "Restructuring and Other Non-recurring Special Charges," the Company has recorded a liability for loss contingencies in accordance with generally accepted accounting principles.

11. RELATED PARTY TRANSACTIONS

     In exchange for certain concessions principally arising from cancellation of the right of GPA to lease to America West 10 Airbus A320 aircraft at specified rates, GPA received on August 25, 1994, (i) 900,000 shares of Class B Common Stock; (ii) 1,384,615 warrants to purchase shares of Class B Common Stock at an exercise price of $12.74 per share; (iii) a cash payment of approximately $30.5 million and (iv) the rights to require the Company to lease up to eight aircraft of types operated by the Company, which was terminated in September 1996. During 1996, GPA sold 900,000 shares of Class B Common Stock, and the Company repurchased all of the outstanding warrants (discussed in (ii) above) from GPA as part of the buy back program authorized by the Board of Directors.

     In February 1996, certain stockholders of the Company who hold shares of Class B Common Stock registered under the Company's shelf registration statement sold 7.2 million of such shares pursuant to an underwritten public offering. The selling stockholders were affiliates of TPG Partners, L.P. ("TPG"), Mesa Air Group ("Mesa"), Continental Airlines, Inc. (" Continental") and Lehman Brothers, Inc. ("Lehman"). The shares offered were purchased by the selling stockholders in connection with AWA's emergence from bankruptcy in August 1994.

     The Company has entered into various aircraft acquisitions and leasing arrangements with GPA at terms comparable to those obtained from third parties for similar transactions. The Company currently leases eight

                          AMERICA WEST AIRLINES, INC.

aircraft from GPA and the rental payments for such leases and the eight aircraft refinanced under the America West Airlines 1996-1 Pass Through Trusts amount to $62.4 million, $68 million, and $63.3 million for the twelve months ended December 31, 1996, 1995 and 1994, respectively. As of December 31, 1996, the Company was obligated to pay approximately $500 million under the GPA leases which expire at various times through the year 2013.

     As part of the Reorganization, both Continental and Mesa made an investment in the Company, and the Company entered into Alliance agreements with Continental and Mesa. Pursuant to a code-sharing agreement entered into with Mesa in December 1992, the Company collects a per-passenger charge for facilities, reservations and other services from Mesa for enplanements in Phoenix on the Mesa system. Such payments by Mesa to the Company totaled $3.5 million, $2.9 million and $2.5 million for the twelve months ended December 31, 1996, 1995 and 1994, respectively. In addition, the Company maintains agreements with Continental related to code-sharing arrangements and ground handling operations. The Company paid Continental approximately $21.7 million, $14 million and $2 million and also received approximately $13 million, $11 million and $1 million in 1996, 1995 and 1994, respectively, from Continental for such services.

12. RESTRUCTURING AND OTHER NONRECURRING SPECIAL CHARGES

     During the third quarter of 1996, the Company recorded a nonrecurring special charge of approximately $65.1 million. Approximately $49.7 million of the charge was associated with the Company's renegotiation of an aircraft purchase agreement with AVSA (See Note 10, "Commitments and Contingencies"), the re-evaluation of its facilities, and completing its plan for the disposition of certain aircraft inventories and equipment. The charge includes $18.8 million for cancellation penalty payments, write-off of capitalized interest on advance payments; a provision for maintenance costs on certain leased aircraft currently scheduled to be returned due to accelerated deliveries under the new agreement; $7.5 million to reduce the carrying value to estimated fair value of certain under-utilized facilities and $23.4 million to write-down certain aircraft related inventories and equipment to estimated fair value.

     The remaining $15.4 million of the charge represents loss contingencies based on estimated settlements of pending and threatened litigation. The $65.1 million represents the Company's best estimate of the expected charge. However, the actual charge may be different from the amount estimated.

     In December 1995, the Company recorded a $10.5 million restructuring charge. The amount includes severance costs of approximately $9.5 million for approximately 500 employees, and $1.0 million for other costs related to the outsourcing of the heavy aircraft maintenance work.

13. CHAPTER 11 REORGANIZATION AND FRESH START REPORTING

  Chapter 11 Reorganization

     Upon the Company's emerging from bankruptcy on August 25, 1994, the partners of AmWest Partners, L.P., a limited partnership which includes TPG; Continental; and Mesa; together with Lehman and Fidelity Investments ("Fidelity"), as assignees of AmWest, invested $205.3 million in consideration for the issuance of securities by the Reorganized Company, consisting of (i) 1,200,000 shares of Class A Common Stock at a price of $7.467 per share; (ii) 12,981,636 shares of Class B Common Stock, consisting of 12,259,821 shares at a price of $7.467 per share and 721,815 shares at $8.889 per share (representing shares acquired as a result of cash elections made by unsecured creditors);
(iii) 2,769,231 warrants to purchase shares of Class B Common Stock at an exercise price of $12.74 per share and (iv) $100 million principal amount of 11 1/4% Senior Unsecured Notes, due September 1, 2001.

     The Plan of Reorganization also provided for many other matters, including the satisfaction of certain other prepetition claims in accordance with negotiated settlement agreements, the disposition of the various

                          AMERICA WEST AIRLINES, INC.

types of claims asserted against the Company, the adherence to the Company's aircraft lease agreements, the amendment of the Company's aircraft purchase agreements and the release of the Company's employees from all obligations arising under the Company's stock purchase plan in consideration for the cancellation of the shares of Predecessor Company stock securing such obligations.

     As of December 31, 1996, distributions on $307.9 million of allowed general unsecured claims have been made. Approximately 25.6 million shares of the Company's Class B Common Stock and cash proceeds equivalent to an additional 783,936 shares have been distributed in settlement. The remaining shares will be distributed as the remaining general unsecured claims are allowed. To the extent that the total allowed amount of claims is less than the $312 million reserve set by the Bankruptcy Court, the holders of such claims will receive a supplemental distribution.

     Reorganization expense recorded by the Predecessor Company consisted of the following:

                                                                PERIOD FROM
                                                               JANUARY 1 TO
                                                              AUGUST 25, 1994
                                                              ---------------
                                                              (IN THOUSANDS)
Professional fees and other expenses directly related to the
  Chapter 11 proceedings....................................     $  31,959
Adjustments of assets and liabilities to fair value.........       166,829
Provisions for settlement of claims.........................        66,626
Reorganization success bonuses..............................        11,956
Interest income.............................................        (3,711)
                                                                 ---------
                                                                 $ 273,659
                                                                 =========

  Fresh Start Reporting

     In connection with its emergence from bankruptcy, the Company adopted fresh start reporting in accordance with SOP 90-7. The fresh start reporting common equity value of $587.5 million was determined by the Company with the assistance of its financial advisors. The significant factors used in the determination of this value were analyses of industry, economic and overall market conditions and the historical and estimated performance of the Company as well as of the airline industry, discussions with various potential investors and certain other financial analyses.

     Under fresh start reporting, the reorganization value of the entity has been allocated to the Company's assets and liabilities on a basis substantially consistent with purchase accounting. The portion of reorganization value not attributable to specific tangible assets has been recorded as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" in the accompanying balance sheet. The fresh start reporting adjustments, primarily related to the adjustment of the Company's assets and liabilities to fair market values, will have a significant effect on the Company's future statements of income. The more significant of these adjustments relate to reduced depreciation expense on property and equipment, increased amortization expense relating to reorganization value in excess of amounts allocable to identifiable assets and increased interest expense.

                          AMERICA WEST AIRLINES, INC.

     The effects of the Plan and fresh start reporting on the balance sheet at the Effective Date are as follows:

                                              PREDECESSOR                                            REORGANIZED
                                                COMPANY                                                COMPANY
                                              -----------                   (B)                     --------------
                                                               (A)        ISSUE OF        (C)
                                              AUGUST 25,       DEBT       DEBT AND    FRESH START     AUGUST 25,
                                                 1994       DISCHARGE      STOCK      ADJUSTMENTS        1994
                                              -----------   ----------   ----------   -----------   --------------
ASSETS
Current assets:
  Cash and cash equivalents.................  $  156,401    $ (140,284)  $  205,956   $       --      $  222,073
  Accounts receivable, net..................      77,682            --        6,831           --          84,513
  Expendable spare parts and supplies.......      27,715            --           --       (2,371)         25,344
  Prepaid expenses..........................      34,540            --           --         (885)         33,655
                                              ----------    ----------   ----------   ----------      ----------
         Total current assets...............     296,338      (140,284)     212,787       (3,256)        365,585
Property and equipment, net.................     702,442            --           --     (138,830)        563,612
Restricted cash.............................      30,503            --           --           --          30,503
Reorganization value in excess of amounts
  allocable to identifiable assets..........          --            --           --      668,702         668,702
Other assets, net...........................      24,497            --        1,575       (2,449)         23,623
                                              ----------    ----------   ----------   ----------      ----------
         Total assets.......................  $1,053,780    $ (140,284)  $  214,362   $  524,167      $1,652,025
                                              ==========    ==========   ==========   ==========      ==========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
Current liabilities:
  Current maturities of long-term debt......  $  119,185    $  (65,014)  $       --   $       --      $   54,171
  Accounts payable..........................      98,080         6,500           --          969         105,549
  Air traffic liability.....................     153,808            --           --           --         153,808
  Accrued compensation and vacation
    benefits................................      27,443            --           --           --          27,443
  Accrued interest..........................       5,620            --           --           --           5,620
  Accrued taxes.............................      26,613        14,405           --           --          41,018
  Other accrued liabilities.................      29,161            --           --           --          29,161
                                              ----------    ----------   ----------   ----------      ----------
         Total current liabilities..........     459,910       (44,109)          --          969         416,770
Estimated liabilities subject to Chapter 11
  proceedings...............................     382,769      (382,769)          --           --              --
Long-term debt, less current maturities.....     368,939        28,934      100,000           --         497,873
Manufacturers' and deferred credits.........      70,625            --           --       51,530         122,155
Other liabilities...........................      57,932            --           --      (30,205)         27,727
Stockholder's equity (deficiency)
  Preferred stock...........................          18            --           --          (18)             --
  Common stock, Predecessor Company.........       6,432            --           --       (6,432)             --
  Common stock, Reorganized Company.........          --            --          152          299             451
  Additional paid in capital................     200,058            --      114,710      272,281         587,049
  Accumulated deficit.......................    (474,565)      257,660         (500)     217,405              --
                                              ----------    ----------   ----------   ----------      ----------
                                                (268,057)      257,660      114,362      483,535         587,500
  Deferred compensation and notes
    receivable -- employee stock purchase
    plans...................................      18,338            --           --      (18,338)             --
                                              ----------    ----------   ----------   ----------      ----------
         Total stockholder's equity
           (deficiency).....................    (286,395)      257,660      114,362      501,873         587,500
                                              ----------    ----------   ----------   ----------      ----------
         Total liabilities and stockholder's
           equity (deficiency)..............  $1,053,780    $ (140,284)  $  214,362   $  524,167      $1,652,025
                                              ==========    ==========   ==========   ==========      ==========

---------------

(a) To record the discharge or reclassification of prepetition obligations pursuant to the Plan of Reorganization, as well as the repayment in cash of $77.6 million of D.I.P. financing and a $62.7 million priority term loan.

(b) To record proceeds received from the issuance of new debt and equity securities and to record the preferred stock settlement payment of $500,000 and the receipt of approximately $1.1 million for the purchase of Class B Common Stock.

(c) To record adjustments to reflect assets and liabilities at fair market values and to record reorganization value in excess of amounts allocable to identifiable assets.

                          AMERICA WEST AIRLINES, INC.

     During the reorganization period, pursuant to SOP 90-7, prepetition liabilities were reported in the basis of the expected amounts of such allowed claims, as opposed to the amounts for which those allowed claims may be settled and were classified as "Estimated liabilities subject to Chapter 11 proceedings." The accrual for interest on such unsecured or undersecured liabilities was discontinued from the period June 27, 1991 to August 25, 1994, the Effective Date of the Plan.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for 1996 and 1995 are as follows (in thousands of dollars):

                                                  1ST        2ND        3RD        4TH
                                                QUARTER    QUARTER    QUARTER    QUARTER
                                                --------   --------   --------   --------
1996
Total operating revenues (a)..................  $413,150   $463,949   $422,518   $439,909
Operating income (loss) (b)...................    34,318     62,083    (53,143)    25,408
Nonoperating expense, net.....................    (8,898)    (8,293)    (8,377)    (8,605)
Income tax (expense) benefit..................   (11,693)   (24,268)    15,813     (4,735)
          Net income (loss)...................    13,727     28,417    (45,707)    12,068
1995
Total operating revenues......................  $345,790   $399,916   $408,627   $396,309
Operating income (c)..........................    24,895     52,957     54,160     22,720
Nonoperating expense, net.....................   (13,927)   (11,760)   (11,047)    (9,620)
Income tax expense............................    (5,758)   (20,324)   (20,414)    (7,112)
          Net income..........................     5,210     20,873     21,715      5,988

---------------

(a) During the second quarter of 1996, operating revenues include an $8 million adjustment arising from the reconciliation of estimated passenger revenues.

(b) During the third quarter of 1996, the Company recorded a nonrecurring special charge of $65.1 million.

(c) During the fourth quarter of 1995, the Company recorded restructuring charges of $10.5 million. See note 13 for more information.

                  APPENDIX I -- INDEX OF CERTAIN DEFINED TERMS

     The following is an index showing the page in this Prospectus where certain terms are defined.

            DEFINED TERM               PAGE
            ------------               ----
10 3/4% Notes........................     60
11 1/4% Notes........................     60
Adjusted Expected Distributions......     20
Administration Expenses..............     80
ADs..................................     53
Aggregate LTV Collateral Amount......     20
Aircraft.............................      2
Airframe.............................     98
Air Partners.........................     27
AISI.................................     10
Alliance Agreements..................     60
America West.........................      6
America West Vacations...............      6
Appraisals...........................     29
Appraised Current Market Value.......     20
Appraisers...........................     10
ASM..................................      6
Assumed Aggregate Aircraft Value.....     10
Assumed Aircraft Value...............     87
Average Life Date....................     85
Aviation Safety Commission...........     28
AVSA.................................     44
AWA..................................  Cover
AWArd Pay............................     49
Bankruptcy Code......................     16
Base Rate............................     77
Basic Agreement......................  Cover
Basic Law............................     32
Basic Rent...........................     98
Basic Term...........................     98
BK...................................     10
Cash Collateral Account..............     18
CASM.................................     38
Cede.................................     72
Certain Taxes and Fees...............     81
Certificate Account..................     65
Certificate Owner....................     72
Certificated Air Carrier.............     98
Certificateholders...................     14
Certificates.........................  Cover
Class A Certificates.................  Cover
Class A Trust........................  Cover
Class B Certificates.................  Cover
Class B Trust........................  Cover
Class C Certificates.................  Cover
Class C Trust........................  Cover
Class D Certificates.................  Cover
Class D Trust........................  Cover
Class Exemptions.....................    104
Closing Date.........................      2
Code.................................     23
Commission...........................      3

            DEFINED TERM               PAGE
            ------------               ----
Company..............................      6
Continental..........................      6
Controlling Party....................     21
Convention...........................     86
Cross-Border Lease...................     99
Cross-Border Lessee..................     99
Cross-Border Lessor..................     99
Current Distribution Date............     19
Definitive Certificates..............     73
Distribution Date....................     14
DOT..................................     45
Downgrade Drawing....................     18
DTC..................................     72
DTC Participants.....................     73
Engine...............................     98
Equipment............................     60
Equipment Notes......................      2
Exculpated Person....................     92
ERISA................................     23
ERISA Plans..........................    104
Event of Loss........................     96
Exchange Act.........................      3
Expected Distributions...............     19
FAA..................................     27
Federal Aviation Act.................     70
Fidelity.............................     60
Final Distributions..................     22
Final Drawing........................     77
Final Expected Distribution Date.....     13
Final Legal Distribution Date........     14
Financial Institution................    102
Global Certificates..................     72
GPA..................................     32
GPA Subs.............................     60
Holdings.............................      6
IAE..................................     44
IBT..................................     50
Indenture............................     13
Indenture Event of Default...........     68
Indenture Trustee....................     13
Indirect Participants................     73
Intercreditor Agreement..............     19
Interest Drawings....................     17
Interest Period......................     77
IRS..................................    101
Lease................................      2
Lease Default........................     98
Lease Event of Default...............     68
Lease Payment Dates..................     98
Lehman...............................     60
LIBOR................................     77
Liquidity Event of Default...........     77

            DEFINED TERM               PAGE
            ------------               ----
Liquidity Expenses...................     80
Liquidity Facility...................     17
Liquidity Obligations................     17
Liquidity Provider...................  Cover
Long Settlement......................      2
LTV Appraisal........................     21
LTV Collateral Amount................     21
LTV Ratio............................     10
Make-Whole Amount....................     85
MBA..................................     10
Mesa.................................      6
Minimum Sale Price...................     22
Moody's..............................     18
Newbridge............................     56
NMB..................................     50
NOL..................................     44
Non-Performing Equipment Notes.......     18
Non-U.S. Certificateholder...........    102
Order................................     55
Original Lessee......................     34
Owner Participant....................     15
Owner Trust..........................      2
Owner Trust Agreement................     83
Owner Trustee........................      2
Pass Through Trust Agreements........  Cover
Performing Equipment Notes...........     18
Performing Note Deficiency...........     18
Permitted Sublessee..................     98
PFCs.................................     52
Plan Asset Regulation................    104
Plans................................     23
Pool Balance.........................     66
Pool Factor..........................     66
Prior Subleases......................     61
PTC Event of Default.................     14
PTCE.................................     23
Put Termination Agreement............     60
RASM.................................     40
Rating Agencies......................     18
Record Date..........................     14
Refunding Agreement..................     13
Registration Statement...............      3
Regular Distribution Dates...........     64
Remaining Weighted Average Life......     85
Renewal Rent.........................     99
Renewal Term.........................     99

            DEFINED TERM               PAGE
            ------------               ----
Reorganization Plan..................     54
Replacement Facility.................     76
Required Amount......................     17
Review Commission....................     27
RLA..................................     55
Rules................................     73
Scheduled Payments...................     64
Section 1110 Period..................     18
Section 382 Limitation...............     44
Securities Act.......................      3
Series A Equipment Notes.............      2
Series B Equipment Notes.............      2
Series C Equipment Notes.............      2
Series D Equipment Notes.............      2
Shortfall Amounts....................    102
SOP 90-7.............................     39
Special Distribution Date............     65
Special Payment......................     65
Special Payments Account.............     65
Standard & Poor's....................     18
Stated Interest Rates................     17
Subordinated Certificateholders......    102
Subordinated Certificates............    102
Subordinated Trusts..................    102
Subordination Agent..................     13
Supplemental Rent....................     99
Term.................................     99
Threshold Rating.....................     24
TPG..................................     27
TPG Partners.........................     27
TPG Parallel.........................     27
Treasury Yield.......................     85
Triggering Event.....................     15
Trust Company........................     86
Trust Indenture Estate...............     84
Trust Property.......................     13
Trust Supplement.....................  Cover
Trustee..............................  Cover
Trusts...............................  Cover
TWU..................................     50
UDC..................................     58
U.S. Certificateholders..............    101
U.S. Persons.........................    101
Underwriting Agreement...............    106
Underwriter..........................    106
Underwriters Exemption...............    105

                       APPENDIX II -- AIRCRAFT APPRAISALS

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

19 March 1997

Mr. Declan Treacy
GPA Group plc
GPA House
Shannon, Co. Clare
IRELAND

Subject:    AISI Report No. A7D036BA2
          AISA Short Form Sight Unseen Base Value Appraisal
          Four A320-200 Aircraft

Reference:  Morgan Stanley Fax Message dated 18 March 1997

Dear Mr. Treacy:

     As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer GPA Group plc our opinion of the sight unseen half-life base value of your four A320-200 aircraft as identified in Table I of this report.

1. METHODOLOGY AND DEFINITIONS

     The historical standard term of reference for commercial aircraft value has been "half-life fair market value" of an "average" aircraft. However, "fair market value" could mean a fair value in the given market or a value in a hypothetical "fair" or balanced market, and the two definitions are not equivalent. Recently, the term "base value" has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term "fair market value" which has now become synonymous with the term "current market value" or a "fair" value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

     AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cast transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in "new" condition, "average half-life" condition, or in a specifically described condition unique to a single aircraft at a specific time. An "average" aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

     AISI defines a "current market value" or "fair market value" as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

     AISI encourages the use of base values only to consider historical trends, as a basis for long term future value considerations, or to consider how actual market values vary from theoretical base values. Base values

19 March 1997
AISI File No. A7D036BA2
Page -2-

are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2. VALUATION

     The half-life base valuations are presented below subject to the assumptions, definitions and disclaimers herein.

                                    TABLE 1

                                                                     HALF-LIFE
      AIRCRAFT/                                                      BASE VALUE
      EQUIPMENT                 DATE OF       MTOW                      1997
        TYPE           S/N    MANUFACTURE    (LBS.)     ENGINES     U.S. DOLLARS
      ---------        ---    -----------    -------    --------    ------------
A320-200.............  66       Jul 89       162,000    V2500-A1    $28,600,000
A320-200.............  67       Jul 89       162,000    V2500-A1    $28,600,000
A320-200.............  76       Sep 89       162,000    V2500-A1    $28,820,000
A320-200.............  81       Sep 89       162,000    V2500-A1    $28,820,000

     This report is offered as a fair and impartial assessment of subject aircraft based on data supplied by others, with no physical inspection or verification by AISI. AISI has no past, present nor contemplated future interest in subject aircraft. This report is an opinion and is for the sole use of the client/addressee and AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on it, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

       /s/ FRED E. BEARDEN
------------------------------------
Fred E. Bearden
President

                        [BK ASSOCIATES, INC. LETTERHEAD]

                                 March 26, 1997

Mr. Declan Treacy
GPA Group plc
GPA House
Shannon, County Clare
Ireland

Dear Declan:

     In response to your recent request, BK Associates, Inc. is pleased to provide an opinion on the current base value (BV) of four Airbus A320-231 aircraft, each powered by International Aero Engines V2500-A1 engines (Aircraft). The Aircraft, which are on lease to America West Airlines, are further identified below.

     Based on our knowledge of the A320-200 aircraft, its capabilities and uses to which it is put worldwide; the current supply and demand for A320s and competitive types; the operation of the appraised Aircraft and our knowledge of the used commercial aircraft market; it is our opinion that the current base value of each of the Aircraft is as shown below.

REGISTRATION   SERIAL     DATE      CURRENT BASE
   NUMBER      NUMBER   DELIVERED      VALUE
------------   ------   ---------   ------------
   N627AW       66       11/89       $27,670,000
   N628AW       67       11/89        27,670,000
   N629AW       76       11/89        27,670,000
   N632AW       81       12/89        28,000,000

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value, to which BK Associates subscribes, base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     Ultimately, aircraft values depend almost entirely on supply and demand. A shortage of aircraft or an unexpected increase in demand for air transportation tends to increase values of aircraft. If the market is balanced between supply and demand, the long term trend of the base value is determined from historical and projected value trends, adjusted to account for factors that influence the base value. These factors include:

     - Suitability of available aircraft to the operator's requirements.

     - Operating cost and purchase price.

     - Regulatory factors.

     - Remaining useful life.

     For a new or relatively new aircraft in a balanced market, the factor that affects base value most is the new aircraft price and the methodology relates the current value and forecast future values to the new price or replacement cost, adjusted to account for the estimated time and cycles used to date on the aircraft. Considering the new price for these aircraft was about $36 million each, allowing for the average utilization to date and allowing for inflation suggests the current base values above.

     BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                            Sincerely yours,

                                            BK ASSOCIATES, INC.

                                            /s/ JOHN F. KEITZ
                                            ------------------------------------
                                            John F. Keitz
                                            President
                                            ISTAT Certified Senior Appraiser

                    [MORTEN BEYER AND ASSOCIATES LETTERHEAD]

                                 March 31, 1997

Mr. Declan Treacy
GPA Group plc
Shannon, County Clare
Ireland

Dear Mr. Treacy:

     Morten Beyer and Associates, Inc. (MBA) has been retained by GPA Group plc
(GPA) to set forth its opinion regarding the Current Base Value (CBV) of four Airbus A320-200 series aircraft for the purposes of an upcoming transaction to finance the four aircraft. The tail numbers and original delivery dates for the four aircraft to be financed are: N627AW and N628AW delivered in November, 1989 and N629AW and N632AW delivered in December, 1989.

     In determining the CBV of these aircraft, we did not inspect the aircraft or their historical maintenance documentation. We made the following assumptions regarding the specifications, condition and status of the aircraft. Such assumptions are considered to be standard industry practice when more detailed information is not readily available.

     1. The aircraft is in good overall condition.

     2. The overhaul status of the airframe, engines, landing gear and other major components is the equivalent of mid-time/mid-life.

     3. The aircraft is current as to Airworthiness Directives and Service Bulletins.

     4. The modification status of the aircraft is comparable to that most common for an aircraft of its type and vintage.

     5. There is no accident or incident damage.

     6. The aircraft is in a standard airline configuration.

     7. The utilization is comparable to industry averages.

     8. The specifications are those that are most common for an aircraft of its type and age.

     9. The historical maintenance documentation has been maintained to acceptable international standards.

     We have also assumed that the aircraft are not encumbered by any attached lease, tax benefit recapture or other extraneous factor that could have an impact on their value.

     We used more detailed information when such information was available.

     Based on the information set forth in this report, it is our opinion that the CBV of the subject aircraft are as follows:

REGISTRATION   BUILD DATE   BASE VALUE
------------   ----------   -----------
N627AW         July '89     $30,280,000
N628AW         July '89      30,280,000
N629AW         Sept '89      30,430,000
N632AW         Sept '89      30,430,000

     MBA uses the definitions of certain industry terms, such as CBV and Current Market Value (CMV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a not-for-profit association of some five hundred members who are generally management personnel employed by banks, airlines, manufacturers, appraisers, leasing companies, brokers, arrangers, etc. ISTAT has developed definitions for many terms used in the industry and has also established Standards for Appraisal Practice for appraisers who wish to be certified by ISTAT as aircraft appraisers. A member who wishes to be certified must meet specified levels of education and experience in the industry and must successfully complete rigorous written examinations.

     ISTAT defines MV as the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. MV assumes that the aircraft is valued for its highest best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

     BV has essentially the same elements as MV, but the market conditions are always assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historic values or to project future values.

     GPA has requested that MBA set forth the values in terms of BV for each aircraft. It is noted that MBA currently appraises the CMV to be 15 percent higher than the CBV due to the shortage of aircraft on the market, the long delivery queue for new orders and the A320's superior economics.

     The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to the first delivery in 1988. The A320 is offered with both the CFM56 and the IAE V-2500 engine, with the CFM version having a long head start. More than 530 A320s have been delivered and 250 more are on order. 240 of the orders and numerous options are held by leasing companies, and may be vulnerable to the changing fortunes of this volatile market sector. The A320 has achieved a wide market base on all continents, with a total of 69 operators to date.

     The A320 has won worldwide acceptance due to its advanced engineering, passenger comfort and fuel efficiency. The A320's principal rivals, the Boeing 737 and MD80, are built on platforms that are more than 30 years old, while the A320's technology is 20 years younger. The cabin is six inches wider than the 737-300, permitting roomier seats and a wider aisle. Fuel consumption per seat is approximately 9.5 percent less than the 737-300 and 17.5 percent less than an MD80.

     The aircraft, with its V-2500 engines, is measurably quieter than either the 737-300 or MD80 and, thus, has a lower noise footprint and is less likely to be impacted by future tightening of noise restrictions.

     The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and the A330/340, was launched in 1989. Seating in the A321 was increased to 186 (and more in all-coach configuration) from a nominal 150 in the A320, and the gross weight increased by 19,200 pounds.

     A truncated version of the A321, the A319, was officially launched in late 1992. Air Canada provided a major boost to the A319 in April, 1994 with an order for 34 aircraft.

     Airbus is striving for high levels of commonality among its A310 through A340 series aircraft, and hopes to establish an advantage over Boeing by being able to offer the large airlines an avenue for entire fleet refurbishment.

     It is obvious that the airlines will use some of their large orders to surplus older aircraft. The advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently is service are operating at seat-mile costs as low as half of that for older aircraft. We believe that the A320 will have a long production run and in-service useful life, with strong residual values.

     The A320 also offers the advantage of being able to carry seven LD-3 cargo containers, a feat not even the 767 can perform. The fuselage is approximately 10 inches wider than that of the 727/737/757 series, offering wider aisles and roomier seats.

     The A320 vies with the 757 for top honors as the most efficient aircraft in service. Good fuel efficiency, new technology design and low operating parameters all combine to give these aircraft among the lowest seat-mile costs of any aircraft being built or in service.

CURRENT MARKET CONDITIONS

     Generally, the market for used aircraft has shown continuing strong performance in recent times as the shortage of good narrowbody aircraft continues and the need for additional widebody capacity develops. The availability of good used aircraft has been reduced to the lowest levels seen in this decade.

     During the last five years there have been more than eight hundred aircraft reported as being on the market at one time. The number now available has shrunk dramatically to only 324 according to BACK. By any standard, the availability of good used aircraft has been reduced to a very low level. With some 14,000 jet aircraft in service, the float of less than two percent is extremely low.

     The availability of narrowbodies has been declining for two years, and within the last year the availability of good used widebodies has also declined significantly. The major focus has been on late model 747-200s and DC-10-30s, leaving only DC-10-10s, L1011s and A300s still begging.

     The world economy, which is a principal driver of the need for capacity for the carriage of passengers and property, continues to be strong, with expansion in virtually all sectors, although at varying rates for different regions. Airlines are generally reporting stronger earnings which have historically triggered the booms (and excesses) of the past.

     The major US carriers are reporting higher earnings, but this is in part because they are not ordering new aircraft and expanding. By holding capacity growth to some two percent they are forcing up load factors and yields. This will be changing as loans reach saturation and new orders follow. There has been strong traffic growth in the US, and Europe, the Orient and South America are also reporting strong growth.

     The recent TWA, ValuJet and Delta incidents again have focused media attention on airline safety, especially as it relates to older aircraft and/or smaller low-fare carriers. Some countries are refusing to register imported aircraft more than 15 years old, and the European Union requires aircraft more than 25 years old to meet Stage III noise standards.

     Older aircraft continue to have lower overall operating costs, especially for new operators as capital/rental costs more than offset the effects of higher maintenance and fuel expenses inherent in older aircraft.

     With proper maintenance, the lives of older aircraft are virtually unlimited, but politicians and the media immediately seize on aircraft age or size as a cause whenever an older or smaller aircraft goes down, while dismissing accidents involving newer aircraft. Therefore, there is an ongoing risk that artificial restrictions may be placed on the operation of older aircraft by political fiat, prematurely grounding the entire fleets of small new operators and impairing those of many established large airlines as well. However, in the interim, the major carriers in the US are increasingly planning to retain their remaining Stage II aircraft and refurbish and hushkit them to Stage III standards.

     The cost of fuel is another factor that can have a dramatic impact on the value and availability of aircraft. Fuel prices have been relatively stable during recent years, but increasing unrest in some of the oil producing regions of the world has the potential to disrupt supplies from these regions, thus impacting the cost and availability of fuel. A large increase in fuel costs would translate into higher airline operating expenses, which could result in an increase in fares which in turn could result in a significant reduction in the demand for lift. Such a scenario would result in a decrease in the demand for and prices of aircraft. Fuel efficient aircraft, such as the A320, would tend to hold their values better than the older, less fuel efficient machines. BACK lists four A320 series aircraft as being available on the market for sale and/or lease, all of them for lease as opposed to being for sale.

COVENANTS

     This report has been prepared for the exclusive use of GPA and shall not be provided to other parties by MBA without the express consent of GPA.

     MBA certifies that this report has been independently prepared and that it fully and accurately presents MBA's opinion of the MV of the subject aircraft as of the date of this report. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

     This report represents the opinion of MBA regarding the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by GPA or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                            Sincerely,

                                                   /s/ MORTEN S. BEYER
                                            ------------------------------------
                                            Morten S. Beyer
                                            President
                                            ISTAT Certified Senior Appraiser

          APPENDIX III -- EQUIPMENT NOTES PRINCIPAL PAYMENT SCHEDULE*

                                    SERIES A

                                                      MANUFACTURER'S SERIAL NUMBER
              REGULAR                 ------------------------------------------------------------
         DISTRIBUTION DATES                66              67             076              81
         ------------------           ------------    ------------    ------------    ------------
               .....................  $               $               $               $
               .....................
               .....................
               .....................
               .....................
               .....................
               .....................
               .....................
               .....................
               .....................
               .....................

---------------
* The information relating to principal payments on the Equipment Notes to be purchased by each Trust as set forth in this Appendix III is indicative only and subject to change.

                                      III-1

                                    SERIES B

                                                    MANUFACTURER'S SERIAL NUMBER
            REGULAR               ----------------------------------------------------------------
       DISTRIBUTION DATES              66               67               076              81
       ------------------         -------------    -------------    -------------    -------------
               .................  $                $                $                $
               .................
               .................
               .................
               .................
               .................
               .................
               .................
               .................
               .................
               .................

                                      III-2

                                    SERIES C

                                                    MANUFACTURER'S SERIAL NUMBER
            REGULAR               ----------------------------------------------------------------
       DISTRIBUTION DATES              66               67               076              81
       ------------------         -------------    -------------    -------------    -------------
               .................  $                $                $                $
               .................
               .................
               .................
               .................
               .................
               .................
               .................
               .................
               .................
               .................

                                      III-3

                                    SERIES D

                                                      MANUFACTURER'S SERIAL NUMBER
               REGULAR                  --------------------------------------------------------
          DISTRIBUTION DATES                66             67             076            81
          ------------------            -----------    -----------    -----------    -----------
               .......................  $              $              $              $
               .......................
               .......................
               .......................
               .......................
               .......................
               .......................
               .......................
               .......................
               .......................
               .......................

                                      III-4

                              [AMERICA WEST LOGO]

                                    PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting commissions*, are as follows:

SEC Registration Fee........................................   $28,788
NASD Filing Fee.............................................    10,000
Printing and Engraving Expenses.............................     **
Accounting Fees and Expense.................................     **
Legal Fees and Expenses.....................................     **
Trustee Fees and Expenses...................................     **
Blue Sky Fees and Expenses..................................     **
Rating Agency Fees..........................................     **
Miscellaneous Expenses......................................     **
                                                               -------
  Total.....................................................   $
                                                               =======

---------------

 * Provided for on the cover page of the Prospectus.

** To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law agreement, vote of stockholders or disinterested directors or otherwise.

     Section 802 of AWA's By-laws provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL. Article 12.0 of AWA's Restated Certificate of Incorporation limits the liability of directors of AWA to AWA or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of AWA will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to AWA or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of AWA will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

     AWA has entered into indemnification agreements with each of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors entitled to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

     The Underwriting Agreement included herewith as Exhibit 1.1 provides indemnification to the extent set forth therein. AWA has entered into an agreement with GPA Group plc pursuant to which, among other things, GPA has agreed to indemnify each of AWA's directors, each of its officers who shall sign this Registration Statement, and each person, if any, who controls AWA within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against certain liabilities arising under applicable securities laws with respect to certain information in the Prospectus.

     AWA maintains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     (a) Exhibits:

    EXHIBIT
    NUMBER
---------------
   1.1**          Underwriting Agreement
   4.1**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1A (included in Exhibit 4.6)
   4.2**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1B (included in Exhibit 4.7)
   4.3**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1C (included in Exhibit 4.8)
   4.4**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1D (included in Exhibit 4.9)
   4.5**          Pass Through Trust Agreement, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.6**          Trust Supplement No. 1997-1A, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.7**          Trust Supplement No. 1997-1B, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.8**          Trust Supplement No. 1997-1C, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.9**          Trust Supplement No. 1997-1D, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.10**         Irrevocable Revolving Credit Agreement Class A Certificates,
                  dated as of          , 1997 between Fleet National Bank, as
                  Subordination Agent, as agent and trustee for the America
                  West Airlines Pass Through Trust 1997-1A, as Borrower, and
                  Kredietbank N.V., acting through its New York Branch, as
                  Liquidity Provider

    EXHIBIT
    NUMBER
---------------
   4.11**         Irrevocable Revolving Credit Agreement Class B Certificates,
                  dated as of          , 1997 between Fleet National Bank, as
                  Subordination Agent, as agent and trustee for the America
                  West Airlines Pass Through Trust 1997-1B, as Borrower, and
                  Kredietbank N.V., acting through its New York Branch, as
                  Liquidity Provider
   4.12**         Irrevocable Revolving Credit Agreement Class C Certificates,
                  dated as of          , 1997 between Fleet National Bank, as
                  Subordination Agent, as agent and trustee for the America
                  West Airlines Pass Through Trust 1997-1C, as Borrower, and
                  Kredietbank N.V., acting through its New York Branch, as
                  Liquidity Provider
   4.13**         Intercreditor Agreement, dated as of          , 1997 among
                  Fleet National Bank, as Trustee under the America West
                  Airlines Pass Through Trust 1997-1A, America West Airlines
                  Pass Through Trust 1997-1B, America West Airlines Pass
                  Through Trust 1997-1C, America West Airlines Pass Through
                  Trust 1997-1D Kredietbank N.V., acting through its New York
                  Branch, as Class A Liquidity Provider, Class B Liquidity
                  Provider and Class C Liquidity Provider, and Fleet National
                  Bank, as Subordination Agent
   4.14***        Form of Refunding Agreement [GPA 1989 BN-8], dated as of
                           , 1997, among America West Airlines, Inc., as
                  Lessee, GPA Leasing USA Sub I, Inc., as Original Head
                  Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
                  Company, as Owner Trustee, Fleet National Bank, as Pass
                  Through Trustee under each of the Pass Through Trust
                  Agreements, the Owner Participant, Fleet National Bank, as
                  Subordination Agent, and The Chase Manhattan Bank, as
                  Indenture Trustee
   4.15**         Form of Refunding Agreement [GPA 1989 BN-11], dated as of
                           , 1997, among America West Airlines, Inc., as
                  Lessee, GPA Leasing USA Sub I, Inc., as Original Head
                  Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
                  Company, as Owner Trustee, Fleet National Bank, as Pass
                  Through Trustee under each of the Pass Through Trust
                  Agreements, the Owner Participant, Fleet National Bank, as
                  Subordination Agent, and The Chase Manhattan Bank, as
                  Indenture Trustee
   4.16***        Form of Amended and Restated Aircraft Lease Agreement [GPA
                  1989 BN-8], dated as of December 18, 1989, Amended and
                  Restated as of   , 1997, between Wilmington Trust Company
                  and America West Airlines, Inc.
   4.17**         Form of Amended and Restated Aircraft Lease Agreement [GPA
                  1989 BN-11], dated as of December 19, 1989, Amended and
                  Restated as of   , 1997, between Wilmington Trust Company
                  and America West Airlines, Inc.
   4.18***        Form of First Amended and Restated Trust Indenture and
                  Security Agreement [GPA 1989 BN-8], dated as of          ,
                  1997 between Wilmington Trust Company, as Owner Trustee, and
                  The Chase Manhattan Bank, as Indenture Trustee
   4.19**         Form of First Amended and Restated Trust Indenture and
                  Security Agreement [GPA 1989 BN-11], dated as of          ,
                  1997 between Wilmington Trust Company, as Owner Trustee, and
                  The Chase Manhattan Bank, as Indenture Trustee
   4.20**         Form of Series A Equipment Note, dated          , 1997
                  issued by Wilmington Trust Company, as Owner Trustee,
                  payable to the Pass Through Trustee (included in each of
                  Exhibits 4.18 and 4.19)
   4.21**         Form of Series B Equipment Note, dated          , 1997
                  issued by Wilmington Trust Company, as Owner Trustee,
                  payable to the Pass Through Trustee (included in each of
                  Exhibits 4.18 and 4.19)
   4.22**         Form of Series C Equipment Note, dated          , 1997
                  issued by Wilmington Trust Company, as Owner Trustee,
                  payable to the Pass Through Trustee (included in each of
                  Exhibits 4.18 and 4.19)
   4.23**         Form of Series D Equipment Note, dated          , 1997
                  issued by Wilmington Trust Company, as Owner Trustee,
                  payable to the Pass Through Trustee (included in each of
                  Exhibits 4.18 and 4.19)
   5.1**          Opinion of Andrews & Kurth L.L.P., counsel for America West
                  Airlines, Inc., relating to legality of the Certificates

   8.1**    Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines, Inc., regarding tax matters relating to the Certificates
   8.2**    Opinion of Shipman & Goodwin LLP, counsel to Fleet National Bank, regarding tax matters relating to the Certificates
  12.1**    Computation of Ratio of Earnings to Fixed Charges
  23.1*     Consent of KPMG Peat Marwick LLP (included at page S-1)
  23.2**    Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1 and 8.1)
  23.3**    Consent of Shipman & Goodwin LLP (included as part of Exhibit 8.2)
  23.4*     Consent of Aircraft Information Services, Inc.
  23.5*     Consent of BK Associates, Inc.
  23.6*     Consent of Morten Beyer and Associates
  24.1*     Power of Attorney (included on pages II-6 and II-7)
  25.1**    Form T-1 Statement of Eligibility of Fleet National Bank

---------------

*   Filed herewith.

**  To be filed by amendment.

*** To be filed by amendment. With respect to such Exhibits, separate agreements have been entered into with respect to each Aircraft. Except for differences in designations, dollar amounts, interest rates, percentages, final distribution dates, aircraft registration numbers, manufacturer's serial numbers for aircraft and engines and the like, as applicable, there are no material details in which any such agreement not filed herewith differ from the corresponding Exhibit for the forms of such documents.

  (b) FINANCIAL STATEMENT SCHEDULE

     The following financial statement schedule is filed as part of this Registration Statement, but not included in the Prospectus.

                          SCHEDULE                            PAGE
                          --------                            ----
Independent Auditors' Report on Schedule and Consent........  S-1
Schedule II -- Valuation and Qualifying Accounts............  S-2

     All other schedules for which provision is made in Regulation S-X of the Commission are not required under the related instructions or are inapplicable or the required information is included in the financial statements or notes thereto and, therefore, have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) AWA hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of AWA's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of AWA pursuant to the foregoing provisions, or otherwise, AWA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AWA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) AWA hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registrations statement in reliance upon Rule 430A and contained in a form of prospectus filed by AWA pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registrations statement as of the time it was declared effective and (2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on May 16, 1997.

                                            AMERICA WEST AIRLINES, INC.

                                            By     /s/ WILLIAM A. FRANKE

                                             -----------------------------------
                                             William A. Franke, Chairman of the
                                                             Board

     We, the undersigned, directors and officers of America West Airlines, Inc., do hereby severally constitute and appoint William A. Franke, W. Douglas Parker and Stephen L. Johnson and each or any of them, our true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                    DATE
                      ---------                                       -----                    ----
                /s/ WILLIAM A. FRANKE                    Chairman of the Board               May 16, 1997
-----------------------------------------------------
                  William A. Franke

              /s/ RICHARD R. GOODMANSON                  President, Chief Executive          May 16, 1997
-----------------------------------------------------    Officer and Director (Principal
                Richard R. Goodmanson                    Executive Officer)

                /s/ W. DOUGLAS PARKER                    Senior Vice President and Chief     May 16, 1997
-----------------------------------------------------    Financial Officer, (Principal
                  W. Douglas Parker                      Financial Officer)

               /s/ MICHAEL R. CARREON                    Vice President and Controller       May 16, 1997
-----------------------------------------------------    (Principal Accounting Officer)
                 Michael R. Carreon

                /s/ JULIA CHANG BLOCH                    Director                            May 16, 1997
-----------------------------------------------------
                  Julia Chang Bloch

              /s/ STEPHEN F. BOLLENBACH                  Director                          April 28, 1997
-----------------------------------------------------
                Stephen F. Bollenbach

            /s/ FREDERICK W. BRADLEY, JR.                Director                            May 16, 1997
-----------------------------------------------------
              Frederick W. Bradley, Jr.

                 /s/ JAMES G. COULTER                   Director                                     May 16, 1997
------------------------------------------------------
                   James G. Coulter

                  /s/ JOHN F. FRASER                    Director                                     May 16, 1997
------------------------------------------------------
                    John F. Fraser

                 /s/ JOHN L. GOOLSBY                    Director                                   April 29, 1997
------------------------------------------------------
                   John L. Goolsby

                /s/ RICHARD C. KRAEMER                  Director                                   April 28, 1997
------------------------------------------------------
                  Richard C. Kraemer

                /s/ JOHN R. POWER, JR.                  Director                                   April 29, 1997
------------------------------------------------------
                  John R. Power, Jr.

                 /s/ LARRY L. RISLEY                    Director                                     May 16, 1997
------------------------------------------------------
                   Larry L. Risley

                  /s/ FRANK B. RYAN                     Director                                   April 29, 1997
------------------------------------------------------
                    Frank B. Ryan

               /s/ RICHARD P. SCHIFTER                  Director                                   April 28, 1997
------------------------------------------------------
                 Richard P. Schifter

                 /s/ JOHN F. TIERNEY                    Director                                   April 30, 1997
------------------------------------------------------
                   John F. Tierney

                /s/ RAYMOND S. TROUBH                   Director                                     May 16, 1997
------------------------------------------------------
                  Raymond S. Troubh

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors and Stockholder
America West Airlines, Inc.:

     The audits referred to in our report dated February 28, 1997, included the related financial statement schedule for the years ended December 31, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 through August 25, 1994 included herein. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to the use of our reports included herein and included in the December 31, 1996 annual report on Form 10-K incorporated herein by reference and to the reference to our Firm under the headings "Selected Financial and Operating Data" and "Experts" in the Prospectus.

     The audit report on the financial statements of America West Airlines, Inc. referred to above contains an explanatory paragraph that states that as discussed in Note 13 to the financial statements, on August 25, 1994, America West Airlines, Inc. emerged from bankruptcy. The financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis of accounting than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                            /s/  KPMG Peat Marwick LLP

Phoenix, Arizona
May 15, 1997

                          AMERICA WEST AIRLINES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995,
             THE PERIOD AUGUST 26, 1994 THROUGH DECEMBER 31, 1994, AND THE PERIOD JANUARY 1, 1994 THROUGH AUGUST 25, 1994
                                 (IN THOUSANDS)

                                                    BALANCE AT                                BALANCE
                                                    BEGINNING                                 AT END
                   DESCRIPTION                      OF PERIOD     ADDITIONS    DEDUCTIONS    OF PERIOD
                   -----------                      ----------    ---------    ----------    ---------
Allowance for doubtful receivables:
  Year ended December 31, 1996....................    $2,515       $2,950        $2,374       $3,091
                                                      ======       ======        ======       ======
  Year ended December 31, 1995....................    $3,531       $2,600        $3,616       $2,515
                                                      ======       ======        ======       ======
  Period August 26, 1994 to December 31, 1994.....    $2,833       $1,074        $  376       $3,531
                                                      ======       ======        ======       ======
  Period January 1, 1994 to August 25, 1994.......    $3,030       $4,742        $4,939       $2,833
                                                      ======       ======        ======       ======

Reserve for obsolescence:
  Year ended December 31, 1996....................    $2,115       $1,523        $1,925       $1,713
                                                      ======       ======        ======       ======
  Year ended December 31, 1995....................    $  483       $1,664        $   32       $2,115
                                                      ======       ======        ======       ======
  Period August 26, 1994 to December 31, 1994.....    $   --       $  483        $   --       $  483
                                                      ======       ======        ======       ======
  Period January 1, 1994 to August 25, 1994.......    $7,231       $  794        $8,025(a)    $   --
                                                      ======       ======        ======       ======

---------------
(a) Includes fresh start adjustment of approximately $7.9 million.

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER
---------------
   1.1**          Underwriting Agreement
   4.1**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1A (included in Exhibit 4.6)
   4.2**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1B (included in Exhibit 4.7)
   4.3**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1C (included in Exhibit 4.8)
   4.4**          Form of America West Airlines Pass Through Certificates,
                  Series 1997-1D (included in Exhibit 4.9)
   4.5**          Pass Through Trust Agreement, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.6**          Trust Supplement No. 1997-1A, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.7**          Trust Supplement No. 1997-1B, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.8**          Trust Supplement No. 1997-1C, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.9**          Trust Supplement No. 1997-1D, dated as of          , 1997
                  between America West Airlines, Inc. and Fleet National Bank, as Trustee
   4.10**         Irrevocable Revolving Credit Agreement Class A Certificates,
                  dated as of          , 1997 between Fleet National Bank, as
                  Subordination Agent, as agent and trustee for the America
                  West Airlines Pass Through Trust 1997-1A, as Borrower, and
                  Kredietbank N.V., acting through its New York Branch, as
                  Liquidity Provider
   4.11**         Irrevocable Revolving Credit Agreement Class B Certificates,
                  dated as of          , 1997 between Fleet National Bank, as
                  Subordination Agent, as agent and trustee for the America
                  West Airlines Pass Through Trust 1997-1B, as Borrower, and
                  Kredietbank N.V., acting through its New York Branch, as
                  Liquidity Provider
   4.12**         Irrevocable Revolving Credit Agreement Class C Certificates,
                  dated as of          , 1997 between Fleet National Bank, as
                  Subordination Agent, as agent and trustee for the America
                  West Airlines Pass Through Trust 1997-1C, as Borrower, and
                  Kredietbank N.V., acting through its New York Branch, as
                  Liquidity Provider
   4.13**         Intercreditor Agreement, dated as of          , 1997 among
                  Fleet National Bank, as Trustee under the America West
                  Airlines Pass Through Trust 1997-1A, America West Airlines
                  Pass Through Trust 1997-1B, America West Airlines Pass
                  Through Trust 1997-1C, America West Airlines Pass Through
                  Trust 1997-1D Kredietbank N.V., acting through its New York
                  Branch, as Class A Liquidity Provider, Class B Liquidity
                  Provider and Class C Liquidity Provider, and Fleet National
                  Bank, as Subordination Agent
   4.14***        Form of Refunding Agreement [GPA 1989 BN-8], dated as of
                           , 1997, among America West Airlines, Inc., as
                  Lessee, GPA Leasing USA Sub I, Inc., as Original Head
                  Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
                  Company, as Owner Trustee, Fleet National Bank, as Pass
                  Through Trustee under each of the Pass Through Trust
                  Agreements, the Owner Participant, Fleet National Bank, as
                  Subordination Agent, and The Chase Manhattan Bank, as
                  Indenture Trustee
   4.15**         Form of Refunding Agreement [GPA 1989 BN-11], dated as of
                           , 1997, among America West Airlines, Inc., as
                  Lessee, GPA Leasing USA Sub I, Inc., as Original Head
                  Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
                  Company, as Owner Trustee, Fleet National Bank, as Pass
                  Through Trustee under each of the Pass Through Trust
                  Agreements, the Owner Participant, Fleet National Bank, as
                  Subordination Agent, and The Chase Manhattan Bank, as
                  Indenture Trustee

   4.16***  Form of Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-8], dated as of December 18, 1989,
            Amended and Restated as of   , 1997, between Wilmington Trust Company and America West Airlines, Inc.
   4.17**   Form of Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-11], dated as of December 19,
            1989, Amended and Restated as of   , 1997, between Wilmington Trust Company and America West
            Airlines, Inc.
   4.18***  Form of First Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-8], dated as
            of          , 1997 between Wilmington Trust Company, as Owner Trustee, and The Chase Manhattan Bank,
            as Indenture Trustee
   4.19**   Form of First Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-11], dated as
            of          , 1997 between Wilmington Trust Company, as Owner Trustee, and The Chase Manhattan Bank,
            as Indenture Trustee
   4.20**   Form of Series A Equipment Note, dated          , 1997 issued by Wilmington Trust Company, as Owner
            Trustee, payable to the Pass Through Trustee (included in each of Exhibits 4.18 and 4.19)
   4.21**   Form of Series B Equipment Note, dated          , 1997 issued by Wilmington Trust Company, as Owner
            Trustee, payable to the Pass Through Trustee (included in each of Exhibits 4.18 and 4.19)
   4.22**   Form of Series C Equipment Note, dated          , 1997 issued by Wilmington Trust Company, as Owner
            Trustee, payable to the Pass Through Trustee (included in each of Exhibits 4.18 and 4.19)
   4.23**   Form of Series D Equipment Note, dated          , 1997 issued by Wilmington Trust Company, as Owner
            Trustee, payable to the Pass Through Trustee (included in each of Exhibits 4.18 and 4.19)
   5.1**    Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines, Inc., relating to legality of the Certificates
   8.1**    Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines, Inc., regarding tax matters relating to the Certificates
   8.2**    Opinion of Shipman & Goodwin LLP, counsel to Fleet National Bank, regarding tax matters relating to the Certificates
  12.1**    Computation of Ratio of Earnings to Fixed Charges
  23.1*     Consent of KPMG Peat Marwick LLP (included at page S-1)
  23.2**    Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1 and 8.1)
  23.3**    Consent of Shipman & Goodwin LLP (included as part of Exhibit 8.2)
  23.4*     Consent of Aircraft Information Services, Inc.
  23.5*     Consent of BK Associates, Inc.
  23.6*     Consent of Morten Beyer and Associates
  24.1*     Power of Attorney (included on pages II-6 and II-7)
  25.1**    Form T-1 Statement of Eligibility of Fleet National Bank

---------------

*   Filed herewith.

**  To be filed by amendment.

*** To be filed by amendment. With respect to such Exhibits, separate agreements have been entered into with respect to each Aircraft. Except for differences in designations, dollar amounts, interest rates, percentages, final distribution dates, aircraft registration numbers, manufacturer's serial numbers for aircraft and engines and the like, as applicable, there are no material details in which any such agreement not filed herewith differ from the corresponding Exhibit for the forms of such documents.